Exhibit 10.41(a)

EXECUTION COPY

AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC,

as Issuer

AVIS BUDGET CAR RENTAL, LLC,

as Administrator

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Administrative Agent

CERTAIN CP CONDUIT PURCHASERS,

CERTAIN FUNDING AGENTS,

CERTAIN APA BANKS

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and Series 2009-3 Agent

SERIES 2009-3 SUPPLEMENT

dated as of November 5, 2009

to

SECOND AMENDED AND RESTATED BASE INDENTURE

dated as of June 3, 2004

SERIES 2009-3 SUPPLEMENT, dated as of November 5, 2009 (this “Supplement”), among AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC, a special purpose limited liability company established under the laws of Delaware (“ABRCF”), AVIS BUDGET CAR RENTAL, LLC, a limited liability company established under the laws of Delaware (“ABCR”), as administrator (the “Administrator”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), in its capacity as administrative agent for the CP Conduit Purchasers, the APA Banks and the Funding Agents (the “Administrative Agent”), the several commercial paper conduits listed on Schedule I and their respective permitted successors and assigns (the “CP Conduit Purchasers”; each, individually, a “CP Conduit Purchaser”), the several banks set forth opposite the name of each CP Conduit Purchaser on Schedule I and the other banks parties hereto pursuant to Section 11.1 (each an “APA Bank” with respect to such CP Conduit Purchaser), the agent bank set forth opposite the name of each CP Conduit Purchaser on Schedule I and its permitted successors and assigns (the “Funding Agent” with respect to such CP Conduit Purchaser) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor in interest to The Bank of New York), a national banking association, as trustee (in such capacity, the “Trustee”) and as agent for the benefit of the Series 2009-3 Noteholders (in such capacity, the “Series 2009-3 Agent”), to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between ABRCF and the Trustee (as amended, modified or supplemented from time to time, exclusive of Supplements creating a new Series of Notes, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that ABRCF and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes;

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement and such Series of Notes shall be designated generally as Variable Funding Rental Car Asset Backed Notes, Series 2009-3.

The proceeds from the sale of the Series 2009-3 Notes shall be deposited in the Collection Account and shall be paid to ABRCF and used to make Loans under the Loan Agreements to the extent that the Borrowers have requested Loans thereunder and Eligible Vehicles are available for acquisition or refinancing thereunder on the date hereof. Any such portion of proceeds not so used to make Loans shall be deemed to be Principal Collections.

The Series 2009-3 Notes are a non-Segregated Series of Notes (as more fully described in the Base Indenture). Accordingly, all references in this Supplement to “all” Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to “all” Series of Notes) shall refer to all Series of Notes other than Segregated Series of Notes.

ARTICLE I

DEFINITIONS

(a) All capitalized terms not otherwise defined herein are defined in the Definitions List attached to the Base Indenture as Schedule I thereto. All Article, Section, Subsection, Exhibit or Schedule references herein shall refer to Articles, Sections, Subsections, Exhibits or Schedules of this Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2009-3 Notes and not to any other Series of Notes issued by ABRCF. In the event that a term used herein shall be defined both herein and in the Base Indenture, the definition of such term herein shall govern.

(b) The following words and phrases shall have the following meanings with respect to the Series 2009-3 Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“ABCR” is defined in the recitals hereto.

“ABG” means Avis Budget Group, Inc.

“ABRCF” is defined in the recitals hereto.

“Acquiring APA Bank” is defined in Section 11.1(c).

“Acquiring Purchaser Group” is defined in Section 11.1(e).

“Additional CP Conduit Purchaser” is defined in Section 2.6(e).

“Additional Funding Agent” is defined in Section 2.6(e).

“Adjusted LIBO Rate” means, with respect to each day during each Eurodollar Period, pertaining to a portion of the Purchaser Group Invested Amount with respect to any Purchaser Group allocated to a Eurodollar Tranche, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the LIBO Rate for such Eurodollar Period multiplied by the Statutory Reserve Rate.

“Adjusted Net Book Value” means, as of any date of determination, with respect to each Adjusted Program Vehicle as of such date, the product of 0.965 and the Net Book Value of such Adjusted Program Vehicle as of such date.

“Administrative Agent” is defined in the recitals hereto.

“Administrator” is defined in the recitals hereto.

“Affected Party” means any CP Conduit Purchaser and any Program Support Provider with respect to such CP Conduit Purchaser.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“APA Bank” is defined in the recitals hereto.

“APA Bank Funded Amount” means, with respect to any Purchaser Group for any day, the excess, if any, of the Purchaser Group Invested Amount with respect to such Purchaser Group over the CP Conduit Funded Amount for such day.

“APA Bank Percentage” means, with respect to any APA Bank, the percentage set forth opposite the name of such APA Bank on Schedule I.

“Applicable Margin” is defined in the Fee Letter.

“ARAC” means Avis Rent A Car System, LLC.

“Article VII Costs” means any amounts due pursuant to Article VII and any interest accrued on such amounts pursuant to Section 3.4.

“Asset Purchase Agreement” means, with respect to any CP Conduit Purchaser, the asset purchase agreement, liquidity agreement or other agreement among such CP Conduit Purchaser, the Funding Agent with respect to such CP Conduit Purchaser and the APA Bank with respect to such CP Conduit Purchaser, as amended, modified or supplemented from time to time.

“Available APA Bank Funding Amount” means, with respect to any Purchaser Group for any Business Day, the sum of (i) the portion of such Purchaser Group’s Commitment Percentage of the Series 2009-3 Initial Invested Amount not to be funded by such Purchaser Group by issuing Commercial Paper if such Business Day is the Series 2009-3 Closing Date, (ii) the portion of the APA Bank Funded Amount with respect to such Purchaser Group not allocated to a Eurodollar Tranche on such Business Day, (iii) the portion of the APA Bank Funded Amount with respect to such Purchaser Group allocated to any Eurodollar Tranche the Eurodollar Period in respect of which expires on such Business Day and (iv) the portion of such Purchaser Group’s Purchaser Group Increase Amount for such Business Day not to be funded by such Purchaser Group by issuing Commercial Paper.

“Available CP Funding Amount” means, with respect to any Purchaser Group for any Business Day, the sum of (i) the portion of such Purchaser Group’s Commitment Percentage of the Series 2009-3 Initial Invested Amount to be funded by such Purchaser Group by issuing Commercial Paper if such Business Day is the Series 2009-3 Closing Date, (ii) the portion of the CP Conduit Funded Amount with respect to such Purchaser Group allocated to any CP Tranche, the CP Rate Period in respect of which expires on such Business Day and (iii) the portion of such

Purchaser Group’s Purchaser Group Increase Amount for such Business Day to be funded by such Purchaser Group by issuing Commercial Paper.

“Bank Accounts” is defined in Section 11.16(f).

“Benefited Purchaser Group” is defined in Section 11.3(a).

“Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“BRAC” means Budget Rent A Car System, Inc.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

“Canadian Agent” means the administrative agent under the Canadian Variable Funding Note Facility, as specified therein, and its successors and assigns thereunder.

“Canadian Commitment” means, with respect to any APA Bank, the obligation of such APA Bank to make advances to the Canadian Issuer under the Canadian Variable Funding Note Facility in an aggregate principal amount outstanding not to exceed the amount set forth opposite such APA Bank’s name on any schedule or addendum thereto, as such amount may be modified from time to time in accordance with the provisions of the Canadian Variable Funding Note Facility.

“Canadian Issuer” means the issuer under the Canadian Variable Funding Note Facility, as specified therein.

“Canadian Variable Funding Note Facility” means a Series Supplement (as defined in Exhibit J hereto) to be entered into by, among others, the Canadian Issuer and the APA Banks, in connection with the issuance by the Canadian Issuer of a Series (as defined in Exhibit J hereto) of variable funding Notes (as defined in Exhibit J hereto), pursuant to which the APA Banks will commit to purchase such variable funding Notes and make advances thereunder to the Canadian Issuer, in accordance with the terms set forth in the term sheet attached as Exhibit J hereto, evidenced by and subject to the completion of documentation in form and substance satisfactory to each of the APA Banks.

“Certificate of Lease Deficit Demand” means a certificate substantially in the form of Annex A to any Series 2009-3 Letter of Credit.

“Certificate of Termination Date Demand” means a certificate substantially in the form of Annex D to any Series 2009-3 Letter of Credit.

“Certificate of Termination Demand” means a certificate substantially in the form of Annex C to any Series 2009-3 Letter of Credit.

“Certificate of Unpaid Demand Note Demand” means a certificate substantially in the form of Annex B to any Series 2009-3 Letter of Credit.

“Change in Control” means (a) ABG shall at any time cease to own or control, directly or indirectly, greater than 50% of the Voting Stock of ABCR, ARAC or BRAC or (b) either ABRCF or AESOP Leasing is no longer indirectly wholly-owned by ABCR.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2009-3 Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2009-3 Closing Date.

“Claim” is defined in Section 2.8.

“Commercial Paper” means, with respect to any CP Conduit Purchaser, the promissory notes issued by, or for the benefit of, such CP Conduit Purchaser in the commercial paper market.

“Commitment” means, with respect to the APA Banks included in any Purchaser Group, the obligation of such APA Banks to purchase a Series 2009-3 Note on the Series 2009-3 Closing Date and, thereafter, to maintain and, subject to certain conditions, increase the Purchaser Group Invested Amount with respect to such Purchaser Group, in each case, in an amount up to the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group.

“Commitment Amount” means, with respect to the APA Banks included in any Purchaser Group, an amount equal to 102% of the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group.

“Commitment Fee” is defined in Section 2.7(e).

“Commitment Fee Rate” is defined in the Fee Letter.

“Commitment Percentage” means, on any date of determination, with respect to any Purchaser Group, the ratio, expressed as a percentage, which such Purchaser Group’s Maximum Purchaser Group Invested Amount bears to the Series 2009-3 Maximum Invested Amount on such date.

“Company indemnified person” is defined in Section 2.8.

“Conduit Assignee” means, with respect to any CP Conduit Purchaser, any commercial paper conduit administered by the Funding Agent with respect to such CP Conduit Purchaser and designated by such Funding Agent to accept an assignment from such CP Conduit Purchaser of the Purchaser Group Invested Amount or a portion thereof with respect to such CP Conduit Purchaser pursuant to Section 11.1(b).

“Confirmation Condition” means, with respect to any Bankrupt Manufacturer which is a debtor in Chapter 11 Proceedings, a condition that shall be satisfied upon the bankruptcy court having competent jurisdiction over such Chapter 11 Proceedings issuing an order that remains in effect approving (i) the assumption of such Bankrupt Manufacturer’s Manufacturer Program (and the related Assignment Agreements) by such Bankrupt Manufacturer or the trustee in bankruptcy of such Bankrupt Manufacturer under Section 365 of the Bankruptcy Code and at the time of such assumption, the payment of all amounts due and payable by such Bankrupt Manufacturer under such Manufacturer Program and the curing of all other defaults by the Bankrupt Manufacturer thereunder or (ii) the execution, delivery and performance by such Bankrupt Manufacturer of a new post-petition Manufacturer Program (and the related assignment agreements) on the same terms and covering the same Vehicles as such Bankrupt Manufacturer’s Manufacturer Program (and the related Assignment Agreements) in effect on the date such Bankrupt Manufacturer became subject to such Chapter 11 Proceedings and, at the time of the execution and delivery of such new post-petition Manufacturer Program, the payment of all amounts due and payable by such Bankrupt Manufacturer under such Manufacturer Program and the curing of all other defaults by the Bankrupt Manufacturer thereunder; provided that notwithstanding the foregoing, the Confirmation Condition shall be deemed satisfied until the 90th calendar day following the initial filing in respect of such Chapter 11 Proceedings.

“Consent” is defined in Article V.

“Consent Period Expiration Date” is defined in Article V.

“Consolidated EBITDA” has the meaning set forth in the Credit Agreement.

“Consolidated Leverage Ratio” has the meaning set forth in the Credit Agreement.

“CP Conduit Funded Amount” means, with respect to any Purchaser Group for any day, the portion of the Purchaser Group Invested Amount with respect to such Purchaser Group funded by such Purchaser Group through the issuance of Commercial Paper outstanding on such day.

“CP Conduit Purchaser” is defined in the recitals hereto.

“CP Rate Period” means, with respect to any CP Tranche, a period of days not to exceed 270 days commencing on a Business Day selected in accordance with Section 2.7(b); provided that (x) if a CP Rate Period would end on a day that is not a Business Day, such CP Rate Period shall end on the next succeeding Business Day and (y) during the Series 2009-3 Amortization Period, each CP Rate Period shall end on or prior to the next succeeding Distribution Date.

“CP Tranche” means, with respect to a Match Funding CP Conduit Purchaser, a portion of the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser for which the Monthly Funding Costs with respect to such Match Funding CP Conduit Purchaser is calculated by reference to a particular Discount and a particular CP Rate Period.

“Credit Agreement” means the Credit Agreement, dated as of April 19, 2006, among Avis Budget Holdings, LLC, as Borrower, ABCR, as Borrower, the subsidiary borrowers referred to therein, the several lenders referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, each of Bank of America, N.A., Calyon New York Branch and Citicorp USA, Inc., as Documentation Agents and Wachovia Bank, National Association, as Co-Documentation Agent, as amended by the First Amendment thereto dated as of December 23, 2008 but without giving effect to any further amendment thereto made subsequent to the Effective Date unless such amendment has been approved in writing by the Requisite Noteholders.

“DBNY” is defined in the recitals hereto.

“Decrease” is defined in Section 2.5(a).

“Demand Note Issuer” means each issuer of a Series 2009-3 Demand Note.

“Demand Note Preference Payment Amount” means, as of any day, (i) the aggregate amount of all proceeds of demands made on the Series 2009-3 Demand Notes pursuant to Section 3.5(c)(iii) or 3.5(d)(ii) that were deposited into the Series 2009-3 Distribution Account and paid to the Series 2009-3 Noteholders during the one-year period ending on such day; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to a Demand Note Issuer shall have occurred during such one-year period, the Demand Note Preference Payment Amount as of such day shall equal the Demand Note Preference Payment Amount as if it were calculated as of the date of such occurrence minus (ii) the aggregate amount withdrawn from the Series 2009-3 Reserve Account or the Series 2009-3 Cash Collateral Account and paid to a Funding Agent pursuant to Section 3.7(e) on account of a Preference Amount.

“Designated Amounts” is defined in Article V.

“Disbursement” means any Lease Deficit Disbursement, any Unpaid Demand Note Disbursement, any Termination Date Disbursement or any Termination Disbursement under a Series 2009-3 Letter of Credit, or any combination thereof, as the context may require.

“Discount” means, (a) with respect to any Match Funding CP Conduit Purchaser, the interest or discount component of the Commercial Paper issued by such Match Funding CP Conduit Purchaser to fund or maintain the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser, including an amount equal to the portion of the face amount of the outstanding Commercial Paper issued to fund or maintain the CP Conduit Funded Amount with respect to such CP Conduit Purchaser that corresponds to the portion of the proceeds of such Commercial Paper that was used to pay the interest or discount component of maturing Commercial Paper issued to fund or maintain such CP Conduit Funded Amount, to the extent that such CP Conduit Purchaser has not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper, and including the portion of such interest or discount component constituting dealer or placement agent commissions and (b) with respect to any Pooled Funding CP Conduit Purchaser, the amount of interest or discount to accrue on or in respect of the Commercial Paper issued by such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Conduit Funded Amount with respect to such Pooled Funding CP Conduit Purchaser (including, without limitation, any interest attributable to the commissions of placement agents and dealers in respect of such Commercial Paper and any costs associated with funding small or odd-lot amounts, to the extent that such commissions or costs are allocated, in whole or in part, to such Commercial Paper by such Funding Agent).

“Effective Date” is defined in Section 6.1.

“Eligible Assignee” means a financial institution having short-term debt ratings of at least “A-1” from Standard & Poor’s and “P-1” from Moody’s.

“Eurodollar Period” means, with respect to any Eurodollar Tranche and any Purchaser Group:

(a) initially, the period commencing on the Series 2009-3 Closing Date, the Increase Date or a conversion date, as the case may be, with respect to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Funding Agent with respect to such Purchaser Group and which in no event will be less than 7 days); and

(b) thereafter, each period commencing on the last day of the immediately preceding Eurodollar Period applicable to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Funding Agent with respect to such Purchaser Group and which in no event will be less than 7 days);

provided that all Eurodollar Periods must end on the next Distribution Date and all of the foregoing provisions relating to Eurodollar Periods are subject to the following:

(i) if any Eurodollar Period would otherwise end on a day that is not a Business Day, such Eurodollar Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month, in which event such Eurodollar Period shall end on the immediately preceding Business Day; and

(ii) any Eurodollar Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Business Day of the calendar month at the end of such Eurodollar Period.

“Eurodollar Tranche” means, with respect to any Purchaser Group, a portion of the APA Bank Funded Amount with respect to such Purchaser Group allocated to a particular Eurodollar Period and an Adjusted LIBO Rate determined by reference thereto.

“Excess Collections” is defined in Section 3.3(e)(i).

“Excluded Taxes” means, with respect to the Administrative Agent, any CP Conduit Purchaser, any APA Bank, any Funding Agent, any Program Support Provider or any other recipient of any payment to be made by or on account of any obligation of ABRCF hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or by any other Governmental Authority, in each case, as a result of a present or former connection between the United States of America or the jurisdiction of such Governmental Authority imposing such tax, as the case may be, and the Administrative Agent, such CP Conduit Purchaser, such APA Bank, such Funding Agent, such Program Support Provider or any other such recipient (except a connection arising solely from the Administrative Agent’s, such CP Conduit Purchaser’s, such APA Bank’s, such Program Support Provider’s or such recipient’s having executed, delivered or performed its obligations hereunder, receiving a payment hereunder or enforcing the Series 2009-3 Notes) and (b) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction in which ABRCF is located (except any such branch profits or similar tax imposed as a result of a connection with the United States of America or other jurisdiction as a result of a connection arising solely from the Administrative Agent’s, such CP Conduit Purchaser’s, such APA Bank’s, such Program Support Provider’s or such recipient’s having executed, delivered or performed its obligations hereunder, receiving a payment hereunder or enforcing the Series 2009-3 Notes).

“Expiry Date” means, with respect to any Purchaser Group, the earlier of (a) the Scheduled Expiry Date with respect to such Purchaser Group and (b) the date on which an Amortization Event with respect to the Series 2009-3 Notes shall have been declared or automatically occurred.

“Extending Purchaser Group” means a Purchaser Group other than a Non-Extending Purchaser Group.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the letter dated the date hereof, from ABRCF addressed to the Administrative Agent and each of the CP Conduit Purchasers, the Funding Agents and the APA Banks setting forth certain fees payable from time to time to the Purchaser Groups, as such letter may be amended or replaced from time to time.

“Finance Guide” means the Black Book Official Finance/Lease Guide.

“Floating Tranche” means, with respect to any Purchaser Group, the portion of the APA Bank Funded Amount with respect to such Purchaser Group not allocated to a Eurodollar Tranche.

“Funding Agent” is defined in the recitals hereto.

“Inclusion Date” means, with respect to any Vehicle, the date that is three months after the earlier of (i) the date such Vehicle became a Redesignated Vehicle and (ii) if the Manufacturer of such Vehicle is a Bankrupt Manufacturer, the date upon which the Event of Bankruptcy which caused such Manufacturer to become a Bankrupt Manufacturer first occurred.

“Increase” is defined in Section 2.3(a).

“Increase Amount” is defined in Section 2.3(a).

“Increase Date” is defined in Section 2.3(a).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Rate Cap Counterparty” means ABRCF’s counterparty under a Series 2009-3 Interest Rate Cap.

“Lease Deficit Disbursement” means an amount drawn under a Series 2009-3 Letter of Credit pursuant to a Certificate of Lease Deficit Demand.

“LIBO Rate” means, with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on the second London Banking Day prior to the commencement of such Eurodollar Period, as the rate for dollar deposits with a maturity comparable to the Eurodollar Period applicable to such Eurodollar Tranche.

“LOC Pro Rata Share” means, with respect to any Series 2009-3 Letter of Credit Provider as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2009-3 Letter of Credit Provider’s Series 2009-3 Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2009-3 Letters of Credit as of such date; provided that only for purposes of calculating the LOC Pro Rata Share with respect to any Series 2009-3 Letter of Credit Provider as of any date, if such Series 2009-3 Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under its Series 2009-3 Letter of Credit made prior to such date, the available amount under such Series 2009-3 Letter of Credit Provider’s Series 2009-3 Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2009-3 Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by the Lessee or the applicable Demand Note Issuer, as the case may be, for such amount (provided that the foregoing calculation shall not in any manner reduce the undersigned’s actual liability in respect of any failure to pay any demand under its Series 2009-3 Letter of Credit).

“London Banking Day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Market Value Average” means, as of any day, the percentage equivalent of a fraction, the numerator of which is the average of the Selected Fleet Market Value as of the preceding Determination Date and the two Determination Dates precedent thereto and the denominator of which is the sum of (a) the average of the aggregate Net Book Value of all Non-Program Vehicles (excluding (i) any Unaccepted Program Vehicles, (ii) any Excluded Redesignated Vehicles and (iii) any other Non-Program Vehicles that are subject to a Manufacturer Program with an Eligible Non-Program Manufacturer with respect to which no Manufacturer Event of Default has occurred and is continuing) and (b) the average of the aggregate Adjusted Net Book Value of all Adjusted Program Vehicles, in the case of each of clause (a) and (b) leased under the AESOP I Operating Lease and the Finance Lease as of the preceding Determination Date and the two Determination Dates precedent thereto.

“Match Funding CP Conduit Purchaser” means each CP Conduit Purchaser that is designated as such on Schedule I or that, after the Series 2009-3 Closing Date, notifies ABRCF and the Administrative Agent in accordance with Section 2.7(d) in writing that it is funding its CP Conduit Funded Amount with Commercial Paper issued by it, or for its benefit, in specified CP Tranches selected in accordance with Sections 2.7(b) and (c) and that, in each case, has not subsequently notified ABRCF and the Administrative Agent in writing that ABRCF will no longer be permitted to select CP Tranches in accordance with Sections 2.7(b) and (c) in respect of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser.

“Maximum Purchaser Group Invested Amount” means, with respect to any Purchaser Group, the amount set forth opposite the name of the CP Conduit Purchaser included in such Purchaser Group on Schedule I, as such amount may be increased or reduced from time to time as provided in Section 2.6. The Maximum Purchaser Group Invested Amount with respect to each Non-Extending Purchaser Group shall be reduced to zero on the Scheduled Expiry Date with respect to such Purchaser Group.

“Monthly Funding Costs” means, with respect to each Series 2009-3 Interest Period and any Purchaser Group, the sum of:

(a) for each day during such Series 2009-3 Interest Period, (i) with respect to a Match Funding CP Conduit Purchaser, the aggregate amount of Discount accruing on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser on such day or (ii) with respect to a Pooled Funding CP Conduit Purchaser, the aggregate amount of Discount accruing on or otherwise in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Conduit Funded Amount with respect to such Pooled Funding CP Conduit Purchaser; plus

(b) for each day during such Series 2009-3 Interest Period, the sum of:

(i) the product of (A) the portion of the APA Bank Funded Amount with respect to such Purchaser Group allocated to the Floating Tranche with respect to such Purchaser Group on such day times (B) (x) on each day on which the rating assigned by Moody’s to the Series 2009-3 Notes is higher than “Ba1”, the Alternate Base Rate plus the Applicable Margin on such day or (y) on each day on which the rating assigned by Moody’s to the Series 2009-3 Notes is “Ba1” or lower, the Adjusted LIBO Rate that would apply if such portion had been allocated on such day to a Eurodollar Tranche ending on the next Distribution Date pursuant to Section 2.7(b) (without giving effect to Section 2.7(c)) plus the Applicable Margin on such day divided by (C) 365 (or 366, as the case may be) plus

(ii) the product of (A) the portion of the APA Bank Funded Amount with respect to such Purchaser Group allocated to Eurodollar Tranches with respect to such Purchaser Group on such day times (B) the weighted average Adjusted LIBO Rate with respect to such Eurodollar Tranches plus the Applicable Margin on such day in effect with respect thereto divided by (C) 360; plus

(c) for each day during such Series 2009-3 Interest Period, the product of (A) the CP Conduit Funded Amount with respect to such Purchaser Group on such day times (B) the Program Fee Rate on such day divided by (C) 360.

“Monthly Total Principal Allocation” means for any Related Month the sum of all Series 2009-3 Principal Allocations with respect to such Related Month.

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Excluded Manufacturer Receivable Specified Percentage” means, as of any date of determination, with respect to each Moody’s Non-Investment Grade Manufacturer as of such date, the percentage (not to exceed 100%) most recently specified in writing by Moody’s to ABRCF and the Trustee and consented to by the Requisite Noteholders with respect to such Moody’s Non-Investment Grade Manufacturer; provided, however, that as of the Effective Date the Moody’s Excluded Manufacturer Receivable Specified Percentage for each Moody’s Non-Investment Grade Manufacturer shall be 100%; provided further that the initial Moody’s

Excluded Manufacturer Receivable Specified Percentage with respect to any Manufacturer that becomes a Moody’s Non-Investment Grade Manufacturer after the Effective Date shall be 100%.

“Moody’s Excluded Receivable Amount” means, as of any date of determination, the sum of the following amounts with respect to each Moody’s Non-Investment Grade Manufacturer as of such date: the product of (i) to the extent such amounts are included in the calculation of AESOP I Operating Lease Loan Agreement Borrowing Base as of such date, all amounts receivable, as of such date, by AESOP Leasing or the Intermediary from such Moody’s Non-Investment Grade Manufacturer and (ii) the Moody’s Excluded Manufacturer Receivable Specified Percentage for such Moody’s Non-Investment Grade Manufacturer as of such date.

“Moody’s Non-Investment Grade Manufacturer” means, as of any date of determination, any Manufacturer that (i) is not a Bankrupt Manufacturer and (ii) does not have a long-term senior unsecured debt rating of at least “Baa3” from Moody’s; provided that any Manufacturer whose long-term senior unsecured debt rating is downgraded from at least “Baa3” to below “Baa3” by Moody’s after the Effective Date shall not be deemed a Moody’s Non-Investment Grade Manufacturer until the thirtieth (30th) calendar day following such downgrade.

“Non-Extending Purchaser Group” means any Purchaser Group who shall not have agreed to an extension of its Scheduled Expiry Date pursuant to Section 2.6(b).

“Optional Termination Date” is defined in Section 2.5(b).

“Optional Termination Notice” is defined in Section 2.5(b).

“Other Taxes” means any and all current or future stamp or documentary taxes or other excise or property taxes, charges or similar levies arising from any payment made under this Supplement, the Base Indenture, or any Related Documents or from the execution, delivery or enforcement of, or otherwise with respect to, this Supplement, the Base Indenture or any Related Document.

“Outstanding” means, with respect to the Series 2009-3 Notes, the Series 2009-3 Invested Amount shall not have been reduced to zero and all accrued interest and other amounts owing on the Series 2009-3 Notes and to the Administrative Agent, the Funding Agents, the CP Conduit Purchasers and the APA Banks hereunder shall not have been paid in full.

“Participants” is defined in Section 11.1(d).

“Past Due Rent Payment” is defined in Section 3.2(f).

“Permitted Investments” means negotiable instruments or securities maturing on or before the Distribution Date next occurring after the investment therein, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1” or higher by Standard & Poor’s and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor’s of “A-1+”, in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor’s not lower than “AA”, in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Standard & Poor’s of “A-1+” and a rating from Moody’s of “P-1”; (iv) bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above; (v) investments in money market funds (x) rated “AAm” by Standard & Poor’s or otherwise approved in writing by Standard & Poor’s and (y) rated “Aaa” by Moody’s or otherwise approved in writing by Moody’s; (vi) Eurodollar time deposits having a credit rating from Standard & Poor’s of “A-1+” and a credit rating from Moody’s of at least “A3” or “P-1”; (vii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by Standard & Poor’s and “P-1” by Moody’s or which otherwise is approved as to collateralization by the Rating Agencies; and (viii) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any rating with respect to the Series 2009-3 Notes and, so long as Standard & Poor’s rates the Commercial Paper issued by any CP Conduit Purchaser, Standard & Poor’s confirms in writing that the investment in such instruments or securities will not adversely affect any rating of the Commercial Paper issued by any CP Conduit Purchaser whose Commercial Paper is rated by Standard & Poor’s at such time.

“Pooled Funding CP Conduit Purchaser” means each CP Conduit Purchaser that is not a Match Funding CP Conduit Purchaser.

“Preference Amount” means any amount previously distributed to a member or members of a Purchaser Group on or relating to a Series 2009-3 Note that is recoverable or that has been recovered as a voidable preference by the trustee in a bankruptcy proceeding of a Demand Note Issuer pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

“Pre-Preference Period Demand Note Payments” means, as of any date of determination, the aggregate amount of all proceeds of demands made on the Series 2009-3 Demand Notes included in the Series 2009-3 Demand Note Payment Amount as of the Series 2009-3 Letter of Credit Termination Date that were paid by the Demand Note Issuers more than one year before such date of determination; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to a Demand Note Issuer occurs during such one-year period, (x) the Pre-Preference Period Demand Note Payments as of any date during the period from and including the date of the occurrence of such Event of Bankruptcy to and including the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings shall equal the Pre-Preference Period Demand Note Payments as of the date of such occurrence and (y) the Pre-Preference Period Demand Note Payments as of any date after the conclusion or dismissal of such proceedings shall equal the Series 2009-3 Demand Note Payment Amount as of the date of the conclusion or dismissal of such proceedings.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Deutsche Bank AG, New York Branch as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (i) the Series 2009-3 Invested Amount on such date (after giving effect to the distribution of the Monthly Total Principal Allocation for the Related Month if such date is a Distribution Date) over (ii) the Series 2009-3 AESOP I Operating Lease Loan Agreement Borrowing Base on such date.

“Pro Rata Share” means, with respect to any Purchaser Group, on any date, the ratio, expressed as a percentage, which the Purchaser Group Invested Amount with respect to such Purchaser Group bears to the Series 2009-3 Invested Amount on such date.

“Program Fee Rate” is defined in the Fee Letter.

“Program Support Provider” means, with respect to any CP Conduit Purchaser, the APA Bank with respect to such CP Conduit Purchaser and any other or additional Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such CP Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such CP Conduit Purchaser’s securitization program.

“Purchase Effective Date” is defined in Section 2.6(d).

“Purchaser Group” means, collectively, a CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser.

“Purchaser Group Addition Date” is defined in Section 2.6(e).

“Purchaser Group Increase Amount” means, with respect to any Purchaser Group, for any Business Day, such Purchaser Group’s Commitment Percentage of the Increase Amount, if any, on such Business Day.

“Purchaser Group Invested Amount” means, with respect to any Purchaser Group, (a) when used with respect to the Series 2009-3 Closing Date, such Purchaser Group’s Commitment Percentage of the Series 2009-3 Initial Invested Amount and (b) when used with respect to any other date, an amount equal to (i) the Purchaser Group Invested Amount with respect to such Purchaser Group on the immediately preceding Business Day plus (ii) the

Purchaser Group Increase Amount with respect to such Purchaser Group on such date minus (iii) the amount of principal payments made to such Purchaser Group pursuant to Section 3.5(f) on such date plus (iv) the amount of principal payments recovered from such Purchaser Group by a trustee as a preference payment in a bankruptcy proceeding of a Demand Note Issuer or otherwise.

“Purchaser Group Supplement” is defined in Section 11.1(e).

“Qualified Interest Rate Cap Counterparty” means a counterparty to a Series 2009-3 Interest Rate Cap that is a bank, other financial institution or Person which has, or has all of its obligations under its Series 2009-3 Interest Rate Cap guaranteed by a Person that has a short-term senior, unsecured debt, deposit, claims paying or credit (as the case may be) rating of “P-1”, or if such bank, financial institution or Person does not have a short-term senior, unsecured debt rating, a long-term senior, unsecured debt, deposit, claims paying or credit (as the case may be) rating of at least “A1”, in each case, from Moody’s.

“Record Date” means, with respect to each Distribution Date, the immediately preceding Business Day.

“Related Additional APA Banks” is defined in Section 2.6(e).

“Related Purchaser Group” means, with respect to any Funding Agent, the CP Conduit Purchaser identified next to such Funding Agent on Schedule I and each APA Bank identified on Schedule I next to such CP Conduit Purchaser.

“Replacement Credit Agreement” means any credit agreement or similar facility entered into by Avis Budget Holdings, LLC, ABCR and/or any affiliate of either entity, that refinances or replaces the Credit Agreement without giving effect to any amendment thereto that is not approved in writing by the Requisite Noteholders.

“Requisite Noteholders” means Purchaser Groups having Commitment Percentages aggregating more than 50%.

“Scheduled Expiry Date” means, with respect to any Purchaser Group, October 1, 2011, as such date may be extended in accordance with Section 2.6(b).

“Selected Fleet Market Value” means, with respect to all Adjusted Program Vehicles and all Non-Program Vehicles (excluding (i) any Unaccepted Program Vehicles, (ii) any Excluded Redesignated Vehicles and (iii) any other Non-Program Vehicles that are subject to a Manufacturer Program with an Eligible Non-Program Manufacturer with respect to which no Manufacturer Event of Default has occurred and is continuing) as of any date of determination, the sum of the respective Market Values of each such Adjusted Program Vehicle and each such Non-Program Vehicle, in each case subject to the AESOP I Operating Lease or the Finance Lease as of such date. For purposes of computing the Selected Fleet Market Value, the “Market Value” of an Adjusted Program Vehicle or a Non-Program Vehicle means the market value of such Vehicle as specified in the most recently published NADA Guide for the model class and model year of such Vehicle based on the average equipment and the average mileage of each Vehicle of such model class and model year then leased under the AESOP I

Operating Lease and the Finance Lease; provided, that if the NADA Guide is not being published or the NADA Guide is being published but such Vehicle is not included therein, the Market Value of such Vehicle shall be based on the market value specified in the most recently published Finance Guide for the model class and model year of such Vehicle based on the average equipment and the average mileage of each Vehicle of such model class and model year then leased under the AESOP I Operating Lease or the Finance Lease; provided, further, that if the Finance Guide is being published but such Vehicle is not included therein, the Market Value of such Vehicle shall mean (x) in the case of an Adjusted Program Vehicle, the Adjusted Net Book Value of such Adjusted Program Vehicle and (y) in the case of a Non-Program Vehicle, the Net Book Value of such Non-Program Vehicle provided, further, that if the Finance Guide is not being published, the Market Value of such Vehicle shall be based on an independent third-party data source selected by the Administrator and approved by each Rating Agency that is rating any Series of Notes at the request of ABRCF based on the average equipment and average mileage of each Vehicle of such model class and model year then leased under the AESOP I Operating Lease or the Finance Lease; provided, further, that if no such third-party data source or methodology shall have been so approved or any such third-party data source or methodology is not available, the Market Value of such Vehicle shall be equal to a reasonable estimate of the wholesale market value of such Vehicle as determined by the Administrator, based on the Net Book Value of such Vehicle and any other factors deemed relevant by the Administrator.

“Series 2008-1 Supplement” means, the Amended and Restated Series 2008-1 Supplement, dated as of October 29, 2009, as amended, modified or supplemented from time to time, among ABRCF, ABCR, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, the CP Conduit Purchasers, Funding Agents and APA Banks named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as agent for the benefit of the Series 2008-1 Noteholders, to the Base Indenture.

“Series 2009-3 Accrued Interest Account” is defined in Section 3.1(b).

“Series 2009-3 AESOP I Operating Lease Loan Agreement Borrowing Base” means, as of any date of determination, the product of (a) the Series 2009-3 AESOP I Operating Lease Vehicle Percentage as of such date and (b) the excess of (i) the AESOP I Operating Lease Loan Agreement Borrowing Base as of such date over (ii) the Moody’s Excluded Receivable Amount as of such date.

“Series 2009-3 AESOP I Operating Lease Vehicle Percentage” means, as of any date of determination, a fraction, expressed as a percentage (which percentage shall never exceed 100%), the numerator of which is the Series 2009-3 Required AESOP I Operating Lease Vehicle Amount as of such date and the denominator of which is the sum of the Required AESOP I Operating Lease Vehicle Amounts for all Series of Notes as of such date.

“Series 2009-3 Agent” is defined in the recitals hereto.

“Series 2009-3 Amortization Period” means the period beginning at the earliest to occur of (a) the close of business on the Business Day immediately preceding the date on which the Expiry Date with respect to each Purchaser Group shall have occurred and (b) the close of business on the Optional Termination Date and ending upon the earliest to occur of (i) the date on which the Series 2009-3 Notes are fully paid, (ii) the termination of the Indenture and (iii) the Series 2009-3 Termination Date.

“Series 2009-3 Available Cash Collateral Account Amount” means, as of any date of determination, the amount on deposit in the Series 2009-3 Cash Collateral Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2009-3 Available Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Series 2009-3 Reserve Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2009-3 Cash Collateral Account” is defined in Section 3.8(e).

“Series 2009-3 Cash Collateral Account Collateral” is defined in Section 3.8(a).

“Series 2009-3 Cash Collateral Account Surplus” means, with respect to any Distribution Date, the lesser of (a) the Series 2009-3 Available Cash Collateral Account Amount and (b) the lesser of (A) the excess, if any, of the Series 2009-3 Liquidity Amount (after giving effect to any withdrawal from the Series 2009-3 Reserve Account on such Distribution Date) over the Series 2009-3 Required Liquidity Amount on such Distribution Date and (B) the excess, if any, of the Series 2009-3 Enhancement Amount (after giving effect to any withdrawal from the Series 2009-3 Reserve Account on such Distribution Date) over the Series 2009-3 Required Enhancement Amount on such Distribution Date; provided, however, that, on any date after the Series 2009-3 Letter of Credit Termination Date, the Series 2009-3 Cash Collateral Account Surplus shall mean the excess, if any, of (x) the Series 2009-3 Available Cash Collateral Account Amount over (y) the Series 2009-3 Demand Note Payment Amount minus the Pre-Preference Period Demand Note Payments as of such date.

“Series 2009-3 Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2009-3 Available Cash Collateral Amount as of such date and the denominator of which is the Series 2009-3 Letter of Credit Liquidity Amount as of such date.

“Series 2009-3 Closing Date” is defined in Section 2.1(a).

“Series 2009-3 Collateral” means the Collateral, each Series 2009-3 Letter of Credit, each Series 2009-3 Demand Note, the Series 2009-3 Interest Rate Cap Collateral, the Series 2009-3 Distribution Account Collateral, the Series 2009-3 Cash Collateral Account Collateral and the Series 2009-3 Reserve Account Collateral.

“Series 2009-3 Collection Account” is defined in Section 3.1(b).

“Series 2009-3 Demand Note” means each demand note made by a Demand Note Issuer, substantially in the form of Exhibit D as amended, modified or restated from time to time.

“Series 2009-3 Demand Note Payment Amount” means, as of the Series 2009-3 Letter of Credit Termination Date, the aggregate amount of all proceeds of demands made on the Series 2009-3 Demand Notes pursuant to Section 3.5(c)(iii) or 3.5(d)(ii) that were deposited into the Series 2009-3 Distribution Account and paid to the Series 2009-3 Noteholders during the one-year period ending on the Series 2009-3 Letter of Credit Termination Date; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to a Demand Note Issuer shall have occurred during such one-year period, the Series 2009-3 Demand Note Payment Amount as of the Series 2009-3 Letter of Credit Termination Date shall equal the Series 2009-3 Demand Note Payment Amount as if it were calculated as of the date of such occurrence.

“Series 2009-3 Deposit Date” is defined in Section 3.2.

“Series 2009-3 Distribution Account” is defined in Section 3.9(a).

“Series 2009-3 Distribution Account Collateral” is defined in Section 3.9(d).

“Series 2009-3 Documents” means each of this Supplement, the Series 2009-3 Notes, the Series 2009-3 Interest Rate Cap, the Fee Letter, the Series 2009-3 Demand Notes, the Series 2009-3 Letter of Credit and any other related documents executed in connection with an issuance of the Series 2009-3 Notes or activities related thereto.

“Series 2009-3 Eligible Letter of Credit Provider” means a Person satisfactory to ABCR and the Demand Note Issuers and having, at the time of the issuance of the related Series 2009-3 Letter of Credit, a long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating of at least “A” from Standard & Poor’s and a short-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating of at least “A-1” from Standard & Poor’s and a long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating of at least “A1” from Moody’s and a short-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating of at least “P-1” from Moody’s that is a commercial bank having total assets in excess of $500,000,000; provided that if a Person is not a Series 2009-3 Letter of Credit Provider (or a letter of credit provider under the Supplement for any other Series of Notes), then such Person shall not be a Series 2009-3 Eligible Letter of Credit Provider until ABCR has provided 10 days’ prior notice to the Rating Agencies, Standard & Poor’s and the Administrative Agent that such a Person has been proposed as a Series 2009-3 Letter of Credit Provider.

“Series 2009-3 Enhancement” means the Series 2009-3 Cash Collateral Account Collateral, the Series 2009-3 Letters of Credit, the Series 2009-3 Demand Notes, the Series 2009-3 Overcollateralization Amount and the Series 2009-3 Reserve Account Amount.

“Series 2009-3 Enhancement Amount” means, as of any date of determination, the sum of (i) the Series 2009-3 Overcollateralization Amount as of such date, (ii) the Series 2009-3 Letter of Credit Amount as of such date, (iii) the Series 2009-3 Available Reserve Account Amount as of such date and (iv) the amount of cash and Permitted Investments on deposit in the Series 2009-3 Collection Account (not including amounts allocable to the Series 2009-3 Accrued Interest Account) and the Series 2009-3 Excess Collection Account as of such date.

“Series 2009-3 Enhancement Deficiency” means, on any date of determination, the amount by which the Series 2009-3 Enhancement Amount is less than the Series 2009-3 Required Enhancement Amount as of such date.

“Series 2009-3 Excess Collection Account” is defined in Section 3.1(b).

“Series 2009-3 Expected Final Distribution Date” means the Distribution Date falling in the second calendar month after the calendar month in which the Series 2009-3 Revolving Period ends.

“Series 2009-3 Incremental Enhancement Amount” means, as of any date of determination, the sum of:

(i) the Series 2009-3 Percentage of the greater of (x) the excess, if any, of the Non-Program Vehicle Amount as of the immediately preceding Business Day over the Series 2009-3 Maximum Non-Program Vehicle Amount as of the immediately preceding Business Day and (y) the excess, if any, of (A) the Net Book Value of all Non-Program Vehicles (other than (i) Unaccepted Program Vehicles and (ii) Vehicles subject to a Manufacturer Program with a Specified Eligible Non-Program Manufacturer) leased under the AESOP I Operating Lease as of the immediately preceding Business Day over (B) the Series 2009-3 Maximum Non-Program Vehicle Percentage of the Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of the immediately preceding Business Day;

(ii) the Series 2009-3 Percentage of the greater of (x) the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Mitsubishi and leased under the Leases as of the immediately preceding Business Day over the Series 2009-3 Maximum Mitsubishi Amount as of the immediately preceding Business Day and (y) the excess, if any, of (A) the Net Book Value of all Vehicles manufactured by Mitsubishi and leased under the AESOP I Operating Lease as of the immediately preceding Business Day over (B) 10% of the Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of the immediately preceding Business Day;

(iii) the Series 2009-3 Percentage of the greater of (x) the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Isuzu or Subaru, individually, and leased under the Leases as of the immediately preceding Business Day over the Series 2009-3 Maximum Individual Isuzu/Subaru Amount as of the immediately preceding Business Day and (y) the excess, if any, of (A) the Net Book Value of all Vehicles manufactured by Isuzu or Subaru, individually, and leased under the AESOP I Operating Lease as of the immediately preceding Business Day over (B) 5% of the Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of the immediately preceding Business Day;

(iv) the Series 2009-3 Percentage of the greater of (x) the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Hyundai and leased under the Leases as of the immediately preceding Business Day over the Series 2009-3 Maximum Hyundai Amount as of the immediately preceding Business Day and

(y) the excess, if any, of (A) the Net Book Value of all Vehicles manufactured by Hyundai and leased under the AESOP I Operating Lease as of the immediately preceding Business Day over (B) 20% of the Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of the immediately preceding Business Day;

(v) the Series 2009-3 Percentage of the greater of (x) the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Suzuki and leased under the Leases as of the immediately preceding Business Day over the Series 2009-3 Maximum Suzuki Amount as of the immediately preceding Business Day and (y) the excess, if any, of (A) the Net Book Value of all Vehicles manufactured by Suzuki and leased under the AESOP I Operating Lease as of the immediately preceding Business Day over (B) 7.5% of the Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of the immediately preceding Business Day;

(vi) the Series 2009-3 Percentage of the greater of (x) the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Kia and leased under the Leases as of the immediately preceding Business Day over the Series 2009-3 Maximum Kia Amount as of the immediately preceding Business Day and (y) the excess, if any, of (A) the Net Book Value of all Vehicles manufactured by Kia and leased under the AESOP I Operating Lease as of the immediately preceding Business Day over (B) 10% of the Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of the immediately preceding Business Day;

(vii) the Series 2009-3 Percentage of the greater of (x) the excess, if any, of the Specified States Amount as of the immediately preceding Business Day over the Series 2009-3 Maximum Specified States Amount as of the immediately preceding Business Day and (y) the excess, if any, of (A) the Net Book Value of all Vehicles titled in the States of Ohio, Oklahoma and Nebraska and leased under the AESOP I Operating Lease as of the immediately preceding Business Day over (B) 7.5% of the Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of the immediately preceding Business Day; and

(viii) the Series 2009-3 Percentage of the greater of (x) the excess, if any, of the Non-Eligible Manufacturer Amount as of the immediately preceding Business Day over the Series 2009-3 Maximum Non-Eligible Manufacturer Amount as of the immediately preceding Business Day and (y) the excess, if any, of (A) the Net Book Value of all Vehicles manufactured by Manufacturers other than Eligible Non-Program Manufacturers and leased under the AESOP I Operating Lease as of the immediately preceding Business Day over (B) 3% of the Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of the immediately preceding Business Day.

“Series 2009-3 Initial Invested Amount” is defined in Section 2.3(a).

“Series 2009-3 Interest Period” means a period commencing on and including a Distribution Date and ending on and including the day preceding the next succeeding Distribution Date; provided, however, that the initial Series 2009-3 Interest Period shall commence on and include the Series 2009-3 Closing Date and end on and include November 19, 2009.

“Series 2009-3 Interest Rate Cap” has the meaning specified in Section 3.11(a).

“Series 2009-3 Interest Rate Cap Collateral” has the meaning specified in Section 3.11(c).

“Series 2009-3 Interest Rate Cap Proceeds” means the amounts received by the Trustee from an Interest Rate Cap Counterparty from time to time in respect of a Series 2009-3 Interest Rate Cap (including amounts received from a guarantor or from collateral).

“Series 2009-3 Invested Amount” means, on any date of determination, the sum of the Purchaser Group Invested Amounts with respect to each of the Purchaser Groups on such date.

“Series 2009-3 Invested Percentage” means as of any date of determination:

(a) when used with respect to Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be equal to the sum of the Series 2009-3 Invested Amount and the Series 2009-3 Overcollateralization Amount, determined during the Series 2009-3 Revolving Period as of the end of the immediately preceding Business Day, or, during the Series 2009-3 Amortization Period, as of the end of the Series 2009-3 Revolving Period, and the denominator of which shall be the greater as of the end of the immediately preceding Business Day of (I) the Aggregate Asset Amount and (II) the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Series of Notes and all classes of such Series of Notes) and (ii) overcollateralization amounts for allocations with respect to Principal Collections (for all Series of Notes that provide for credit enhancement in the form of overcollateralization); and

(b) when used with respect to Interest Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be the Accrued Amounts with respect to the Series 2009-3 Notes on such date of determination, and the denominator of which shall be the aggregate Accrued Amounts with respect to all Series of Notes on such date of determination.

“Series 2009-3 Lease Interest Payment Deficit” means on any Distribution Date an amount equal to the excess, if any, of (a) the aggregate amount of Interest Collections which pursuant to Section 3.2(a), (b) or (c) would have been allocated to the Series 2009-3 Accrued Interest Account if all payments of Monthly Base Rent required to have been made under the Leases from and excluding the preceding Distribution Date to and including such Distribution Date were made in full over (b) the aggregate amount of Interest Collections which pursuant to Section 3.2(a), (b) or (c) have been allocated to the Series 2009-3 Accrued Interest Account (excluding any amounts paid into the Series 2009-3 Accrued Interest Account pursuant to the proviso in Sections 3.2(b)(ii) and 3.2(c)(ii)) from and excluding the preceding Distribution Date to and including such Distribution Date.

“Series 2009-3 Lease Payment Deficit” means either a Series 2009-3 Lease Interest Payment Deficit or a Series 2009-3 Lease Principal Payment Deficit.

“Series 2009-3 Lease Principal Payment Carryover Deficit” means (a) for the initial Distribution Date, zero and (b) for any other Distribution Date, the excess of (x) the Series 2009-3 Lease Principal Payment Deficit, if any, on the preceding Distribution Date over (y) the amount deposited in the Distribution Account on such preceding Distribution Date pursuant to Section 3.5(c) on account of such Series 2009-3 Lease Principal Payment Deficit.

“Series 2009-3 Lease Principal Payment Deficit” means on any Distribution Date the sum of (a) the Series 2009-3 Monthly Lease Principal Payment Deficit for such Distribution Date and (b) the Series 2009-3 Lease Principal Payment Carryover Deficit for such Distribution Date.

“Series 2009-3 Letter of Credit” means an irrevocable letter of credit, if any, substantially in the form of Exhibit E issued by a Series 2009-3 Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2009-3 Noteholders.

“Series 2009-3 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn on such date under each Series 2009-3 Letter of Credit on which no draw has been made pursuant to Section 3.8(c), as specified therein, and (ii) if the Series 2009-3 Cash Collateral Account has been established and funded pursuant to Section 3.8, the Series 2009-3 Available Cash Collateral Account Amount on such date and (b) the aggregate outstanding principal amount of the Series 2009-3 Demand Notes on such date.

“Series 2009-3 Letter of Credit Expiration Date” means, with respect to any Series 2009-3 Letter of Credit, the expiration date set forth in such Series 2009-3 Letter of Credit, as such date may be extended in accordance with the terms of such Series 2009-3 Letter of Credit.

“Series 2009-3 Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn on such date under each Series 2009-3 Letter of Credit on which no draw has been made pursuant to Section 3.8(c), as specified therein, and (b) if the Series 2009-3 Cash Collateral Account has been established and funded pursuant to Section 3.8, the Series 2009-3 Available Cash Collateral Account Amount on such date.

“Series 2009-3 Letter of Credit Provider” means the issuer of a Series 2009-3 Letter of Credit.

“Series 2009-3 Letter of Credit Termination Date” means the first to occur of (a) the date on which the Series 2009-3 Notes are fully paid and (b) the Series 2009-3 Termination Date.

“Series 2009-3 Limited Liquidation Event of Default” means, so long as such event or condition continues, any event or condition of the type specified in clauses (a) through (i) of Article IV; provided, however, that any event or condition of the type specified in clauses (a) through (i) of Article IV shall not constitute a Series 2009-3 Limited Liquidation Event of Default if the Trustee shall have received the written consent of each of the Series 2009-3 Noteholders waiving the occurrence of such Series 2009-3 Limited Liquidation Event of Default.

“Series 2009-3 Liquidity Amount” means, as of any date of determination, the sum of (a) the Series 2009-3 Letter of Credit Liquidity Amount on such date and (b) the Series 2009-3 Available Reserve Account Amount on such date.

“Series 2009-3 Maximum Amount” means any of the Series 2009-3 Maximum Manufacturer Amounts, the Series 2009-3 Maximum Non-Eligible Manufacturer Amount, the Series 2009-3 Maximum Non-Program Vehicle Amount or the Series 2009-3 Maximum Specified States Amount.

“Series 2009-3 Maximum Hyundai Amount” means, as of any day, an amount equal to 20% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

“Series 2009-3 Maximum Individual Isuzu/Subaru Amount” means, as of any day, with respect to Isuzu or Subaru individually, an amount equal to 5% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

“Series 2009-3 Maximum Invested Amount” means, on any date of determination, the sum of the Maximum Purchaser Group Invested Amounts with respect to each of the Purchaser Groups on such date. The Series 2009-3 Maximum Invested Amount shall be reduced by the Maximum Purchaser Group Invested Amount of each Non-Extending Purchaser Group on the Scheduled Expiry Date with respect to such Purchaser Group.

“Series 2009-3 Maximum Kia Amount” means, as of any day, an amount equal to 10% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

“Series 2009-3 Maximum Manufacturer Amount” means, as of any day, any of the Series 2009-3 Maximum Mitsubishi Amount, the Series 2009-3 Maximum Individual Isuzu/Subaru Amount, the Series 2009-3 Maximum Hyundai Amount, the Series 2009-3 Maximum Kia Amount or the Series 2009-3 Maximum Suzuki Amount.

“Series 2009-3 Maximum Mitsubishi Amount” means, as of any day, an amount equal to 10% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

“Series 2009-3 Maximum Non-Eligible Manufacturer Amount” means, as of any day, an amount equal to 3% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

“Series 2009-3 Maximum Non-Program Vehicle Amount” means, as of any day, an amount equal to the Series 2009-3 Maximum Non-Program Vehicle Percentage of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

“Series 2009-3 Maximum Non-Program Vehicle Percentage” means, as of any date of determination, the sum of (a) 85% and (b) a fraction, expressed as a percentage, the numerator of which is the aggregate Net Book Value of all Redesignated Vehicles manufactured by a Bankrupt Manufacturer or a Manufacturer with respect to which a Manufacturer Event of Default has occurred, and in each case leased under the AESOP I Operating Lease or the Finance

Lease as of such date, and the denominator of which is the aggregate Net Book Value of all Vehicles leased under the Leases as of such date.

“Series 2009-3 Maximum Specified States Amount” means, as of any day, an amount equal to 7.5% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

“Series 2009-3 Maximum Suzuki Amount” means, as of any day, an amount equal to 7.5% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

“Series 2009-3 Monthly Interest” means, with respect to any Series 2009-3 Interest Period, an amount equal to the product of (a) the average daily Series 2009-3 Invested Amount during such Series 2009-3 Interest Period, (b) the Series 2009-3 Note Rate for such Series 2009-3 Interest Period and (c) the number of days in such Series 2009-3 Interest Rate Period divided by 360.

“Series 2009-3 Monthly Lease Principal Payment Deficit” means on any Distribution Date an amount equal to the excess, if any, of (a) the aggregate amount of Principal Collections which pursuant to Section 3.2(a), (b) or (c) would have been allocated to the Series 2009-3 Collection Account if all payments required to have been made under the Leases from and excluding the preceding Distribution Date to and including such Distribution Date were made in full over (b) the aggregate amount of Principal Collections which pursuant to Section 3.2(a), (b) or (c) have been allocated to the Series 2009-3 Collection Account (without giving effect to any amounts paid into the Series 2009-3 Accrued Interest Account pursuant to the proviso in Sections 3.2(b)(ii) and/or 3.2(c)(ii)) from and excluding the preceding Distribution Date to and including such Distribution Date.

“Series 2009-3 Moody’s Highest Enhanced Vehicle Percentage” means, as of any date of determination, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Net Book Value of all Vehicles leased under the AESOP I Operating Lease that are either not subject to a Manufacturer Program (including by reason of rejection in a bankruptcy or repudiation by the Manufacturer) or not eligible for repurchase under a Manufacturer Program as of such date and (b) the denominator of which is the aggregate Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of such date.

“Series 2009-3 Moody’s Highest Enhancement Rate” means, as of any date of determination, the greater of (a) 56.5% and (b) the sum of (i) 56.5% and (ii) the highest, for any calendar month within the preceding twelve calendar months, of the greater of (x) an amount (not less than zero) equal to 100% minus the Measurement Month Average for the immediately preceding Measurement Month and (y) an amount (not less than zero) equal to 100% minus the Market Value Average as of the Determination Date within such calendar month (excluding the Market Value Average for any Determination Date which has not yet occurred).

“Series 2009-3 Moody’s Intermediate Enhanced Vehicle Percentage” means, as of any date of determination, 100% minus the sum of (a) the Series 2009-3 Moody’s Lowest

Enhanced Vehicle Percentage and (b) the Series 2009-3 Moody’s Highest Enhanced Vehicle Percentage.

“Series 2009-3 Moody’s Intermediate Enhancement Rate” means, as of any date of determination, 56.5%.

“Series 2009-3 Moody’s Lowest Enhanced Vehicle Percentage” means, as of any date of determination, a fraction, expressed as a percentage, (a) the numerator of which is the sum, without duplication, of (1) the aggregate Net Book Value of all Program Vehicles leased under the AESOP I Operating Lease that are manufactured by Eligible Program Manufacturers having long-term senior unsecured debt ratings of “Baa2” or higher from Moody’s as of such date, (2) so long as any Eligible Non-Program Manufacturer has a long-term senior unsecured debt rating of “Baa2” or higher from Moody’s and no Manufacturer Event of Default has occurred and is continuing with respect to such Eligible Non-Program Manufacturer, the aggregate Net Book Value of all Non-Program Vehicles leased under the AESOP I Operating Lease manufactured by each such Eligible Non-Program Manufacturer that are subject to a Manufacturer Program and remain eligible for repurchase thereunder as of such date and (3) the lesser of (A) the sum of (x) if as of such date any Eligible Program Manufacturer has a long-term senior unsecured debt rating of “Baa3” from Moody’s, the aggregate Net Book Value of all Program Vehicles leased under the AESOP I Operating Lease manufactured by each such Eligible Program Manufacturer as of such date and (y) if as of such date any Eligible Non-Program Manufacturer has a long-term senior unsecured debt rating of “Baa3” from Moody’s and no Manufacturer Event of Default has occurred and is continuing with respect to such Eligible Non-Program Manufacturer, the aggregate Net Book Value of all Non-Program Vehicles leased under the AESOP I Operating Lease manufactured by each such Eligible Non-Program Manufacturer that are subject to a Manufacturer Program and remain eligible for repurchase thereunder as of such date and (B) 10% of the aggregate Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of such date and (b) the denominator of which is the aggregate Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of such date.

“Series 2009-3 Moody’s Lowest Enhancement Rate” means, as of any date of determination, 25.0%.

“Series 2009-3 Moody’s Required Enhancement Percentage” means, as of any date of determination, the greater of (a) 50.0% and (b) the sum of (i) the product of (A) the Series 2009-3 Moody’s Lowest Enhancement Rate and (B) the Series 2009-3 Moody’s Lowest Enhanced Vehicle Percentage as of such date, (ii) the product of (A) the Series 2009-3 Moody’s Intermediate Enhancement Rate as of such date and (B) the Series 2009-3 Moody’s Intermediate Enhanced Vehicle Percentage as of such date, and (iii) the product of (A) the Series 2009-3 Moody’s Highest Enhancement Rate as of such date and (B) the Series 2009-3 Moody’s Highest Enhanced Vehicle Percentage as of such date.

“Series 2009-3 Note” means any one of the Series 2009-3 Variable Funding Rental Car Asset Backed Notes, executed by ABRCF authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A.

“Series 2009-3 Note Rate” means for any Series 2009-3 Interest Period, the interest rate equal to the product of (a) the percentage equivalent of a fraction, the numerator of which is equal to the sum of the Monthly Funding Costs with respect to each Purchaser Group for such Series 2009-3 Interest Period and the denominator of which is equal to the average daily Series 2009-3 Invested Amount during such Series 2009-3 Interest Period and (b) a fraction, the numerator of which is 360 and the denominator of which is the number of days in such Series 2009-3 Interest Period; provided, however, that the Series 2009-3 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

“Series 2009-3 Noteholder” means a Person in whose name a Series 2009-3 Note is registered in the Note Register.

“Series 2009-3 Overcollateralization Amount” means (i) as of any date on which no AESOP I Operating Lease Vehicle Deficiency exists, the Series 2009-3 Required Overcollateralization Amount as of such date and (ii) as of any date on which an AESOP I Operating Lease Vehicle Deficiency exists, the excess, if any, of (x) the Series 2009-3 AESOP I Operating Lease Loan Agreement Borrowing Base as of such date over (y) the Series 2009-3 Invested Amount as of such date.

“Series 2009-3 Past Due Rent Payment” is defined in Section 3.2(f).

“Series 2009-3 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2009-3 Invested Amount as of such date and the denominator of which is the sum of the Invested Amount of each Series of Notes outstanding as of such date.

“Series 2009-3 Principal Allocation” is defined in Section 3.2(a)(ii).

“Series 2009-3 Reimbursement Agreement” means any and each agreement providing for the reimbursement of a Series 2009-3 Letter of Credit Provider for draws under its Series 2009-3 Letter of Credit as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Series 2009-3 Required AESOP I Operating Lease Vehicle Amount” means, as of any date of determination, the sum of the Series 2009-3 Required Overcollateralization Amount and the Series 2009-3 Invested Amount as of such date.

“Series 2009-3 Required Enhancement Amount” means, as of any date of determination, the sum of (i) the product of (x) the Series 2009-3 Moody’s Required Enhancement Percentage as of such date and (y) the Series 2009-3 Invested Amount as of such date and (ii) the Series 2009-3 Incremental Enhancement Amount as of such date.

“Series 2009-3 Required Liquidity Amount” means, with respect to any Distribution Date, an amount equal to 8.75% of the Series 2009-3 Invested Amount on such Distribution Date (after giving effect to any payments of principal to be made on the Series 2009-3 Notes on such Distribution Date).

“Series 2009-3 Required Overcollateralization Amount” means, as of any date of determination, the excess, if any, of the Series 2009-3 Required Enhancement Amount over the sum of (i) the Series 2009-3 Letter of Credit Amount as of such date, (ii) the Series 2009-3 Available Reserve Account Amount on such date and (iii) the amount of cash and Permitted Investments on deposit in the Series 2009-3 Collection Account (not including amounts allocable to the Series 2009-3 Accrued Interest Account) and the Series 2009-3 Excess Collection Account on such date.

“Series 2009-3 Required Reserve Account Amount” means, with respect to any Distribution Date, an amount equal to the sum of (a) the greater of (i) the excess, if any, of the Series 2009-3 Required Liquidity Amount on such Distribution Date over the Series 2009-3 Letter of Credit Liquidity Amount on such Distribution Date (after giving effect to any payments of principal to be made on the Series 2009-3 Notes on such Distribution Date) and (ii) the excess, if any, of the Series 2009-3 Required Enhancement Amount over the Series 2009-3 Enhancement Amount (excluding therefrom the Series 2009-3 Available Reserve Account Amount and calculated after giving effect to any payments of principal to be made on the Series 2009-3 Notes) on such Distribution Date and (b) the Demand Note Preference Payment Amount.

“Series 2009-3 Reserve Account” is defined in Section 3.7(a).

“Series 2009-3 Reserve Account Collateral” is defined in Section 3.7(d).

“Series 2009-3 Reserve Account Surplus” means, with respect to any Distribution Date, the excess, if any, of the Series 2009-3 Available Reserve Account Amount over the Series 2009-3 Required Reserve Account Amount on such Distribution Date.

“Series 2009-3 Revolving Period” means the period from and including, the Series 2009-3 Closing Date to the commencement of the Series 2009-3 Amortization Period.

“Series 2009-3 Shortfall” is defined in Section 3.3(f).

“Series 2009-3 Standard & Poor’s Additional Enhancement Amount” means, as of any date of determination, the excess, if any, of (x) the Series 2009-3 Standard & Poor’s Enhancement Amount as of such date over (y) the Series 2009-3 Required Enhancement Amount as of such date; provided, however, that as of any date of determination following the occurrence and during the continuance of a Liquidation Event of Default or a Series 2009-3 Limited Liquidation Event of Default, the “Series 2009-3 Standard & Poor’s Additional Enhancement Amount” shall equal the Series 2009-3 Standard & Poor’s Additional Enhancement Amount as of the date immediately preceding the occurrence of such Liquidation Event of Default or Series 2009-3 Limited Liquidation Event of Default.

“Series 2009-3 Standard & Poor’s Enhancement Amount” means, as of any date of determination, the sum of (i) the product of (x) the Series 2009-3 Standard & Poor’s Enhancement Percentage as of such date and (y) the Series 2009-3 Invested Amount as of such date, (ii) the Series 2009-3 Incremental Enhancement Amount, as of such date and (iii) the excess, if any of (x) the Standard & Poor’s Excluded Receivable Amount over (y) the Moody’s Excluded Receivable Amount as of such date.

“Series 2009-3 Standard & Poor’s Enhancement Percentage” means, as of any date of determination, the greater of (a) 50.00% and (b) the sum of (i) 50.00% and (ii) the highest, for any calendar month within the preceding twelve calendar months, of the greater of (x) an amount (not less than zero) equal to 100% minus the Measurement Month Average for the immediately preceding Measurement Month and (y) an amount (not less than zero) equal to 100% minus the Market Value Average as of the Determination Date within such calendar month (excluding the Market Value Average for any Determination Date which has not yet occurred).

“Series 2009-3 Termination Date” means the Distribution Date falling in the fourteenth calendar month after the calendar month in which the Series 2009-3 Revolving Period ends.

“Series 2009-3 Unpaid Demand Amount” means, with respect to any single draw pursuant to Section 3.5(c) or (d) on the Series 2009-3 Letters of Credit, the aggregate amount drawn by the Trustee on all Series 2009-3 Letters of Credit.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Standard & Poor’s Excluded Manufacturer Receivable Specified Percentage” means, as of any date of determination, with respect to each Standard & Poor’s Non-Investment Grade Manufacturer as of such date, the percentage (not to exceed 100%) most recently specified in writing by Standard & Poor’s to ABRCF and the Trustee with respect to such Standard & Poor’s Non-Investment Grade Manufacturer; provided, however, that as of the Effective Date the Standard & Poor’s Excluded Manufacturer Receivable Specified Percentage for each Standard & Poor’s Non-Investment Grade Manufacturer shall be 100%; provided further that the initial Standard & Poor’s Excluded Manufacturer Receivable Specified Percentage with respect to any Manufacturer that becomes a Standard & Poor’s Non-Investment Grade Manufacturer after the Effective Date shall be 100%.

“Standard & Poor’s Excluded Receivable Amount” means, as of any date of determination, the sum of the following amounts with respect to each Standard & Poor’s Non-Investment Grade Manufacturer as of such date: the product of (i) to the extent such amounts are included in the calculation of the AESOP I Operating Lease Loan Agreement Borrowing Base as of such date, all amounts receivable, as of such date, by AESOP Leasing or the Intermediary from such Standard & Poor’s Non-Investment Grade Manufacturer and (ii) the Standard & Poor’s Excluded Manufacturer Receivable Specified Percentage for such Standard & Poor’s Non-Investment Grade Manufacturer as of such date.

“Standard & Poor’s Non-Investment Grade Manufacturer” means, as of any date of determination, any Manufacturer that (i) is not a Bankrupt Manufacturer and (ii) does not have a long-term senior unsecured debt rating of at least “AA-” from Standard & Poor’s; provided that any Manufacturer whose long-term senior unsecured debt rating is downgraded from at least “AA-” to below “AA-” by Standard & Poor’s after the A&R Effective Date shall not be deemed a Standard & Poor’s Non-Investment Grade Manufacturer until the thirtieth (30th) calendar day following such downgrade.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal (rounded up to the nearest 1/100th of 1%) established by the Board with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Tranches shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time under such Regulation D or comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the reserve percentage.

“Supplement” is defined in the recitals hereto.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Termination Date Disbursement” means an amount drawn under a Series 2009-3 Letter of Credit pursuant to a Certificate of Termination Date Demand.

“Termination Disbursement” means an amount drawn under a Series 2009-3 Letter of Credit pursuant to a Certificate of Termination Demand.

“Transfer Supplement” is defined in Section 11.1(c).

“Transferee” is defined in Section 11.1(f).

“Trustee” is defined in the recitals hereto.

“Unpaid Demand Note Disbursement” means an amount drawn under a Series 2009-3 Letter of Credit pursuant to a Certificate of Unpaid Demand Note Demand.

“Voting Stock” means, with respect to any Person, the common stock or membership interests of such Person and any other security of, or ownership interest in, such Person having ordinary voting power to elect a majority of the board of directors or a majority of the managers (or other Persons serving similar functions) of such Person.

“Waiver Event” means the occurrence of the delivery of a Waiver Request and the subsequent waiver of any Series 2009-3 Maximum Amount.

“Waiver Request” is defined in Article V.

ARTICLE II

PURCHASE AND SALE OF SERIES 2009-3 NOTES;

INCREASES AND DECREASES OF SERIES 2009-3 INVESTED AMOUNT

Section 2.1. Purchases of the Series 2009-3 Notes.

(a) Initial Purchases. Subject to the terms and conditions of this Supplement, including delivery of notice in accordance with Section 2.3, (i) each CP Conduit Purchaser may, in its sole discretion, purchase a Series 2009-3 Note in an amount equal to all or a portion of its Commitment Percentage of the Series 2009-3 Initial Invested Amount on any Business Day during the period from the Effective Date (the “Series 2009-3 Closing Date”) to and including the Expiry Date with respect to such CP Conduit Purchaser, and if such CP Conduit Purchaser shall have notified the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser that it has elected not to fund a Series 2009-3 Note in an amount equal to its Commitment Percentage of the Series 2009-3 Initial Invested Amount on the Series 2009-3 Closing Date, each APA Bank with respect to such CP Conduit Purchaser shall fund on the Series 2009-3 Closing Date its APA Bank Percentage of that portion of such Series 2009-3 Note not to be funded by such CP Conduit Purchaser and (ii) thereafter, (A) if a CP Conduit Purchaser shall have purchased a Series 2009-3 Note on the Series 2009-3 Closing Date, such CP Conduit Purchaser may, in its sole discretion, maintain its Series 2009-3 Note, subject to increase or decrease during the period from the Series 2009-3 Closing Date to and including the Expiry Date with respect to such CP Conduit Purchaser, in accordance with the provisions of this Supplement and (B) the APA Banks with respect to such CP Conduit Purchaser shall maintain their respective APA Bank Percentages of the Series 2009-3 Note with respect to such Purchaser Group, subject to increase or decrease during the period from the Series 2009-3 Closing Date to and including the Expiry Date with respect to such CP Conduit Purchaser, in accordance with the provisions of this Supplement. Payments by each CP Conduit Purchaser and/or the APA Banks with respect to such CP Conduit Purchaser shall be made in immediately available funds on the Series 2009-3 Closing Date to the Funding Agent with respect to such CP Conduit Purchaser for remittance to the Trustee for deposit into the Series 2009-3 Collection Account.

(b) Maximum Purchaser Group Invested Amounts. Notwithstanding anything to the contrary contained in this Supplement, at no time shall a Purchaser Group be required to make the initial purchase of a Series 2009-3 Note or increase its Purchaser Group Invested Amount if the Purchaser Group Invested Amount with respect to such Purchaser Group, after giving effect to such purchase or increase, would exceed the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group at such time.

(c) Form of Series 2009-3 Notes. The Series 2009-3 Notes shall be issued in fully registered form without interest coupons, substantially in the form set forth in Exhibit A.

Section 2.2. Delivery.

(a) On the Series 2009-3 Closing Date, ABRCF shall sign and shall direct the Trustee in writing pursuant to Section 2.2 of the Base Indenture to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate a Series 2009-3 Note in the name of the Funding Agent with respect to each Purchaser Group in an amount equal to the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group and deliver such Series 2009-3 Note to such Funding Agent in accordance with such written directions.

(b) The Administrative Agent shall maintain a record of the actual Purchaser Group Invested Amount outstanding with respect to each Purchaser Group and the actual Series 2009-3 Invested Amount outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of the outstanding Purchaser Group Invested Amounts and outstanding Series 2009-3 Invested Amount from time to time. Upon a written request from the Trustee, the Administrative Agent shall provide in writing the identity of the Purchaser Groups, the related Funding Agents, the Purchaser Group Invested Amount for each Purchaser Group and the Commitment Percentage with respect to such Purchaser Group to the Trustee.

Section 2.3. Procedure for Initial Issuance and for Increasing the Series 2009-3 Invested Amount.

(a) Subject to Section 2.3(c), (i) on the Series 2009-3 Closing Date, each CP Conduit Purchaser may agree, in its sole discretion, to purchase, and the APA Banks with respect to such CP Conduit Purchaser shall agree to purchase, a Series 2009-3 Note in accordance with Section 2.1 and (ii) on any Business Day during the period from the Effective Date to and including the Expiry Date with respect to a CP Conduit Purchaser, such CP Conduit Purchaser may agree, in its sole discretion, and each APA Bank with respect to such CP Conduit Purchaser hereby agrees that the Purchaser Group Invested Amount with respect to such Purchaser Group may be increased by an amount equal to its APA Bank Percentage of the Commitment Percentage with respect to such Purchaser Group of the Increase Amount (an “Increase”), upon the request of ABRCF (each date on which an increase in the Series 2009-3 Invested Amount occurs hereunder being herein referred to as the “Increase Date” applicable to such Increase); provided, however, that ABRCF shall have given the Administrative Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt), by telecopy (receipt confirmed), substantially in the form of Exhibit B, of such request no later than 3:00 p.m. (New York City time) on the second Business Day prior to the Series 2009-3 Closing Date or such Increase Date, as the case may be. Such notice shall state (x) the Series 2009-3 Closing Date or the Increase Date, as the case may be, and (y) the initial invested amount (the “Series 2009-3 Initial Invested Amount”) or the proposed amount of the increase in the Series 2009-3 Invested Amount (an “Increase Amount”), as the case may be.

(b) If a CP Conduit Purchaser elects not to fund the full amount of its Commitment Percentage of the Series 2009-3 Initial Invested Amount or a requested Increase, such CP Conduit Purchaser shall notify the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser, and each APA Bank with respect to such CP Conduit Purchaser shall fund its APA Bank Percentage of the portion of the Commitment Percentage with respect to such Purchaser Group of the Series 2009-3 Initial Invested Amount or such Increase, as the case may be, not funded by such CP Conduit Purchaser.

(c) No Purchaser Group shall be required to make the initial purchase of a Series 2009-3 Note on the Series 2009-3 Closing Date or to increase its Purchaser Group Invested Amount on any Increase Date hereunder unless:

(i) such Purchaser Group’s Commitment Percentage of the Series 2009-3 Initial Invested Amount or such Increase Amount is equal to (A) $1,000,000 or an integral multiple of $100,000 in excess thereof or (B) if less, the excess of the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group over the Purchaser Group Invested Amount with respect to such Purchaser Group;

(ii) after giving effect to the Series 2009-3 Initial Invested Amount or such Increase Amount, the Purchaser Group Invested Amount with respect to such Purchaser Group would not exceed the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group;

(iii) after giving effect to the Series 2009-3 Initial Invested Amount or such Increase Amount, no AESOP I Operating Lease Vehicle Deficiency would occur and be continuing;

(iv) no Amortization Event or Potential Amortization Event would occur and be continuing prior to or after giving effect to such Series 2009-3 Initial Invested Amount or such Increase;

(v) not more than two Increases have occurred in the four Business Days immediately preceding the date of such Increase;

(vi) all of the representations and warranties made by each of ABRCF, the Lessees, the Lessors and the Administrator in the Base Indenture, this Supplement and the Related Documents to which each is a party are true and correct in all material respects on and as of the Series 2009-3 Closing Date or such Increase Date, as the case may be, as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date); and

(vii) all conditions precedent to the making of any Loan under the applicable Loan Agreements would be satisfied.

ABRCF’s acceptance of funds in connection with (x) the initial purchase of Series 2009-3 Notes on the Series 2009-3 Closing Date and (y) each Increase occurring on any Increase Date shall constitute a representation and warranty by ABRCF to the Purchaser Groups as of the Series 2009-3 Closing Date or such Increase Date (except to the extent such representations and warranties are expressly made as of another date), as the case may be, that all of the conditions contained in this Section 2.3(c) have been satisfied.

(d) Upon receipt of any notice required by Section 2.3(a) from ABRCF, the Administrative Agent shall forward (by telecopy or electronic messaging system) a copy of such notice to the Funding Agent with respect to each Purchaser Group, no later than 5:00 p.m. (New York City time) on the day received. After receipt by any Funding Agent with respect to a Purchaser Group of such notice from the Administrative Agent, such Funding Agent shall, so long as the conditions set forth in Sections 2.3(a) and (c) are satisfied, promptly provide telephonic notice to the related CP Conduit Purchaser and the related APA Banks, of the Increase Date and of such Purchaser Group’s Commitment Percentage of the Increase Amount. If such CP Conduit Purchaser elects to fund all or a portion of its Commitment Percentage of the Increase Amount, such CP Conduit Purchaser shall pay in immediately available funds its Commitment Percentage (or any portion thereof) of the amount of such Increase on the related Increase Date to the Funding Agent with respect to such Purchaser Group for deposit into the Series 2009-3 Collection Account. If such CP Conduit Purchaser does not fund the full amount of its Commitment Percentage of the Increase Amount and the related APA Banks are required to fund the portion thereof not funded by the CP Conduit Purchaser, each such APA Bank shall pay in immediately available funds its APA Bank Percentage of such portion on the related Increase Date to the Funding Agent with respect to such Purchaser Group for deposit in the Series 2009-3 Collection Account. Each Funding Agent shall remit the amounts received by it from its CP Conduit Purchaser or the related APA Banks pursuant to this Section 2.3(d) to the Trustee for deposit into the Series 2009-3 Collection Account.

Section 2.4. Sales by CP Conduit Purchasers of Series 2009-3 Notes to APA Banks. Notwithstanding any limitation to the contrary contained herein, each CP Conduit Purchaser may, in its own discretion, at any time, sell or assign all or any portion of its interest in its Series 2009-3 Note to any Conduit Assignee or to the APA Banks with respect to such CP Conduit Purchaser pursuant to, and subject to the terms and conditions of, the Asset Purchase Agreement with respect to such CP Conduit Purchaser.

Section 2.5. Procedure for Decreasing the Series 2009-3 Invested Amount; Optional Termination.

(a) On any Business Day prior to the occurrence of an Amortization Event, upon the written request of ABRCF or the Administrator on behalf of ABRCF, the Series 2009-3 Invested Amount may be reduced (a “Decrease”) by the Trustee’s withdrawing (as set forth in such request) funds on deposit in the Series 2009-3 Excess Collection Account on such Business Day in an amount not to exceed the amount of such funds on deposit therein on such Business Day (after giving effect to any application pursuant to clauses (i), (ii) and (iii) of Section 3.2(e)), depositing such funds into the Series 2009-3 Distribution Account and distributing such funds to the Administrative Agent on such Business Day in accordance with Section 3.5(b); provided that ABRCF shall have given the Administrative Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt) of the amount of such Decrease prior to 9:30 a.m. (New York City time) on the second Business Day prior to such Decrease; provided, further, that any such Decrease shall be in an amount equal to $10,000,000 and integral multiples of $1,000,000 in excess thereof (or if such Decrease will be used to reduce one or more Non-Extending Purchaser Group’s Purchaser Group Invested Amounts, such Decrease may be in such amount as is necessary to reduce the Purchaser Group Invested Amounts of all such Non-Extending Purchaser Groups to zero). Upon each Decrease, the Administrative Agent shall indicate in its records such Decrease and the Purchaser Group Invested Amount outstanding with respect to each Purchaser Group after giving effect to such Decrease. Upon receipt of any notice required by Section 2.5(a) from ABRCF, the Administrative Agent shall forward (by telecopy or electronic messaging system) a copy of such notice to the Funding Agent with respect to each Purchaser Group, no later than 1:00 p.m. (New York City time) on the Business Day received.

(b) On any Business Day, ABRCF shall have the right to deliver an irrevocable written notice (an “Optional Termination Notice”) to the Administrative Agent, the Trustee, the Administrator, Standard & Poor’s and the Rating Agencies in which ABRCF declares that the Commitments shall terminate on the date (the “Optional Termination Date”) set forth in such notice (which date, in any event, shall be a Distribution Date not less than twenty Business Days from the date on which such notice is delivered). Upon receipt of any Optional Termination Notice from ABRCF, the Administrative Agent shall promptly notify the Funding Agent with respect to each Purchaser Group thereof.

(c) From and after the Optional Termination Date, the Series 2009-3 Amortization Period shall commence for all purposes under this Supplement, the Base Indenture and the Related Documents.

(d) If there are Principal Collections on deposit in the Series 2009-3 Excess Collection Account on any Business Day on which the Purchaser Group Invested Amount with respect to any Non-Extending Purchaser Group shall not have been reduced to zero and ABRCF would be permitted under the terms of Section 2.5(a) to effect a Decrease with such funds, ABRCF shall request such a Decrease in accordance with Section 2.5(a) on the earliest possible date.

Section 2.6. Increases and Reductions of the Commitments; Extensions of the Commitments.

(a) (i) ABRCF may from time to time request that any Purchaser Group agree to increase the amount set forth opposite the name of the CP Conduit Purchaser included in such Purchaser Group on Schedule I. An increase in such amount shall be effective hereunder if such Purchaser Group shall have agreed in its sole discretion to such increase;

(ii) ABRCF may, from time to time, with two (2) Business Day notice to the Trustee, increase the Series 2009-3 Maximum Invested Amount without the consent of the Administrative Agent or any of the APA Banks by transferring the Dollar equivalent (determined using the currency exchange rate in effect as of the close of business three (3) Business Days prior to such transfer) of all or a portion of the Canadian Commitments of the APA Banks under the Canadian Variable Funding Note Facility on a pro rata basis to the Commitments of such APA Banks, subject to the terms and conditions of the Canadian Variable Funding Note Facility; and

(iii) Schedule I shall be deemed to be amended to reflect any increase in the Maximum Purchaser Group Invested Amount of any Purchaser Group upon notice by ABRCF to the Administrative Agent and the Trustee of (x) the consent of such Purchaser Group in the case of an increase pursuant to clause (i) above and (y) the satisfaction of the conditions precedent to such transfer under the Canadian Variable Funding Note Facility in the case of an increase pursuant to clause (ii) above.

(b) If ABRCF desires to extend the Scheduled Expiry Date with respect to the Purchaser Groups, ABRCF shall notify the Administrative Agent at least 60 days prior to such Scheduled Expiry Date of its desire to extend the Scheduled Expiry Date with respect to the Purchaser Groups, whereupon the Administrative Agent shall notify the Funding Agent with respect to each Purchaser Group of ABRCF’s desire to so extend the Scheduled Expiry Date. Each Funding Agent, on behalf of its Purchaser Group, shall notify the Administrative Agent and ABRCF in writing of whether such Purchaser Group agrees to an extension of the Scheduled Expiry Date with respect to such Purchaser Group; provided that failure by a Funding Agent to respond to such request shall not be construed as a consent by such Purchaser Group to such extension. The decision to extend or not extend shall be made by each Purchaser Group in its sole discretion. In the event that any Purchaser Group desires to extend its Scheduled Expiry

Date for an amount that is less than its Maximum Purchaser Group Invested Amount prior to ABRCF’s request for an extension, ABRCF, in its sole discretion, may accept such extension; provided, however, that such Purchaser Group (x) shall be deemed to be a Non-Extending Purchaser Group for purposes of Section 3.5 having a Purchaser Group Invested Amount equal to the excess of its Purchaser Group Invested Amount over a percentage of its Maximum Purchaser Group Invested Amount that will be available after the extension of its Scheduled Expiry Date equal to the percentage equivalent of a fraction, the numerator of which is the sum of the Purchaser Group Invested Amounts with respect to all Extending Purchaser Groups, other than such Purchaser Group and any other Purchaser Group reducing its Maximum Purchaser Group Invested Amount, and the denominator of which is the sum of the Maximum Purchaser Group Invested Amounts of all Extending Purchaser Groups, other than such Purchaser Group and any other Purchaser Group reducing its Maximum Purchaser Group Invested Amount and (y) shall be deemed to be an Extending Purchaser Group with a Maximum Purchaser Group Invested Amount equal to the portion of its Maximum Purchaser Group Invested Amount that will be available after the extension of its Scheduled Expiry Date. In connection with any request by ABRCF to extend the Scheduled Expiry Date pursuant to this Section 2.6(b), ABRCF shall provide (i) to the Administrative Agent, who shall provide to each Purchaser Group, on or prior to the effective date of any such extension, a certificate of the principal financial officer of ABRCF to the effect set forth in Schedule 8.3(d) of the Base Indenture and (ii) notice to the Rating Agencies and Standard & Poor’s of its request to extend the Scheduled Expiry Date.

(c) On any Business Day during the Series 2009-3 Revolving Period, ABRCF may, upon two (2) Business Days’ prior written notice to the Administrative Agent (effective upon receipt) (with copies to the Administrator and the Trustee) reduce the Series 2009-3 Maximum Invested Amount in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any reduction in the Series 2009-3 Invested Amount on such date, the Purchaser Group Invested Amount with respect to any Purchaser Group would exceed the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group then in effect. Any reduction in the Series 2009-3 Maximum Invested Amount shall be made on a pro rata basis to the Maximum Purchaser Group Invested Amounts with respect to the Purchaser Groups, based on the Maximum Purchaser Group Invested Amount with respect to each Purchaser Group. Once reduced, the Maximum Purchaser Group Invested Amounts may not be subsequently reinstated without each such Purchaser Group’s prior written consent, which consent shall be granted or not in the sole discretion of such Purchaser Group.

(d) If, after receiving a request for extension of its Scheduled Expiry Date from ABRCF pursuant to Section 2.6(b), the Funding Agent with respect to a CP Conduit Purchaser notifies ABRCF in writing of its decision not to extend its Scheduled Expiry Date as requested or fails to respond to ABRCF’s request within 30 days of its receipt of such request, at the request of ABRCF, such CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser shall on a Distribution Date thereafter selected by ABRCF (or such other date as may be agreed by ABRCF, the Funding Agent and the Administrative Agent) assign all or any portion of their respective rights and obligations under this Supplement and the Series 2009-3 Notes pursuant to Section 11.1 to a replacement CP Conduit Purchaser and the APA Banks with respect to such replacement CP Conduit Purchaser selected by ABRCF upon payment by the replacement CP Conduit Purchaser and the APA Banks with respect to such replacement CP

Conduit Purchaser (or upon payment by ABRCF as agreed to by ABRCF, the assignor and the assignee) of an amount equal to the sum of (i) the Purchaser Group Invested Amount with respect to such Non-Extending Purchaser Group, and (ii) (A) if such Purchaser Group includes a Match Funding CP Conduit Purchaser, the sum of (x) all accrued and unpaid Discount on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Funded Amount with respect to such Match Funding CP Conduit Purchaser from the issuance date(s) thereof to but excluding the date (the “Purchase Effective Date”) of the assignment to the replacement CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser and (y) the aggregate Discount to accrue on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Funded Amount with respect to such Match Funding CP Conduit Purchaser from and including the Purchase Effective Date to and excluding the maturity date of each CP Tranche with respect to such Match Funding CP Conduit Purchaser or (B) if such Non-Extending Purchaser Group includes a Pooled Funding CP Conduit Purchaser, the sum of (x) the aggregate amount of accrued and unpaid Discount on or in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Funded Amount with respect to such Pooled Funding CP Conduit Purchaser as of the Purchase Effective Date and (y) the aggregate amount of Discount to accrue on or in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Funded Amount with respect to such Pooled Funding CP Conduit Purchaser from and including the Purchase Effective Date to and excluding the maturity dates of such Commercial Paper, and (iii) all accrued and unpaid interest on the APA Bank Funded Amount with respect to such Purchaser Group, calculated at the Alternate Base Rate or the applicable Adjusted LIBO Rate plus the Applicable Margin as of the Purchase Effective Date, and (iv) for each day from but excluding the last day of the Series 2009-3 Interest Period immediately preceding the Purchase Effective Date, an amount equal to (x) the CP Funded Amount with respect to such Non-Extending Purchaser Group on such day times (y) the Program Fee Rate divided by (z) 360, and (v) for each day from but excluding the last day of the Series 2009-3 Interest Period immediately preceding the Purchase Effective Date, an amount equal to (x) the excess, if any, of the Commitment Amount with respect to such Non-Extending Purchaser Group over the Purchaser Group Invested Amount with respect to such Purchaser Group on such day times (y) the Commitment Fee Rate as of such date divided by (z) 360, and (vi) all Article VII Costs then due and payable to such Non-Extending Purchaser Group, and (vii) without duplication, any other amounts then due and payable to such Non-Extending Purchaser Group pursuant to this Supplement.

(e) ABRCF may at any time add a multi-seller commercial paper conduit as an additional CP Conduit Purchaser (an “Additional CP Conduit Purchaser”) and one or more banks providing support to the Additional CP Conduit Purchaser as APA Banks with respect to the Additional CP Conduit Purchaser (the “Related Additional APA Banks”), with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), by providing at least ten Business Days written notice to the Administrative Agent and the Trustee of (i) the names of the Additional CP Conduit Purchaser, the Related Additional APA Banks and the funding agent with respect to the Additional CP Conduit Purchaser and the

Related Additional APA Banks (the “Additional Funding Agent”), (ii) the date on which ABRCF desires to effect such addition (the “Purchaser Group Addition Date”), (iii) the proposed Maximum Purchaser Group Invested Amount with respect to the Additional CP Conduit Purchaser and the Related Additional APA Banks and (iv) the Commitment Percentage of each Purchaser Group on the Purchaser Group Addition Date, after giving effect to the addition of the Additional CP Conduit Purchaser and the Related Additional APA Banks. On the Purchaser Group Addition Date, each CP Conduit Purchaser, the APA Banks with respect to such CP Conduit Purchaser and the Funding Agent with respect to such CP Conduit Purchaser shall make an assignment and assumption to the Additional CP Conduit Purchaser, the Related Additional APA Banks and the Additional Funding Agent pursuant to Section 11.1, as directed by the Administrative Agent, with the result that after giving effect thereto, the Purchaser Group Invested Amount with respect to each such Purchaser Group shall equal the product of (x) the Series 2009-3 Invested Amount on the Purchaser Group Addition Date and (y) the Commitment Percentage of such Purchaser Group on the Purchaser Group Addition Date, after giving effect to the addition of the Additional CP Conduit Purchaser and the Related Additional APA Banks. No Purchaser Group shall be required to make any assignment unless such assigning Purchaser Group shall receive in cash an amount equal to the reduction in its Series 2009-3 Invested Amount.

(f) On any Business Day during the Series 2009-3 Revolving Period, ABRCF may transfer all or a portion of the Commitment of each APA Bank to the Canadian Commitment of such APA Bank under the Canadian Variable Funding Note Facility by providing at least thirty (30) days’ irrevocable prior written notice to the Administrator, the Administrative Agent, the Trustee and the Canadian Agent specifying the scheduled date of the transfer (which shall be a Business Day) and the amount of such transfer. Subject to the satisfaction of the conditions set forth in Section 2.6(g), such transfer shall be effective on the scheduled date specified in ABRCF’s notice. The initial transfer will be required to be in an amount equal to $20,000,000 or a multiple of $1,000,000 in excess thereof and any subsequent transfer will be required to be in an amount equal to $10,000,000 or a multiple of $1,000,000 in excess thereof and will be made by each APA Bank ratably based upon the ratio that the Commitment of such APA Bank bears to the aggregate Commitments of all APA Banks.

(g) Any transfer of the Commitments pursuant to Section 2.6(f) will be permitted only if, after giving effect to the proposed transfer on such Business Day:

(i) the Purchaser Group Invested Amount with respect to any Purchaser Group shall not exceed the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group;

(ii) no Amortization Event or Potential Amortization Event shall have occurred and be continuing;

(iii) no potential amortization event, amortization event, default or event of default shall have occurred and be continuing under the Canadian Variable Funding Note Facility; and

(iv) the number of transfers effected by ABRCF pursuant to Section 2.6(f) during any one year period, including the proposed transfer, is less than or equal to four.

Upon satisfaction of all the conditions set forth above the Commitment of each APA Bank shall be reduced by the amount thereof transferred to the Canadian Variable Funding Note Facility and Schedule I hereto shall deemed to be amended to reflect the decrease in the Maximum Purchaser Group Invested Amount with respect to the Purchaser Group of which such APA Bank is a member as a result of such Commitment reduction.

Section 2.7. Interest; Fees.

(a) Interest shall be payable on the Series 2009-3 Notes on each Distribution Date pursuant to Section 3.3.

(b) On any Business Day, ABRCF may, subject to Section 2.7(c), elect to allocate all or any portion of the Available CP Funding Amount with respect to any Match Funding CP Conduit Purchaser, to one or more CP Tranches with CP Rate Periods commencing on such Business Day by giving the Administrative Agent and the Funding Agent with respect to such Match Funding CP Conduit Purchaser irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by such Funding Agent prior to 3:00 p.m. (New York City time) on the second Business Day prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the CP Rate Period for each CP Tranche to which a portion of the Available CP Funding Amount with respect to such Purchaser Group is to be allocated and (iii) the portion of such Available CP Funding Amount being allocated to each such CP Tranche. On any Business Day, ABRCF may, subject to Sections 2.7(c) and 7.4, elect to allocate all or any portion of the Available APA Bank Funding Amount with respect to any Purchaser Group to one or more Eurodollar Tranches with Eurodollar Periods commencing on such Business Day by giving the Administrative Agent and the Funding Agent with respect to such Purchaser Group irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by such Funding Agent prior to 1:00 p.m. (New York City time) three Business Days prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the Eurodollar Period for each Eurodollar Tranche to which a portion of the Available APA Bank Funding Amount with respect to such Purchaser Group is to be allocated and (iii) the portion of such Available APA Bank Funding Amount being allocated to each such Eurodollar Tranche. Upon receipt of any such notice, the Funding Agent with respect to a Purchaser Group shall notify the CP Conduit Purchaser and the APA Bank with respect to such Purchaser Group of the contents of such notice promptly upon receipt thereof.

(c) Notwithstanding anything to the contrary contained in this Section 2.7, (i) (A) each Match Funding CP Conduit Purchaser shall approve the length of each CP Rate Period and the portion of the Available CP Funding Amount with respect to such Match Funding CP Conduit Purchaser allocated to such CP Rate Period, (B) such Match Funding CP Conduit Purchaser may select, in its sole discretion, any new CP Rate Period if (x) ABRCF does not provide notice of a new CP Rate Period on a timely basis or (y) the Funding Agent with respect to such Match Funding CP Conduit Purchaser, on behalf of such Match Funding CP Conduit Purchaser, determines, in its sole discretion, that the CP Rate Period requested by ABRCF is unavailable or for any reason commercially undesirable and (C) the portion of the Available CP Funding Amount with respect to such Match Funding CP Conduit Purchaser allocable to each CP Tranche must be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) (A) the portion of the Available APA Bank Funding Amount with respect to any Purchaser Group allocable to each Eurodollar Tranche must be in an amount equal to $100,000 or an integral multiple of $100,000 in excess thereof, (B) no more than 7 Eurodollar Tranches with respect to such Purchaser Group shall be outstanding at any one time, (C) after the occurrence and during the continuance of any Amortization Event or Potential Amortization Event, ABRCF may not elect to allocate any portion of the Available APA Bank Funding Amount with respect to any Purchaser Group to a Eurodollar Tranche and (D) during the Series 2009-3 Amortization Period, ABRCF may not select any Eurodollar Period that does not end on or prior to the next succeeding Distribution Date.

(d) On any Business Day, a Match Funding CP Conduit Purchaser may elect that ABRCF no longer be permitted to select CP Tranches in accordance with Sections 2.7(b) and (c) in respect of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser by giving ABRCF and the Administrative Agent irrevocable written notice thereof, which notice must be received by ABRCF and the Administrative Agent at least one Business Day prior to such Business Day. On any Business Day, a Pooled Funding CP Conduit Purchaser may with the prior written consent of the Administrator (which consent shall not be unreasonably withheld) elect thereafter to allow ABRCF to select CP Tranches in accordance with Sections 2.7(b) and (c) in respect of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser by giving ABRCF and the Administrative Agent irrevocable written notice thereof, which notice and consent must be received by ABRCF and the Administrative Agent at least one Business Day prior to such election. Any CP Conduit Purchaser making an election to change the manner in which its funding costs in respect of its Series 2009-3 Note are allocated in accordance with this Section 2.7(d) will be both a Match Funding CP Conduit Purchaser and a Pooled Funding CP Conduit Purchaser during the period that its Series 2009-3 Note is funded on both a “pooled” and “match funded” basis and its Monthly Funding Costs during that period will be calculated accordingly.

(e) ABRCF shall pay with funds available pursuant to Section 3.3(a) to the Administrative Agent, for the account of each Purchaser Group, on each Distribution Date, a commitment fee with respect to the Series 2009-3 Interest Period ending on the day preceding such Distribution Date (the “Commitment Fee”) during the period from the Series 2009-3 Closing Date to and including the Expiry Date with respect to such Purchaser Group in an aggregate amount equal to the sum of the amount for each day in such Series 2009-3 Interest Period equal to (i) the product of (x) the Commitment Fee Rate for such day and (y) the excess of (1) the Commitment Amount with respect to such Purchaser Group on such day over (2) the Purchaser Group Invested Amount with respect to such Purchaser Group on such day, divided by (ii) 360. The Commitment Fees shall be payable monthly in arrears on each Distribution Date.

(f) Calculations of per annum rates under this Supplement shall be made on the basis of a 360- (or 365-/366- in the case of interest on the Floating Tranche based on the Prime Rate) day year. Calculations of Commitment Fees shall be made on the basis of a 360-day year. Each determination of the Adjusted LIBOR Rate by the Administrative Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

Section 2.8. Indemnification by ABRCF. ABRCF agrees to indemnify and hold harmless the Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser, each APA Bank and each of their respective officers, directors, agents and employees (each, a “Company indemnified person”) from and against any loss, liability, expense, damage or injury suffered or sustained by (a “Claim”) such Company indemnified person by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of ABRCF pursuant to the Indenture or the other Related Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by ABRCF (or any of its officers) in the Indenture or other Related Document or (iii) a failure by ABRCF to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of the Indenture or the other Related Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury resulted from the gross negligence, bad faith or willful misconduct of such Company indemnified person or its officers, directors, agents, principals, employees or employers or includes any Excluded Taxes; provided that any payments made by ABRCF pursuant to this Section 2.8 shall be made solely from funds available pursuant to Section 3.3(e), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against ABRCF to the extent that such funds are insufficient to make such payment.

Section 2.9. Funding Agents.

(a) The Funding Agent with respect to each Purchaser Group is hereby authorized to record on each Business Day the CP Funded Amount with respect to such Purchaser Group and the aggregate amount of Discount accruing with respect thereto on such Business Day and the APA Bank Funded Amount with respect to such Purchaser Group and the amount of interest accruing with respect thereto on such Business Day and, based on such recordations, to determine the Monthly Funding Costs with respect to each Series 2009-3 Interest Period and such Purchaser Group. Any such recordation by a Funding Agent, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded. Furthermore, the Funding Agent with respect to each Purchaser Group will maintain records sufficient to identify the percentage interest of the related CP Conduit Purchaser and each APA Bank with respect to such Purchaser Group holding an interest in the Series 2009-3 Note registered in the name of such Funding Agent and any amounts owing thereunder.

(b) Upon receipt of funds from the Administrative Agent on each Distribution Date and the date of any Decrease, each Funding Agent shall pay such funds to the related CP Conduit Purchaser and/or the related APA Bank owed such funds in accordance with the recordations maintained by it in accordance with Section 2.9(a) and the Asset Purchase Agreement with respect to such CP Conduit Purchaser. If a Funding Agent shall have paid to any CP Conduit Purchaser or APA Bank any funds that (i) must be returned for any reason (including bankruptcy) or (ii) exceeds that which such CP Conduit Purchaser or APA Bank was entitled to receive, such amount shall be promptly repaid to such Funding Agent by such CP Conduit Purchaser or APA Bank.

ARTICLE III

SERIES 2009-3 ALLOCATIONS

With respect to the Series 2009-3 Notes, the following shall apply:

Section 3.1. Establishment of Series 2009-3 Collection Account, Series 2009-3 Excess Collection Account and Series 2009-3 Accrued Interest Account.

(a) All Collections allocable to the Series 2009-3 Notes shall be allocated to the Collection Account.

(b) The Trustee will create three administrative subaccounts within the Collection Account for the benefit of the Series 2009-3 Noteholders: the Series 2009-3 Collection Account (such sub-account, the “Series 2009-3 Collection Account”), the Series 2009-3 Excess Collection Account (such sub-account, the “Series 2009-3 Excess Collection Account”) and the Series 2009-3 Accrued Interest Account (such sub-account, the “Series 2009-3 Accrued Interest Account”).

Section 3.2. Allocations with Respect to the Series 2009-3 Notes. The net proceeds from the initial sale of the Series 2009-3 Notes and any Increase will be deposited into the Collection Account. On each Business Day on which Collections are deposited into the Collection Account (each such date, a “Series 2009-3 Deposit Date”), the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate all amounts deposited into the Collection Account in accordance with the provisions of this Section 3.2:

(a) Allocations of Collections During the Series 2009-3 Revolving Period. During the Series 2009-3 Revolving Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate on each day, prior to 11:00 a.m. (New York City time) on each Series 2009-3 Deposit Date, all amounts deposited into the Collection Account as set forth below:

(i) allocate to the Series 2009-3 Collection Account an amount equal to the sum of (A) the Series 2009-3 Invested Percentage (as of such day) of the aggregate amount of Interest Collections on such day and (B) any Series 2009-3 Interest Rate Cap Proceeds received by the Trustee on such day. All such amounts allocated to the Series 2009-3 Collection Account shall be further allocated to the Series 2009-3 Accrued Interest Account; and

(ii) allocate to the Series 2009-3 Excess Collection Account the sum of (A) the Series 2009-3 Invested Percentage (as of such day) of the aggregate amount of Principal Collections on such day (for any such day, the “Series 2009-3 Principal Allocation”) and (B) the proceeds from the initial issuance of the Series 2009-3 Notes and from any Increase; provided, however, if a Waiver Event shall have occurred, then such allocation shall be modified as provided in Article V.

(b) Allocations of Collections During the Series 2009-3 Amortization Period. With respect to the Series 2009-3 Amortization Period, other than after the occurrence of an Event of Bankruptcy with respect to ABCR, any other Lessee or any Permitted Sublessee, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate, prior to 11:00 a.m. (New York City time) on any Series 2009-3 Deposit Date, all amounts deposited into the Collection Account as set forth below:

(i) allocate to the Series 2009-3 Collection Account an amount determined as set forth in Section 3.2(a)(i) above for such day, which amount shall be further allocated to the Series 2009-3 Accrued Interest Account; and

(ii) allocate to the Series 2009-3 Collection Account an amount equal to the Series 2009-3 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Series 2009-3 Notes, ratably, without preference or priority of any kind, until the Series 2009-3 Invested Amount is paid in full; provided that if on any Determination Date (A) the Administrator determines that the amount anticipated to be available from Interest Collections allocable to the Series 2009-3 Notes, Series 2009-3 Interest Rate Cap Proceeds and other amounts available pursuant to Section 3.3 to pay Series 2009-3 Monthly Interest and the Commitment Fees on the next succeeding Distribution Date will be less than the Series 2009-3 Monthly Interest and Commitment Fees for the Series 2009-3 Interest Period ending on the day preceding such Distribution Date and (B) the Series 2009-3 Enhancement Amount is greater than zero, then the Administrator shall direct the Trustee in writing to reallocate a portion of the Principal Collections allocated to the Series 2009-3 Notes during the Related Month equal to the lesser of such insufficiency and the Series 2009-3 Enhancement Amount to the Series 2009-3 Accrued Interest Account to be treated as Interest Collections on such Distribution Date.

(c) Allocations of Collections after the Occurrence of an Event of Bankruptcy. After the occurrence of an Event of Bankruptcy with respect to ARAC, any other Lessee or any Permitted Sublessee, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate, prior to 11:00 a.m. (New York City time) on any Series 2009-3 Deposit Date, all amounts deposited into the Collection Account as set forth below:

(i) allocate to the Series 2009-3 Collection Account an amount equal to the sum of (A) the Series 2009-3 AESOP I Operating Lease Vehicle Percentage as of the date of the occurrence of such Event of Bankruptcy of the aggregate amount of Interest Collections made under the AESOP I Operating Lease Loan Agreement and (B) any Series 2009-3 Interest Rate Cap Proceeds received by the Trustee on such day. All such amounts allocated to the Series 2009-3 Collection Account shall be further allocated to the Series 2009-3 Accrued Interest Account; and

(ii) allocate to the Series 2009-3 Collection Account an amount equal to the Series 2009-3 AESOP I Operating Lease Vehicle Percentage as of the date of the occurrence of such Event of Bankruptcy of the aggregate amount of

Principal Collections made under the AESOP I Operating Lease Loan Agreement, which amount shall be used to make principal payments in respect of the Series 2009-3 Notes until the Series 2009-3 Notes have been paid in full; provided that if on any Determination Date (A) the Administrator determines that the amount anticipated to be available from Interest Collections allocable to the Series 2009-3 Notes, Series 2009-3 Interest Rate Cap Proceeds and other amounts available pursuant to Section 3.3 to pay Series 2009-3 Monthly Interest and the Commitment Fees on the next succeeding Distribution Date will be less than the Series 2009-3 Monthly Interest and Commitment Fees for the Series 2009-3 Interest Period ending on the day preceding such Distribution Date and (B) the Series 2009-3 Enhancement Amount is greater than zero, then the Administrator shall direct the Trustee in writing to reallocate a portion of the Principal Collections allocated to the Series 2009-3 Notes during the Related Month equal to the lesser of such insufficiency and the Series 2009-3 Enhancement Amount to the Series 2009-3 Accrued Interest Account to be treated as Interest Collections on such Distribution Date.

(d) Allocations From Other Series. Amounts allocated to other Series of Notes that have been reallocated by ABRCF to the Series 2009-3 Notes (i) during the Series 2009-3 Revolving Period shall be allocated to the Series 2009-3 Excess Collection Account and applied in accordance with Section 3.2(e) and (ii) during the Series 2009-3 Amortization Period shall be allocated to the Series 2009-3 Collection Account and applied in accordance with Section 3.2(b)(ii) or 3.2(c)(ii), as the case may be, to make principal payments in respect of the Series 2009-3 Notes.

(e) Series 2009-3 Excess Collection Account. Amounts allocated to the Series 2009-3 Excess Collection Account on any Series 2009-3 Deposit Date will be (i) first, used to reduce the Purchaser Group Invested Amount with respect to any Non-Extending Purchaser Group to the extent required pursuant to Section 2.5(d), (ii) second, deposited in the Series 2009-3 Reserve Account in an amount up to the excess, if any, of the Series 2009-3 Required Reserve Account Amount for such date, after giving effect to any Increase or Decrease on such date, over the Series 2009-3 Available Reserve Account Amount for such date, (iii) third, to the extent directed by ABRCF used to pay the principal amount of other Series of Notes that are then required to be paid, (iv) fourth, to the extent directed in writing by the Administrator, used to make a voluntary Decrease in the Series 2009-3 Invested Amount, (v) fifth, to the extent directed in writing by the Administrator used to make a voluntary decrease in the Invested Amount of any other Series of Notes that may be reduced in accordance with the Indenture, (vi) sixth, released to AESOP Leasing in an amount equal to (A) the Loan Agreement’s Share with respect to the AESOP I Operating Lease Loan Agreement as of such date times (B) 100% minus the Loan Payment Allocation Percentage with respect to the AESOP I Operating Lease Loan Agreement as of such date times (C) the amount of any remaining funds and (vii) seventh, paid to ABRCF for any use permitted under the Related Documents, including to make Loans under the Loan Agreements to the extent the Borrowers have requested Loans thereunder and Eligible Vehicles are available for financing thereunder; provided, in the case of clauses (v), (vi) and (vii), that no AESOP I Operating Lease Vehicle Deficiency would result therefrom or exist immediately thereafter. Upon the occurrence of an Amortization Event, funds on deposit in the Series 2009-3 Excess Collection Account will be withdrawn by the Trustee, deposited in the Series 2009-3 Collection Account and allocated as Principal Collections to reduce the Series 2009-3 Invested Amount on the immediately succeeding Distribution Date.

(f) Past Due Rental Payments. Notwithstanding Section 3.2(a), if after the occurrence of a Series 2009-3 Lease Payment Deficit, the Lessees shall make payments of Monthly Base Rent or other amounts payable by the Lessees under the Leases on or prior to the fifth Business Day after the occurrence of such Series 2009-3 Lease Payment Deficit (a “Past Due Rent Payment”), the Administrator shall direct the Trustee in writing pursuant to the Administration Agreement to allocate to the Series 2009-3 Collection Account an amount equal to the Series 2009-3 Invested Percentage as of the date of the occurrence of such Series 2009-3 Lease Payment Deficit of the Collections attributable to such Past Due Rent Payment (the “Series 2009-3 Past Due Rent Payment”). The Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement to withdraw from the Series 2009-3 Collection Account and apply the Series 2009-3 Past Due Rent Payment in the following order:

(i) if the occurrence of such Series 2009-3 Lease Payment Deficit resulted in a withdrawal being made from the Series 2009-3 Reserve Account pursuant to Section 3.3(b), deposit in the Series 2009-3 Reserve Account an amount equal to the lesser of (x) the Series 2009-3 Past Due Rent Payment and (y) the excess, if any, of the Series 2009-3 Required Reserve Account Amount over the Series 2009-3 Available Reserve Account Amount on such day;

(ii) if the occurrence of the related Series 2009-3 Lease Payment Deficit resulted in one or more Lease Deficit Disbursements being made under the Series 2009-3 Letters of Credit, pay to each Series 2009-3 Letter of Credit Provider who made such a Lease Deficit Disbursement for application in accordance with the provisions of the applicable Series 2009-3 Reimbursement Agreement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2009-3 Letter of Credit Provider’s Lease Deficit Disbursement and (y) such Series 2009-3 Letter of Credit Provider’s pro rata share, calculated on the basis of the unreimbursed amount of each Series 2009-3 Letter of Credit Provider’s Lease Deficit Disbursement, of the amount of the Series 2009-3 Past Due Rent Payment remaining after payment pursuant to clause (i) above;

(iii) if the occurrence of such Series 2009-3 Lease Payment Deficit resulted in a withdrawal being made from the Series 2009-3 Cash Collateral Account, deposit in the Series 2009-3 Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2009-3 Past Due Rent Payment remaining after any payment pursuant to clauses (i) and (ii) above and (y) the amount withdrawn from the Series 2009-3 Cash Collateral Account on account of such Series 2009-3 Lease Payment Deficit;

(iv) allocate to the Series 2009-3 Accrued Interest Account the amount, if any, by which the Series 2009-3 Lease Interest Payment Deficit, if any, relating to such Series 2009-3 Lease Payment Deficit exceeds the amount of the Series 2009-3 Past Due Rent Payment applied pursuant to clauses (i), (ii) and (iii) above; and

(v) treat the remaining amount of the Series 2009-3 Past Due Rent Payment as Principal Collections allocated to the Series 2009-3 Notes in accordance with Section 3.2(a)(ii) or 3.2(b)(ii), as the case may be.

Section 3.3. Payments to Noteholders. The Funding Agent with respect to each Purchaser Group shall provide written notice to the Administrative Agent (x) no later than two Business Days prior to each Determination Date, setting forth the Monthly Funding Costs with respect to such Purchaser Group with respect to the portion of the current Series 2009-3 Interest Period ending on such Business Day and a reasonable estimation of the Monthly Funding Costs with respect to such Purchaser Group for the remainder of such Series 2009-3 Interest Period and (y) within three Business Days after the end of each calendar month, setting forth the Monthly Funding Costs (calculated as if such calendar month was a Series 2009-3 Interest Period) with respect to such Purchaser Group for such calendar month. The Administrative Agent shall, within two Business Days following its receipt of such information from each Funding Agent, compile the information provided in such written notice pursuant to (x) or (y) above, as applicable, into one written notice for all Purchaser Groups and forward such notice to the Administrator. If the actual amount of the Monthly Funding Costs with respect to any Purchaser Group for a Series 2009-3 Interest Period is less than or greater than the amount thereof estimated by the Funding Agent with respect to such Purchaser Group on a Determination Date, such Funding Agent shall notify the Administrator and the Administrative Agent thereof on the next succeeding Determination Date and the Administrator will reduce or increase the Monthly Funding Costs with respect to such Purchaser Group for the next succeeding Series 2009-3 Interest Period accordingly. The Administrator shall determine the Series 2009-3 Note Rate for the last Series 2009-3 Interest Period on the Determination Date immediately preceding the final Distribution Date based on the information provided by the Funding Agents. If a Funding Agent determines that the actual Monthly Funding Costs with respect to its Purchaser Group for the last Series 2009-3 Interest Period will be more or less than the estimate thereof provided to the Administrator and informs the Administrator of such variance prior to the Distribution Date for such Series 2009-3 Interest Period, the Administrator will recalculate the Series 2009-3 Note Rate for such Series 2009-3 Interest Period. On each Determination Date, as provided below, the Administrator shall instruct the Paying Agent in writing pursuant to the Administration Agreement to withdraw, and on the following Distribution Date the Paying Agent, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Collection Account pursuant to Section 3.3(a) below in respect of all funds available from Series 2009-3 Interest Rate Cap Proceeds and Interest Collections processed since the preceding Distribution Date and allocated to the holders of the Series 2009-3 Notes.

(a) Note Interest and Commitment Fees with respect to the Series 2009-3 Notes. On each Determination Date, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Administration Agreement as to the amount to be withdrawn and paid pursuant to Section 3.4 from the Series 2009-3 Accrued Interest Account to the extent funds are anticipated to be available from Interest Collections allocable to the Series 2009-3 Notes and the Series 2009-3 Interest Rate Cap Proceeds

processed from, but not including, the preceding Distribution Date through the succeeding Distribution Date in respect of (x) first, an amount equal to the Series 2009-3 Monthly Interest for the Series 2009-3 Interest Period ending on the day preceding the related Distribution Date, (y) second, an amount equal to the Commitment Fees for each Purchaser Group for the Series 2009-3 Interest Period ending on the day preceding the related Distribution Date and (z) third, an amount equal to the amount of any unpaid Series 2009-3 Shortfall as of the preceding Distribution Date (together with any accrued interest on such Series 2009-3 Shortfall). On the following Distribution Date, the Trustee shall withdraw the amounts described in the first sentence of this Section 3.3(a) from the Series 2009-3 Accrued Interest Account and deposit such amounts in the Series 2009-3 Distribution Account.

(b) Withdrawals from Series 2009-3 Reserve Account. If the Administrator determines on any Distribution Date that the amounts available from the Series 2009-3 Accrued Interest Account are insufficient to pay the sum of the amounts described in clauses (x), (y) and (z) of Section 3.3(a) above on such Distribution Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2009-3 Reserve Account and deposit in the Series 2009-3 Distribution Account on such Distribution Date an amount equal to the lesser of the Series 2009-3 Available Reserve Account Amount and such insufficiency. The Trustee shall withdraw such amount from the Series 2009-3 Reserve Account and deposit such amount in the Series 2009-3 Distribution Account.

(c) Lease Payment Deficit Notice. On or before 10:00 a.m. (New York City time) on each Distribution Date, the Administrator shall notify the Trustee of the amount of any Series 2009-3 Lease Payment Deficit, such notification to be in the form of Exhibit F (each a “Lease Payment Deficit Notice”).

(d) Draws on Series 2009-3 Letters of Credit For Series 2009-3 Lease Interest Payment Deficits. If the Administrator determines on the Business Day immediately preceding any Distribution Date that on such Distribution Date there will exist a Series 2009-3 Lease Interest Payment Deficit, the Administrator shall, on or prior to 3:00 p.m. (New York City time) on such Business Day, instruct the Trustee in writing to draw on the Series 2009-3 Letters of Credit, if any, and, the Trustee shall, by 5:00 p.m. (New York City time) on such Business Day draw an amount (identified by the Administrator) equal to the least of (i) such Series 2009-3 Lease Interest Payment Deficit, (ii) the excess, if any, of the sum of the amounts described in clauses (x), (y) and (z) of Section 3.3(a) above for such Distribution Date over the amounts available from the Series 2009-3 Accrued Interest Account on such Distribution Date plus the amount withdrawn from the Series 2009-3 Reserve Account pursuant to Section 3.3(b) and (iii) the Series 2009-3 Letter of Credit Liquidity Amount on the Series 2009-3 Letters of Credit by presenting to each Series 2009-3 Letter of Credit Provider a Certificate of Lease Deficit Demand and shall cause the Lease Deficit Disbursements to be deposited in the Series 2009-3 Distribution Account on such Distribution Date for distribution in accordance with Section 3.4; provided, however, that if the Series 2009-3 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2009-3 Cash Collateral Account and deposit in the Series 2009-3 Distribution Account an amount equal to the lesser of (x) the Series 2009-3 Cash Collateral Percentage on such date of the least of the amounts described in clauses (i), (ii) and (iii) above and (y) the Series 2009-3 Available Cash Collateral Account Amount on such date and draw an amount equal to the remainder of such amount on the Series 2009-3 Letters of Credit.

(e) Balance. On or prior to the second Business Day preceding each Distribution Date, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Administration Agreement to pay the balance (after making the payments required in Section 3.3(a)), if any, of the amounts available from the Series 2009-3 Accrued Interest Account as follows:

(i) on each Distribution Date during the Series 2009-3 Revolving Period, (1) first, to the Administrator, an amount equal to the Series 2009-3 Percentage as of the beginning of such Series 2009-3 Interest Period of the portion of the Monthly Administration Fee payable by ABRCF (as specified in clause (iii) of the definition thereof) for such Series 2009-3 Interest Period, (2) second, to the Trustee, an amount equal to the Series 2009-3 Percentage as of the beginning of such Series 2009-3 Interest Period of the Trustee’s fees for such Series 2009-3 Interest Period, (3) third, to the Series 2009-3 Distribution Account to pay any Article VII Costs, (4) fourth, to pay any Carrying Charges (other than Carrying Charges provided for above) to the Persons to whom such amounts are owed, an amount equal to the Series 2009-3 Percentage as of the beginning of such Series 2009-3 Interest Period of such Carrying Charges (other than Carrying Charges provided for above) for such Series 2009-3 Interest Period and (5) fifth, the balance, if any (“Excess Collections”), shall be withdrawn by the Paying Agent from the Series 2009-3 Collection Account and deposited in the Series 2009-3 Excess Collection Account; and

(ii) on each Distribution Date during the Series 2009-3 Amortization Period, (1) first, to the Trustee, an amount equal to the Series 2009-3 Percentage as of the beginning of such Series 2009-3 Interest Period of the Trustee’s fees for such Series 2009-3 Interest Period, (2) second, to the Administrator, an amount equal to the Series 2009-3 Percentage as of the beginning of such Series 2009-3 Interest Period of the portion of the Monthly Administration Fee (as specified in clause (iii) of the definition thereof) payable by ABRCF for such Series 2009-3 Interest Period, (3) third, to the Series 2009-3 Distribution Account to pay any Article VII Costs, (4) fourth, to pay any Carrying Charges (other than Carrying Charges provided for above) to the Persons to whom such amounts are owed, an amount equal to the Series 2009-3 Percentage as of the beginning of such Series 2009-3 Interest Period of such Carrying Charges (other than Carrying Charges provided for above) for such Series 2009-3 Interest Period and (5) fifth, the balance, if any, shall be treated as Principal Collections.

(f) Shortfalls. If the amounts described in Section 3.3 are insufficient to pay the Series 2009-3 Monthly Interest and the Commitment Fees of the Purchaser Groups on any Distribution Date, payments of interest to the Series 2009-3 Noteholders and payments of Commitment Fees to the Purchaser Groups will be reduced on a pro rata basis by the amount of such deficiency. The aggregate amount, if any, of such deficiency on any Distribution Date shall be referred to as the “Series 2009-3 Shortfall.” Interest shall accrue on the Series 2009-3 Shortfall at the Alternate Base Rate plus 2% per annum.

Section 3.4. Payment of Note Interest and Commitment Fees. On each Distribution Date, subject to Section 9.8 of the Base Indenture, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Administrative Agent for the accounts of the Purchaser Groups from the Series 2009-3 Distribution Account the amounts deposited in the Series 2009-3 Distribution Account pursuant to Section 3.3. Upon the receipt of funds from the Paying Agent on each Distribution Date on account of Series 2009-3 Monthly Interest, the Administrative Agent shall pay to each Funding Agent with respect to a Purchaser Group an amount equal to the Monthly Funding Costs with respect to such Purchaser Group with respect to the Series 2009-3 Interest Period ending on the day preceding such Distribution Date plus the amount of any unpaid Series 2009-3 Shortfalls relating to unpaid Series 2009-3 Monthly Interest payable to such Purchaser Group as of the preceding Distribution Date, together with any interest thereon at the Alternate Base Rate plus 2% per annum. If the amount paid to the Administrative Agent on any Distribution Date pursuant to this Section 3.4 on account of Series 2009-3 Monthly Interest for the Series 2009-3 Interest Period ending on the day preceding such Distribution Date is less than such Series 2009-3 Monthly Interest, the Administrative Agent shall pay the amount available to the Funding Agents, on behalf of the Purchaser Groups, on a pro rata basis, based on the Monthly Funding Costs with respect to each Purchaser Group with respect to such Series 2009-3 Interest Period. Upon the receipt of funds from the Paying Agent on each Distribution Date on account of Commitment Fees, the Administrative Agent shall pay to each Funding Agent with respect to a Purchaser Group an amount equal to the Commitment Fee payable to such Purchaser Group with respect to the Series 2009-3 Interest Period ending on the day preceding such Distribution Date plus the amount of any unpaid Series 2009-3 Shortfalls relating to unpaid Commitment Fees payable to such Purchaser Group as of the preceding Distribution Date, together with any interest thereon at the Alternate Base Rate plus 2% per annum. If the amount paid to the Administrative Agent on any Distribution Date pursuant to this Section 3.4 on account of Commitment Fees is less than the Commitment Fees payable on such Distribution Date, the Administrative Agent shall pay the amount available to the Funding Agents, on behalf of the Purchaser Groups, on a pro rata basis, based on the Commitment Fee payable to each Purchaser Group on such Distribution Date. Upon the receipt of funds from the Trustee or the Paying Agent on any Distribution Date on account of Article VII Costs, the Administrative Agent shall pay such amounts to the Funding Agent with respect to the CP Conduit Purchaser or the APA Bank owed such amounts. If the amounts paid to the Administrative Agent on any Distribution Date pursuant to Section 3.3(e) on account of Article VII Costs are less than the Article VII Costs due and payable on such Distribution Date, the Administrative Agent shall pay the amounts available to the Funding Agents with respect to the CP Conduit Purchasers and APA Banks owed such amounts, on a pro rata basis, based on the Article VII Costs owing to such CP Conduit Purchasers and APA Banks. Due and unpaid Article VII Costs owing to a Purchaser Group shall accrue interest at the Alternate Base Rate plus 2%; provided that Article VII Costs shall not be considered due until the first Distribution Date following five days’ notice to ABRCF and the Administrator of such Article VII Costs.

Section 3.5. Payment of Note Principal.

(a) Monthly Payments During Series 2009-3 Amortization Period. Commencing on the first Determination Date after the commencement of the Series 2009-3 Amortization Period, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Administration Agreement and in accordance with this Section 3.5 as to (i) the amount allocated to the Series 2009-3 Notes during the Related Month pursuant to Section 3.2(b)(ii) or (c)(ii), as the case may be, (ii) any amounts to be withdrawn from the Series 2009-3 Reserve Account and deposited into the Series 2009-3 Distribution Account or (iii) any amounts to be drawn on the Series 2009-3 Demand Notes and/or on the Series 2009-3 Letters of Credit (or withdrawn from the Series 2009-3 Cash Collateral Account). On the Distribution Date following each such Determination Date, the Trustee shall withdraw the amount allocated to the Series 2009-3 Notes during the Related Month pursuant to Section 3.2(b)(ii) or (c)(ii), as the case may be, from the Series 2009-3 Collection Account and deposit such amount in the Series 2009-3 Distribution Account, to be paid to the holders of the Series 2009-3 Notes.

(b) Decreases. On any Business Day during the Series 2009-3 Revolving Period on which a Decrease is to be made pursuant to Section 2.5, the Trustee shall withdraw from the Series 2009-3 Excess Collection Account in accordance with the written instructions of the Administrator, an amount equal to the lesser of (i) the funds then allocated to the Series 2009-3 Excess Collection Account (after giving effect to any application pursuant to clauses (i), (ii) and (iii) of Section 3.2(e)) and (ii) the amount of such Decrease, and deposit such amount in the Series 2009-3 Distribution Account, to be paid to the Administrative Agent for distribution in accordance with Section 3.5(f).

(c) Principal Deficit Amount. On each Distribution Date on which the Principal Deficit Amount is greater than zero, amounts shall be transferred to the Series 2009-3 Distribution Account as follows:

(i) Reserve Account Withdrawal. The Administrator shall instruct the Trustee in writing, prior to 12:00 noon (New York City time) on such Distribution Date, in the case of a Principal Deficit Amount resulting from a Series 2009-3 Lease Payment Deficit, or prior to 12:00 noon (New York City time) on the second Business Day prior to such Distribution Date, in the case of any other Principal Deficit Amount, to withdraw from the Series 2009-3 Reserve Account, an amount equal to the lesser of (x) the Series 2009-3 Available Reserve Account Amount and (y) such Principal Deficit Amount and deposit it in the Series 2009-3 Distribution Account on such Distribution Date.

(ii) Principal Draws on Series 2009-3 Letters of Credit. If the Administrator determines on the Business Day immediately preceding any Distribution Date during the Series 2009-3 Amortization Period that on such Distribution Date there will exist a Series 2009-3 Lease Principal Payment Deficit, the Administrator shall instruct the Trustee in writing to draw on the Series 2009-3 Letters of Credit, if any, as provided below. Upon receipt of a notice by the Trustee from the Administrator in respect of a Series 2009-3 Lease Principal Payment Deficit on or prior to 3:00 p.m. (New York City time) on the Business Day immediately preceding a Distribution Date, the Trustee shall, by 5:00 p.m. (New York City time) on such Business Day draw an amount equal to the least of (i) such Series 2009-3 Lease Principal Payment Deficit, (ii) the amount by which the Principal Deficit Amount for such Distribution Date exceeds the amount to be deposited in the

Series 2009-3 Distribution Account in accordance with clause (i) of this Section 3.5(c) and (iii) the Series 2009-3 Letter of Credit Liquidity Amount on the Series 2009-3 Letters of Credit, by presenting to each Series 2009-3 Letter of Credit Provider a Certificate of Lease Deficit Demand and shall cause the Lease Deficit Disbursements to be deposited in the Series 2009-3 Distribution Account on such Distribution Date; provided, however, that if the Series 2009-3 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2009-3 Cash Collateral Account and deposit in the Series 2009-3 Distribution Account an amount equal to the lesser of (x) the Series 2009-3 Cash Collateral Percentage for such date of the least of the amounts described in clauses (i), (ii) and (iii) above and (y) the Series 2009-3 Available Cash Collateral Account Amount on such date and draw an amount equal to the remainder of such amount on the Series 2009-3 Letters of Credit.

(iii) Demand Note Draw. If on any Determination Date, the Administrator determines that the Principal Deficit Amount on the next succeeding Distribution Date (after giving effect to any withdrawal from the Series 2009-3 Reserve Account pursuant to Section 3.5(c)(i) on such Distribution Date) will be greater than zero and there are any Series 2009-3 Letters of Credit on such date, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Distribution Date, the Administrator shall instruct the Trustee in writing to deliver a Demand Notice to the Demand Note Issuers demanding payment of an amount equal to the lesser of (A) the Principal Deficit Amount and (B) the Series 2009-3 Letter of Credit Amount. The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding such Distribution Date, deliver such Demand Notice to the Demand Note Issuers; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to a Demand Note Issuer shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to such Demand Note Issuer. The Trustee shall cause the proceeds of any demand on the Series 2009-3 Demand Notes to be deposited into the Series 2009-3 Distribution Account.

(iv) Letter of Credit Draw. In the event that either (x) on or prior to 10:00 a.m. (New York City time) on the Business Day prior to such Distribution Date, any Demand Note Issuer shall have failed to pay to the Trustee or deposit in the Series 2009-3 Distribution Account the amount specified in such Demand Notice in whole or in part or (y) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to any Demand Note Issuer, the Trustee shall not have delivered such Demand Notice to any Demand Note Issuer on the second Business Day preceding such Distribution Date, then, in the case of (x) or (y) the Trustee shall on such Business Day draw on the Series 2009-3 Letters of Credit an amount equal to the lesser of (i) Series 2009-3 Letter of Credit Amount and (ii) the aggregate amount that the Demand Note Issuers failed to pay under the Series 2009-3 Demand Notes (or, the amount that the Trustee failed to demand for payment thereunder) by presenting to each Series 2009-3 Letter of Credit Provider a Certificate of Unpaid Demand Note Demand; provided, however, that if the Series 2009-3 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2009-3 Cash Collateral Account and deposit in the Series 2009-3 Distribution Account an amount equal to the lesser of (x) the Series 2009-3 Cash Collateral Percentage on such Business Day of the aggregate amount that the Demand Note Issuers failed to pay under the Series 2009-3 Demand Notes (or, the amount that the Trustee failed to demand for payment thereunder) and (y) the Series 2009-3 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of the aggregate amount that the Demand Note Issuers failed to pay under the Series 2009-3 Demand Notes (or, the amount that the Trustee failed to demand for payment thereunder) on the Series 2009-3 Letters of Credit. The Trustee shall deposit into, or cause the deposit of, the proceeds of any draw on the Series 2009-3 Letters of Credit and the proceeds of any withdrawal from the Series 2009-3 Cash Collateral Account to be deposited in the Series 2009-3 Distribution Account on such Distribution Date.

(d) Series 2009-3 Termination Date. The entire Series 2009-3 Invested Amount shall be due and payable on the Series 2009-3 Termination Date. In connection therewith:

(i) Reserve Account Withdrawal. If, after giving effect to the deposit into the Series 2009-3 Distribution Account of the amount to be deposited in accordance with Section 3.5(a), together with any amounts to be deposited therein in accordance with Section 3.5(c) on the Series 2009-3 Termination Date, the amount to be deposited in the Series 2009-3 Distribution Account with respect to the Series 2009-3 Termination Date is or will be less than the Series 2009-3 Invested Amount, then, prior to 12:00 noon (New York City time) on the second Business Day prior to the Series 2009-3 Termination Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2009-3 Reserve Account, an amount equal to the lesser of the Series 2009-3 Available Reserve Account Amount and such insufficiency and deposit it in the Series 2009-3 Distribution Account on the Series 2009-3 Termination Date.

(ii) Demand Note Draw. If the amount to be deposited in the Series 2009-3 Distribution Account in accordance with Section 3.5(a) together with any amounts to be deposited therein in accordance with Section 3.5(c) and Section 3.5(d)(i) on the Series 2009-3 Termination Date is less than the Series 2009-3 Invested Amount, and there are any Series 2009-3 Letters of Credit on such date, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to the Series 2009-3 Termination Date, the Administrator shall instruct the Trustee in writing to make a demand (a “Demand Notice”) substantially in the form attached hereto as Exhibit G on the Demand Note Issuers for payment under the Series 2009-3 Demand Notes in an amount equal to the lesser of (i) such insufficiency and (ii) the Series 2009-3 Letter of Credit Amount. The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding the Series 2009-3 Termination Date, deliver such Demand Notice to the Demand Note Issuers; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to a Demand Note Issuer shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to such Demand Note Issuer. The Trustee shall cause the proceeds of any demand on the Series 2009-3 Demand Notes to be deposited into the Series 2009-3 Distribution Account on such Distribution Date.

(iii) Letter of Credit Draw. In the event that either (x) on or prior to 10:00 a.m. (New York City time) on the Business Day immediately preceding any Distribution Date next succeeding any date on which a Demand Notice has been transmitted by the Trustee to the Demand Note Issuers pursuant to clause (ii) of this Section 3.5(d) any Demand Note Issuer shall have failed to pay to the Trustee or deposit into the Series 2009-3 Distribution Account the amount specified in such Demand Notice in whole or in part or (y) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to one or more of the Demand Note Issuers, the Trustee shall not have delivered such Demand Notice to any Demand Note Issuer on the second Business Day preceding the Series 2009-3 Termination Date, then, in the case of (x) or (y) the Trustee shall draw on the Series 2009-3 Letters of Credit by 12:00 noon (New York City time) on such Business Day an amount equal to the lesser of (a) the amount that the Demand Note Issuers failed to pay under the Series 2009-3 Demand Notes (or, the amount that the Trustee failed to demand for payment thereunder) and (b) the Series 2009-3 Letter of Credit Amount on such Business Day by presenting to each Series 2009-3 Letter of Credit Provider a Certificate of Unpaid Demand Note Demand; provided, however, that if the Series 2009-3 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2009-3 Cash Collateral Account and deposit in the Series 2009-3 Distribution Account an amount equal to the lesser of (x) the Series 2009-3 Cash Collateral Percentage on such Business Day of the amount that the Demand Note Issuers failed to pay under the Series 2009-3 Demand Notes (or, the amount that the Trustee failed to demand for payment thereunder) and (y) the Series 2009-3 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of the amount that the Demand Note Issuers failed to pay under the Series 2009-3 Demand Notes (or, the amount that the Trustee failed to demand for payment thereunder) on the Series 2009-3 Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any draw on the Series 2009-3 Letters of Credit and the proceeds of any withdrawal from the Series 2009-3 Cash Collateral Account to be deposited in the Series 2009-3 Distribution Account on such Distribution Date.

(e) Distribution. On each Distribution Date occurring on or after the date a withdrawal is made from the Series 2009-3 Collection Account pursuant to Section 3.5(a) or amounts are deposited in the Series 2009-3 Distribution Account pursuant to Section 3.5(c) and/or (d), the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Administrative Agent for the accounts of the Purchaser Groups from the Series 2009-3 Distribution Account the amount deposited therein pursuant to Section 3.5(a), (c) and/or (d).

(f) Payment of Funds from Decreases. Upon the receipt of funds on account of a Decrease from the Trustee, the Administrative Agent shall pay first, to each Funding Agent with respect to a Non-Extending Purchaser Group a pro rata amount of the Decrease, based on the Purchaser Group Invested Amounts with respect to such Non-Extending Purchaser Group relative to the Purchaser Group Invested Amounts with respect to all Non-Extending Purchaser

Groups on the date of such Decrease and second, to each Funding Agent with respect to a Purchaser Group, such Purchaser Group’s Pro Rata Share of the remaining amount of such Decrease. Each Purchaser Group’s share of the amount of any Decrease on any Business Day shall be allocated by such Purchaser Group first to reduce the Available CP Funding Amount with respect to such Purchaser Group and the Available APA Bank Funding Amount with respect to such Purchaser Group on such Business Day and then to reduce the portion of the Purchaser Group Invested Amount with respect to such Purchaser Group allocated to CP Tranches and Eurodollar Tranches in such order as such Purchaser Group may select in order to minimize costs payable pursuant to Section 7.3. Upon the receipt of funds from the Trustee pursuant to Sections 3.5(a), (c) and/or (d) on any Distribution Date, the Administrative Agent shall pay to each Funding Agent with respect to a Purchaser Group, such Purchaser Group’s Pro Rata Share of such funds.

Section 3.6. Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment. If the Administrator fails to give notice or instructions to make any payment from or deposit into the Collection Account required to be given by the Administrator, at the time specified in the Administration Agreement or any other Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from the Collection Account without such notice or instruction from the Administrator, provided that the Administrator, upon request of the Trustee, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit. When any payment or deposit hereunder or under any other Related Document is required to be made by the Trustee or the Paying Agent at or prior to a specified time, the Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time.

Section 3.7. Series 2009-3 Reserve Account.

(a) Establishment of Series 2009-3 Reserve Account. ABRCF shall establish and maintain in the name of the Series 2009-3 Agent for the benefit of the Series 2009-3 Noteholders, or cause to be established and maintained, an account (the “Series 2009-3 Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2009-3 Noteholders. The Series 2009-3 Reserve Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2009-3 Reserve Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depositary institution or trust company shall be reduced to below “BBB-” by Standard & Poors or “Baa2” by Moody’s, then ABRCF shall, within 30 days of such reduction, establish a new Series 2009-3 Reserve Account with a new Qualified Institution. If the Series 2009-3 Reserve Account is not maintained in accordance with the previous sentence, ABRCF shall establish a new Series 2009-3 Reserve Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Series 2009-3 Agent in writing to transfer all cash and investments from the non-qualifying Series 2009-3 Reserve Account into the new Series 2009-3 Reserve Account. Initially, the Series 2009-3 Reserve Account will be established with The Bank of New York Mellon.

(b) Administration of the Series 2009-3 Reserve Account. The Administrator may instruct the institution maintaining the Series 2009-3 Reserve Account to invest funds on deposit in the Series 2009-3 Reserve Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2009-3 Reserve Account is held with the Paying Agent, then such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Series 2009-3 Reserve Account and any such Permitted Investments that constitute (i) physical property (and that is not either a United States security entitlement or a security entitlement) shall be physically delivered to the Trustee; (ii) United States security entitlements or security entitlements shall be controlled (as defined in Section 8-106 of the New York UCC) by the Trustee pending maturity or disposition, and (iii) uncertificated securities (and not United States security entitlements) shall be delivered to the Trustee by causing the Trustee to become the registered holder of such securities. The Trustee shall, at the expense of ABRCF, take such action as is required to maintain the Trustee’s security interest in the Permitted Investments credited to the Series 2009-3 Reserve Account. ABRCF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of purchase price of such Permitted Investments. In the absence of written investment instructions hereunder, funds on deposit in the Series 2009-3 Reserve Account shall remain uninvested.

(c) Earnings from Series 2009-3 Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2009-3 Reserve Account shall be deemed to be on deposit therein and available for distribution.

(d) Series 2009-3 Reserve Account Constitutes Additional Collateral for Series 2009-3 Notes. In order to secure and provide for the repayment and payment of the ABRCF Obligations with respect to the Series 2009-3 Notes, ABRCF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2009-3 Noteholders, all of ABRCF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2009-3 Reserve Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2009-3 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2009-3 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2009-3 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2009-3 Reserve Account Collateral”). The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Series 2009-3 Reserve Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2009-3 Reserve Account. The Series 2009-3 Reserve Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series

2009-3 Noteholders. The Series 2009-3 Agent hereby agrees (i) to act as the securities intermediary (as defined in Section 8-102(a)(14) of the New York UCC) with respect to the Series 2009-3 Reserve Account; (ii) that its jurisdiction as securities intermediary is New York; (iii) that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Series 2009-3 Reserve Account shall be treated as a financial asset (as defined in Section 8-102(a)(9) of the New York UCC) and (iv) to comply with any entitlement order (as defined in Section 8-102(a)(8) of the New York UCC) issued by the Trustee.

(e) Preference Amount Withdrawals from the Series 2009-3 Reserve Account or the Series 2009-3 Cash Collateral Account. If a member of a Purchaser Group notifies the Trustee in writing of the existence of a Preference Amount, then, subject to the satisfaction of the conditions set forth in the next succeeding sentence, on the Business Day on which those conditions are first satisfied, the Trustee shall withdraw from either (x) prior to the Series 2009-3 Letter of Credit Termination Date, the Series 2009-3 Reserve Account or (y) on or after the Series 2009-3 Letter of Credit Termination Date, the Series 2009-3 Cash Collateral Account and pay to the Funding Agent for such member an amount equal to such Preference Amount. Prior to any withdrawal from the Series 2009-3 Reserve Account or the Series 2009-3 Cash Collateral Account pursuant to this Section 3.7(e), the Trustee shall have received (i) a certified copy of the order requiring the return of such Preference Amount; (ii) an opinion of counsel satisfactory to the Trustee that such order is final and not subject to appeal; and (iii) a release as to any claim against ABRCF by the Purchaser Group for any amount paid in respect of such Preference Amount. On the Business Day after Series 2009-3 Letter of Credit Termination Date, the Trustee shall transfer the amount on deposit in the Series 2009-3 Reserve Account to the Series 2009-3 Cash Collateral Account.

(f) Series 2009-3 Reserve Account Surplus. In the event that the Series 2009-3 Reserve Account Surplus on any Distribution Date, after giving effect to all withdrawals from the Series 2009-3 Reserve Account, is greater than zero, the Trustee, acting in accordance with the written instructions of the Administrator pursuant to the Administration Agreement, shall withdraw from the Series 2009-3 Reserve Account an amount equal to the Series 2009-3 Reserve Account Surplus and shall pay such amount to ABRCF.

(g) Termination of Series 2009-3 Reserve Account. Upon the termination of the Indenture pursuant to Section 11.1 of the Base Indenture, the Trustee, acting in accordance with the written instructions of the Administrator, after the prior payment of all amounts owing to the Series 2009-3 Noteholders and payable from the Series 2009-3 Reserve Account as provided herein, shall withdraw from the Series 2009-3 Reserve Account all amounts on deposit therein for payment to ABRCF.

Section 3.8. Series 2009-3 Letters of Credit and Series 2009-3 Cash Collateral Account.

(a) Series 2009-3 Letters of Credit and Series 2009-3 Cash Collateral Account Constitute Additional Collateral for Series 2009-3 Notes. In order to secure and provide for the repayment and payment of ABRCF’s obligations with respect to the Series 2009-3 Notes, ABRCF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2009-3 Noteholders, all of ABRCF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) each Series 2009-3 Letter of Credit; (ii) the Series 2009-3 Cash Collateral Account, including any security entitlement thereto; (iii) all funds on deposit in the Series 2009-3 Cash Collateral Account from time to time; (iv) all certificates and instruments, if any, representing or evidencing any or all of the Series 2009-3 Cash Collateral Account or the funds on deposit therein from time to time; (v) all investments made at any time and from time to time with monies in the Series 2009-3 Cash Collateral Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (vi) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2009-3 Cash Collateral Account, the funds on deposit therein from time to time or the investments made with such funds; and (vii) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (ii) through (vii) are referred to, collectively, as the “Series 2009-3 Cash Collateral Account Collateral”). The Trustee shall, for the benefit of the Series 2009-3 Noteholders, possess all right, title and interest in all funds on deposit from time to time in the Series 2009-3 Cash Collateral Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2009-3 Cash Collateral Account. The Series 2009-3 Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2009-3 Noteholders. The Series 2009-3 Agent hereby agrees (i) to act as the securities intermediary (as defined in Section 8-102(a)(14) of the New York UCC) with respect to the Series 2009-3 Cash Collateral Account; (ii) that its jurisdiction as securities intermediary is New York; (iii) that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Series 2009-3 Cash Collateral Account shall be treated as a financial asset (as defined in Section 8-102(a)(9) of the New York UCC) and (iv) to comply with any entitlement order (as defined in Section 8-102(a)(8) of the New York UCC) issued by the Trustee.

(b) Series 2009-3 Letter of Credit Expiration Date. If prior to the date which is ten (10) days prior to the then scheduled Series 2009-3 Letter of Credit Expiration Date with respect to any Series 2009-3 Letter of Credit, excluding the amount available to be drawn under such Series 2009-3 Letter of Credit but taking into account each substitute Series 2009-3 Letter of Credit which has been obtained from a Series 2009-3 Eligible Letter of Credit Provider and is in full force and effect on such date, the Series 2009-3 Enhancement Amount would be equal to or more than the Series 2009-3 Required Enhancement Amount and the Series 2009-3 Liquidity Amount would be equal to or greater than the Series 2009-3 Required Liquidity Amount, then the Administrator shall notify the Trustee in writing no later than two Business Days prior to such Series 2009-3 Letter of Credit Expiration Date of such determination. If prior to the date which is ten (10) days prior to the then scheduled Series 2009-3 Letter of Credit Expiration Date with respect to any Series 2009-3 Letter of Credit, excluding the amount available to be drawn under such Series 2009-3 Letter of Credit but taking into account each substitute Series 2009-3 Letter of Credit which has been obtained from a Series 2009-3 Eligible Letter of Credit Provider and is in full force and effect on such date, the Series 2009-3 Enhancement Amount would be less than the Series 2009-3 Required Enhancement Amount or the Series 2009-3 Liquidity Amount would be less than the Series 2009-3 Required Liquidity Amount, then the Administrator shall notify the Trustee in writing no later than two Business Days prior to such Series 2009-3 Letter of Credit Expiration Date of (x) the greater of (A) the excess, if any, of the Series 2009-3 Required Enhancement Amount over the Series 2009-3 Enhancement Amount, excluding the available amount under such expiring Series 2009-3 Letter of Credit but taking into account any substitute Series 2009-3 Letter of Credit which has been obtained from a Series 2009-3 Eligible Letter of Credit Provider and is in full force and effect, on such date, and (B) the excess, if any, of the Series 2009-3 Required Liquidity Amount over the Series 2009-3 Liquidity Amount, excluding the available amount under such expiring Series 2009-3 Letter of Credit but taking into account any substitute Series 2009-3 Letter of Credit which has been obtained from a Series 2009-3 Eligible Letter of Credit Provider and is in full force and effect, on such date, and (y) the amount available to be drawn on such expiring Series 2009-3 Letter of Credit on such date. Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 noon (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) above on such expiring Series 2009-3 Letter of Credit by presenting a Certificate of Termination Demand and shall cause the Termination Disbursement to be deposited in the Series 2009-3 Cash Collateral Account.

If the Trustee does not receive the notice from the Administrator described in the first paragraph of this Section 3.8(b) on or prior to the date that is two Business Days prior to each Series 2009-3 Letter of Credit Expiration Date, the Trustee shall, by 12:00 noon (New York City time) on such Business Day draw the full amount of such Series 2009-3 Letter of Credit by presenting a Certificate of Termination Demand and shall cause the Termination Disbursement to be deposited in the Series 2009-3 Cash Collateral Account.

(c) Series 2009-3 Letter of Credit Providers. The Administrator shall notify the Trustee in writing within one Business Day of becoming aware that (i) the long-term senior unsecured debt credit rating of any Series 2009-3 Letter of Credit Provider has fallen below “A” as determined by Standard & Poor’s or “A1” as determined by Moody’s or (ii) the short-term senior unsecured debt credit rating of any Series 2009-3 Letter of Credit Provider has fallen below “A-1” as determined by Standard & Poor’s or “P-1” as determined by Moody’s. At such time the Administrator shall also notify the Trustee of (i) the greater of (A) the excess, if any, of the Series 2009-3 Required Enhancement Amount over the Series 2009-3 Enhancement Amount, excluding the available amount under the Series 2009-3 Letter of Credit issued by such Series 2009-3 Letter of Credit Provider, on such date, and (B) the excess, if any, of the Series 2009-3 Required Liquidity Amount over the Series 2009-3 Liquidity Amount, excluding the available amount under such Series 2009-3 Letter of Credit, on such date, and (ii) the amount available to be drawn on such Series 2009-3 Letter of Credit on such date. Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 noon (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business Day), draw on such Series 2009-3 Letter of Credit in an amount equal to the lesser of the amounts in clause (i) and clause (ii) of the immediately preceding sentence on such Business Day by presenting a Certificate of Termination Demand and shall cause the Termination Disbursement to be deposited in the Series 2009-3 Cash Collateral Account.

(d) Draws on the Series 2009-3 Letters of Credit. If there is more than one Series 2009-3 Letter of Credit on the date of any draw on the Series 2009-3 Letters of Credit pursuant to the terms of this Supplement, the Administrator shall instruct the Trustee, in writing, to draw on each Series 2009-3 Letter of Credit in an amount equal to the LOC Pro Rata Share of the Series 2009-3 Letter of Credit Provider issuing such Series 2009-3 Letter of Credit of the amount of such draw on the Series 2009-3 Letters of Credit.

(e) Establishment of Series 2009-3 Cash Collateral Account. On or prior to the date of any drawing under a Series 2009-3 Letter of Credit pursuant to Section 3.8(b) or (c) above, ABRCF shall establish and maintain in the name of the Trustee for the benefit of the Series 2009-3 Noteholders, or cause to be established and maintained, an account (the “Series 2009-3 Cash Collateral Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2009-3 Noteholders. The Series 2009-3 Cash Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2009-3 Cash Collateral Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depository institution or trust company shall be reduced to below “BBB-” by Standard & Poor’s or “Baa3” by Moody’s, then ABRCF shall, within 30 days of such reduction, establish a new Series 2009-3 Cash Collateral Account with a new Qualified Institution or a new segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2009-3 Cash Collateral Account. If a new Series 2009-3 Cash Collateral Account is established, ABRCF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2009-3 Cash Collateral Account into the new Series 2009-3 Cash Collateral Account.

(f) Administration of the Series 2009-3 Cash Collateral Account. ABRCF may instruct (by standing instructions or otherwise) the institution maintaining the Series 2009-3 Cash Collateral Account to invest funds on deposit in the Series 2009-3 Cash Collateral Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2009-3 Cash Collateral Account is held with the Paying Agent, in which case such investment may mature on such Distribution Date so long as such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Series 2009-3 Cash Collateral Account and any such Permitted Investments that constitute (i) physical property (and that is not either a United States security entitlement or a security entitlement) shall be physically delivered to the Trustee; (ii) United States security entitlements or security entitlements shall be controlled (as defined in Section 8-106 of the New York UCC) by the Trustee pending maturity or disposition, and (iii) uncertificated securities (and not United States security entitlements) shall be delivered to the Trustee by causing the Trustee to become the registered holder of such securities. The Trustee shall, at the expense of ABRCF, take such action as is required to maintain the Trustee’s security interest in the Permitted Investments credited to the Series 2009-3 Cash Collateral Account. ABRCF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the purchase price of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Series 2009-3 Cash Collateral Account shall remain uninvested.

(g) Earnings from Series 2009-3 Cash Collateral Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2009-3 Cash Collateral Account shall be deemed to be on deposit therein and available for distribution.

(h) Series 2009-3 Cash Collateral Account Surplus. In the event that the Series 2009-3 Cash Collateral Account Surplus on any Distribution Date (or, after the Series 2009-3 Letter of Credit Termination Date, on any date) is greater than zero, the Trustee, acting in accordance with the written instructions of the Administrator, shall withdraw from the Series 2009-3 Cash Collateral Account an amount equal to the Series 2009-3 Cash Collateral Account Surplus and shall pay such amount: first, to the Series 2009-3 Letter of Credit Providers to the extent of any unreimbursed drawings under the related Series 2009-3 Reimbursement Agreement, for application in accordance with the provisions of the related Series 2009-3 Reimbursement Agreement, and, second, to ABRCF any remaining amount.

(i) Termination of Series 2009-3 Cash Collateral Account. Upon the termination of this Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of the Administrator, after the prior payment of all amounts owing to the Series 2009-3 Noteholders and payable from the Series 2009-3 Cash Collateral Account as provided herein, shall withdraw from the Series 2009-3 Cash Collateral Account all amounts on deposit therein (to the extent not withdrawn pursuant to Section 3.8(h) above) and shall pay such amounts: first, to the Series 2009-3 Letter of Credit Providers to the extent of any unreimbursed drawings under the related Series 2009-3 Reimbursement Agreement, for application in accordance with the provisions of the related Series 2009-3 Reimbursement Agreement, and, second, to ABRCF any remaining amount.

(j) Termination Date Demands on the Series 2009-3 Letters of Credit. Prior to 10:00 a.m. (New York City time) on the Business Day immediately succeeding the Series 2009-3 Letter of Credit Termination Date, the Administrator shall determine the Series 2009-3 Demand Note Payment Amount as of the Series 2009-3 Letter of Credit Termination Date. If the Series 2009-3 Demand Note Payment Amount is greater than zero, then the Administrator shall instruct the Trustee in writing to draw on the Series 2009-3 Letters of Credit. Upon receipt of any such notice by the Trustee on or prior to 11:00 a.m. (New York City time) on a Business Day, the Trustee shall, by 12:00 noon (New York City time) on such Business Day draw an amount equal to the lesser of (i) the excess of the Series 2009-3 Demand Note Payment Amount over the Series 2009-3 Available Reserve Account Amount (prior to giving effect to any transfer to the Series 2009-3 Cash Collateral Account pursuant to Section 3.7(e) on such date) and (ii) the Series 2009-3 Letter of Credit Liquidity Amount on the Series 2009-3 Letters of Credit by presenting to each Series 2009-3 Letter of Credit Provider a Certificate of Termination Date Demand; provided, however, that if the Series 2009-3 Cash Collateral Account has been established and funded, the Trustee shall draw an amount equal to the product of (a) 100% minus the Series 2009-3 Cash Collateral Percentage and (b) the lesser of the amounts referred to in clause (i) or (ii) on such Business Day on the Series 2009-3 Letters of Credit as calculated by the Administrator and provided in writing to the Trustee. The Trustee shall cause the Termination Date Disbursement to be deposited in the Series 2009-3 Cash Collateral Account.

Section 3.9. Series 2009-3 Distribution Account.

(a) Establishment of Series 2009-3 Distribution Account. The Trustee shall establish and maintain in the name of the Series 2009-3 Agent for the benefit of the Series 2009-3 Noteholders, or cause to be established and maintained, an account (the “Series 2009-3 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2009-3 Noteholders. The Series 2009-3 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2009-3 Distribution Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depositary institution or trust company shall be reduced to below “BBB-” by Standard & Poor’s or “Baa3” by Moody’s, then ABRCF shall, within 30 days of such reduction, establish a new Series 2009-3 Distribution Account with a new Qualified Institution. If the Series 2009-3 Distribution Account is not maintained in accordance with the previous sentence, ABRCF shall establish a new Series 2009-3 Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Series 2009-3 Agent in writing to transfer all cash and investments from the non-qualifying Series 2009-3 Distribution Account into the new Series 2009-3 Distribution Account. Initially, the Series 2009-3 Distribution Account will be established with The Bank of New York Mellon.

(b) Administration of the Series 2009-3 Distribution Account. The Administrator may instruct the institution maintaining the Series 2009-3 Distribution Account to invest funds on deposit in the Series 2009-3 Distribution Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2009-3 Distribution Account is held with the Paying Agent, then such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Series 2009-3 Distribution Account and any such Permitted Investments that constitute (i) physical property (and that is not either a United States security entitlement or a security entitlement) shall be physically delivered to the Trustee; (ii) United States security entitlements or security entitlements shall be controlled (as defined in Section 8-106 of the New York UCC) by the Trustee pending maturity or disposition, and (iii) uncertificated securities (and not United States security entitlements) shall be delivered to the Trustee by causing the Trustee to become the registered holder of such securities. The Trustee shall, at the expense of ABRCF, take such action as is required to maintain the Trustee’s security interest in the Permitted Investments credited to the Series 2009-3 Distribution Account. ABRCF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of purchase price of such Permitted Investments. In the absence of written investment instructions hereunder, funds on deposit in the Series 2009-3 Distribution Account shall remain uninvested.

(c) Earnings from Series 2009-3 Distribution Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2009-3 Distribution Account shall be deemed to be on deposit and available for distribution.

(d) Series 2009-3 Distribution Account Constitutes Additional Collateral for Series 2009-3 Notes. In order to secure and provide for the repayment and payment of the ABRCF Obligations with respect to the Series 2009-3 Notes, ABRCF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2009-3 Noteholders, all of ABRCF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2009-3 Distribution Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2009-3 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2009-3 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2009-3 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2009-3 Distribution Account Collateral”). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2009-3 Distribution Account and in and to all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2009-3 Distribution Account. The Series 2009-3 Distribution Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 2009-3 Noteholders. The Series 2009-3 Agent hereby agrees (i) to act as the securities intermediary (as defined in Section 8-102(a)(14) of the New York UCC) with respect to the Series 2009-3 Distribution Account; (ii) that its jurisdiction as securities intermediary is New York; (iii) that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Series 2009-3 Distribution Account shall be treated as a financial asset (as defined in Section 8-102(a)(9) of the New York UCC) and (iv) to comply with any entitlement order (as defined in Section 8-102(a)(8) of the New York UCC) issued by the Trustee.

Section 3.10. Series 2009-3 Demand Notes Constitute Additional Collateral for Series 2009-3 Notes. In order to secure and provide for the repayment and payment of the obligations with respect to the Series 2009-3 Notes, ABRCF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2009-3 Noteholders, all of ABRCF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2009-3 Demand Notes; (ii) all certificates and instruments, if any, representing or evidencing the Series 2009-3 Demand Notes; and (iii) all proceeds of any and all of the foregoing, including, without limitation, cash. On the date hereof, ABRCF shall deliver to the Trustee, for the benefit of the Series 2009-3 Noteholders, each Series 2009-3 Demand Note, endorsed in blank. The Trustee, for the benefit of the Series 2009-3 Noteholders, shall be the only Person authorized to make a demand for payments on the Series 2009-3 Demand Notes.

Section 3.11. Series 2009-3 Interest Rate Caps. (a) On the Series 2009-3 Closing Date, ABRCF shall acquire one or more interest rate caps (each a “Series 2009-3 Interest Rate Cap”) from a Qualified Interest Rate Cap Counterparty. On the Series 2009-3 Closing Date, the aggregate notional amount of all Series 2009-3 Interest Rate Caps shall equal the Series

2009-3 Maximum Invested Amount, and the aggregate notional amount of all Series 2009-3 Interest Rate Caps may be reduced pursuant to the related Series 2009-3 Interest Rate Cap to the extent that the Series 2009-3 Maximum Invested Amount is reduced after the Series 2009-3 Closing Date. ABRCF shall acquire one or more additional Series 2009-3 Interest Rate Caps in connection with any increase of the Series 2009-3 Maximum Invested Amount such that the aggregate notional amounts of all Series 2009-3 Interest Rate Caps shall equal the Series 2009-3 Maximum Invested Amount after giving effect to such increase. The strike rate of each Series 2009-3 Interest Rate Cap shall not be greater than 5.0%. Each Series 2009-3 Interest Rate Cap shall have a term that shall extend to at least the Series 2009-3 Termination Date.

(b) If, at any time, an Interest Rate Cap Counterparty is not a Qualified Interest Rate Cap Counterparty, then ABRCF shall cause the Interest Rate Cap Counterparty within 30 Business Days following such occurrence, at the Interest Rate Cap Counterparty’s expense, to do one of the following (the choice of such action to be determined by the Interest Rate Cap Counterparty) (i) obtain a replacement interest rate cap on the same terms as the Series 2009-3 Interest Rate Cap from a Qualified Interest Rate Cap Counterparty and simultaneously with such replacement ABRCF shall terminate the Series 2009-3 Interest Rate Cap being replaced, (ii) obtain a guaranty from, or contingent agreement of, another person who qualifies as a Qualified Interest Rate Cap Counterparty to honor the Interest Rate Cap Counterparty’s obligations under the Series 2009-3 Interest Rate Cap in form and substance satisfactory to the Administrative Agent or (iii) post and maintain collateral satisfactory to the Administrative Agent; provided that no termination of the Series 2009-3 Interest Rate Cap shall occur until ABRCF has entered into a replacement Interest Rate Cap.

(c) To secure payment of all obligations to the Series 2009-3 Noteholders, ABRCF grants a security interest in, and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2009-3 Noteholders, all of ABRCF’s right, title and interest in the Series 2009-3 Interest Rate Caps and all proceeds thereof (the “Series 2009-3 Interest Rate Cap Collateral”). ABRCF shall require all Series 2009-3 Interest Rate Cap Proceeds to be paid to, and the Trustee shall allocate all Series 2009-3 Interest Rate Cap Proceeds to, the Series 2009-3 Accrued Interest Account of the Series 2009-3 Collection Account.

Section 3.12. Payments to Funding Agents or Purchaser Groups. Notwithstanding anything to the contrary herein or in the Base Indenture, amounts distributable by ABRCF, the Trustee, the Paying Agent or the Administrative Agent to a Funding Agent for the account of its related Purchaser Group (or amounts distributable by any such Person directly to such Purchaser Group) shall be paid by wire transfer of immediately available funds no later than 3:00 p.m. (New York time) for credit to the account or accounts designated by such Funding Agent. Notwithstanding the foregoing, the Administrative Agent shall not be so obligated unless the Administrative Agent shall have received the funds by 12:00 noon (New York City time).

ARTICLE IV

AMORTIZATION EVENTS

In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture, any of the following shall be an Amortization Event with respect to the Series 2009-3

Notes and collectively shall constitute the Amortization Events set forth in Section 9.1(n) of the Base Indenture with respect to the Series 2009-3 Notes (without notice or other action on the part of the Trustee or any holders of the Series 2009-3 Notes):

(a) a Series 2009-3 Enhancement Deficiency shall occur and continue for at least two (2) Business Days; provided, however, that such event or condition shall not be an Amortization Event if during such two (2) Business Day period such Series 2009-3 Enhancement Deficiency shall have been cured in accordance with the terms and conditions of the Indenture and the Related Documents;

(b) either the Series 2009-3 Liquidity Amount shall be less than the Series 2009-3 Required Liquidity Amount or the Series 2009-3 Available Reserve Account Amount shall be less than the Series 2009-3 Required Reserve Account Amount for at least two (2) Business Days; provided, however, that such event or condition shall not be an Amortization Event if during such two (2) Business Day period such insufficiency shall have been cured in accordance with the terms and conditions of the Indenture and the Related Documents;

(c) an AESOP I Operating Lease Vehicle Deficiency shall occur and continue for at least two (2) Business Days;

(d) the Collection Account, the Series 2009-3 Collection Account, the Series 2009-3 Excess Collection Account or the Series 2009-3 Reserve Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Liens permitted under the Related Documents);

(e) all principal of and interest on the Series 2009-3 Notes is not paid on the Series 2009-3 Expected Final Distribution Date;

(f) any Series 2009-3 Letter of Credit shall not be in full force and effect for at least two (2) Business Days and (x) either a Series 2009-3 Enhancement Deficiency would result from excluding such Series 2009-3 Letter of Credit from the Series 2009-3 Enhancement Amount or (y) the Series 2009-3 Liquidity Amount, excluding therefrom the available amount under such Series 2009-3 Letter of Credit, would be less than the Series 2009-3 Required Liquidity Amount;

(g) from and after the funding of the Series 2009-3 Cash Collateral Account, the Series 2009-3 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Liens permitted under the Related Documents) for at least two (2) Business Days and either (x) a Series 2009-3 Enhancement Deficiency would result from excluding the Series 2009-3 Available Cash Collateral Account Amount from the Series 2009-3 Enhancement Amount or (y) the Series 2009-3 Liquidity Amount, excluding therefrom the Series 2009-3 Available Cash Collateral Amount, would be less than the Series 2009-3 Required Liquidity Amount;

(h) an Event of Bankruptcy shall have occurred with respect to any Series 2009-3 Letter of Credit Provider or any Series 2009-3 Letter of Credit Provider repudiates its Series 2009-3 Letter of Credit or refuses to honor a proper draw thereon and either (x) a Series 2009-3 Enhancement Deficiency would result from excluding such Series 2009-3 Letter of Credit from the Series 2009-3 Enhancement Amount or (y) the Series 2009-3 Liquidity Amount, excluding therefrom the available amount under such Series 2009-3 Letter of Credit, would be less than the Series 2009-3 Required Liquidity Amount;

(i) the occurrence of an Event of Bankruptcy with respect to ABG or any Permitted Sublessee;

(j) a Change in Control shall have occurred;

(k) ABRCF shall fail to acquire or maintain in force Series 2009-3 Interest Rate Caps at the times and in the notional amounts required by the terms of Section 3.11;

(l) an Amortization Event shall have occurred with respect to the Series 2008-1 Notes (as such term is defined in the Series 2008-1 Supplement);

(m) the occurrence and continuation of an “event of default” under the Credit Agreement or any Replacement Credit Agreement, without giving effect to any waiver of any such event of default that is not approved in writing by the Requisite Noteholders and provided that, for purposes of this Supplement, the event of default set forth in Section 8(e) of the Credit Agreement shall survive the termination of the Credit Agreement; and

(n) (i) the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of ABCR ending with any fiscal quarter set forth below (commencing with the fiscal quarter ending June 30, 2010) shall exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter ending	Consolidated Leverage Ratio
June 30, 2010	5.25 to 1.00
June 30, 2011 and thereafter	4.75 to 1.00

or (ii) the Consolidated EBITDA as at the last day of any period of four consecutive fiscal quarters of ABCR ending with any fiscal quarter set forth below (commencing with the fiscal quarter ending December 31, 2009), shall be less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter ending	Consolidated EBITDA
December 31, 2009	$155,000,000
March 31, 2010 and thereafter	$175,000,000

In the case of any event described in clause (j), (k), (l), (m) or (n) above, an Amortization Event shall have occurred with respect to the Series 2009-3 Notes only if either the Trustee or the Requisite Noteholders declare that an Amortization Event has occurred. In the case of an event described in clause (a), (b), (c), (d), (e), (f), (g), (h) or (i) an Amortization Event with respect to the Series 2009-3 Notes shall have occurred without any notice or other action on the part of the Trustee or any Series 2009-3 Noteholders, immediately upon the occurrence of such event. Amortization Events with respect to the Series 2009-3 Notes described in clause (a), (b), (c), (d), (e), (f), (g), (h) or (i) may be waived with the written consent of the Purchaser Groups having Commitment Percentages aggregating 100%. Amortization Events with respect to the Series 2009-3 Notes described in clause (j), (k), (l), (m) or (n) above may be waived in accordance with Section 9.5 of the Base Indenture.

ARTICLE V

RIGHT TO WAIVE PURCHASE RESTRICTIONS

Notwithstanding any provision to the contrary in the Indenture or the Related Documents, upon the Trustee’s receipt of notice from any Lessee, any Borrower or ABRCF that the Lessees, the Borrowers and ABRCF have determined to increase any Series 2009-3 Maximum Amount or the percentage set forth in clause (y) of any of paragraphs (ii), (iii), (iv), (v), (vi) or (vii) of the definition of Series 2009-3 Incremental Enhancement Amount, (such notice, a “Waiver Request”), each Series 2009-3 Noteholder may, at its option, waive any Series 2009-3 Maximum Amount or any increase in the Series 2009-3 Required Enhancement Amount based upon clause (y) of any of paragraphs (ii), (iii), (iv), (v), (vi) or (vii) of the definition of the Series 2009-3 Incremental Enhancement Amount (collectively, a “Waivable Amount”) if (i) no Amortization Event exists, (ii) the Requisite Noteholders consent to such waiver and (iii) 60 days’ prior written notice of such proposed waiver is provided to the Rating Agencies and Standard & Poor’s by the Trustee.

Upon receipt by the Trustee of a Waiver Request (a copy of which the Trustee shall promptly provide to the Rating Agencies and Standard & Poor’s), all amounts which would otherwise be allocated to the Series 2009-3 Excess Collection Account (collectively, the “Designated Amounts”) from the date the Trustee receives a Waiver Request through the Consent Period Expiration Date will be held by the Trustee in the Series 2009-3 Collection Account for ratable distribution as described below.

Within ten (10) Business Days after the Trustee receives a Waiver Request, the Trustee shall furnish notice thereof to the Administrative Agent, which notice shall be accompanied by a form of consent (each a “Consent”) in the form of Exhibit C hereto by which the Series 2009-3 Noteholders may, on or before the Consent Period Expiration Date, consent to waiver of the applicable Waivable Amount. Upon receipt of notice of a Waiver Request, the Administrative Agent shall forward a copy of such request together with the Consent to the

Funding Agent with respect to each Purchaser Group. If the Trustee receives the Consents from the Requisite Noteholders agreeing to waiver of the applicable Waivable Amount within forty-five (45) days after the Trustee notifies the Administrative Agent of a Waiver Request (the day on which such forty-five (45) day period expires, the “Consent Period Expiration Date”), (i) the applicable Waivable Amount shall be deemed waived by the consenting Series 2009-3 Noteholders, (ii) the Trustee will distribute the Designated Amounts as set forth below and (iii) the Trustee shall promptly (but in any event within two days) provide the Rating Agencies and Standard & Poor’s with notice of such waiver. Any Purchaser Group from whom the Trustee has not received a Consent on or before the Consent Period Expiration Date will be deemed not to have consented to such waiver.

If the Trustee receives Consents from the Requisite Noteholders on or before the Consent Period Expiration Date, then on the immediately following Distribution Date, upon receipt of written direction from the Administrator the Trustee will pay the Designated Amounts to the Administrative Agent for the accounts of the non-consenting Purchaser Groups. Upon the receipt of funds from the Trustee pursuant to this Article V, the Administrative Agent shall pay the Designated Amounts as follows:

(i) to each Funding Agent with respect to a non-consenting Purchaser Group, such Purchaser Group’s pro rata share based on the Purchaser Group Invested Amount with respect to such Purchaser Group relative to the Purchaser Group Invested Amount with respect to all non-consenting Purchaser Groups of the Designated Amounts up to the amount required to reduce to zero the Purchaser Group Invested Amounts with respect to all non-consenting Purchaser Groups; and

(ii) any remaining Designated Amounts to the Series 2009-3 Excess Collection Account.

If the amount distributed pursuant to clause (i) of the preceding paragraph is not sufficient to reduce the Purchaser Group Invested Amount with respect to each non-consenting Purchaser Group to zero on the date specified therein, then on each day following such Distribution Date, the Administrator will allocate to the Series 2009-3 Collection Account on a daily basis all Designated Amounts collected on such day. On each following Distribution Date, the Trustee will withdraw such Designated Amounts from the Series 2009-3 Collection Account and deposit the same in the Series 2009-3 Distribution Account for distribution to the Administrative Agent for the accounts of the non-consenting Purchaser Groups. Upon the receipt of funds from the Trustee pursuant to this Article V, the Administrative Agent shall pay the Designated Amounts as follows:

(a) to each Funding Agent with respect to a non-consenting Purchaser Group, such Purchaser Group’s pro rata share based on the Purchaser Group Invested Amount with respect to such Purchaser Group relative to the Purchaser Group Invested Amount with respect to all non-consenting Purchaser Groups of the Designated Amounts in the Series 2009-3 Collection Account as of the applicable Determination Date up to the amount required to reduce to zero the Purchaser Group Invested Amounts with respect to all non-consenting Purchaser Groups; and

(b) any remaining Designated Amounts to the Series 2009-3 Excess Collection Account.

If the Requisite Noteholders do not timely consent to such waiver, the Designated Amounts will be re-allocated to the Series 2009-3 Excess Collection Account for allocation and distribution in accordance with the terms of the Indenture and the Related Documents.

In the event that the Series 2009-3 Amortization Period shall commence after receipt by the Trustee of a Waiver Request, all such Designated Amounts will thereafter be considered Principal Collections allocated to the Series 2009-3 Noteholders.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1. Conditions Precedent to Effectiveness of Supplement. This Supplement shall become effective on the date (the “Effective Date”) on which all of the following conditions precedent shall have been satisfied:

(a) Documents. The Administrative Agent shall have received copies for each CP Conduit Purchaser and the Funding Agent and the APA Banks with respect to such CP Conduit Purchaser, each executed and delivered in form and substance satisfactory to it of (i) the Base Indenture, executed by a duly authorized officer of each of ABRCF and the Trustee, (ii) this Supplement, executed by a duly authorized officer of each of ABRCF, the Administrator, the Trustee, the Administrative Agent, the Funding Agents, the CP Conduit Purchasers and the APA Banks, (iii) each Lease, executed by a duly authorized officer of each of each Lessee party thereto, the Administrator and the Lessor party thereto, (iv) each Sublease, executed by a duly authorized officer of each Lessee party thereto and each Permitted Sublessee party thereto, (v) each Loan Agreement, executed by a duly authorized officer of each of ABRCF, the Lessor party thereto and the Permitted Nominees party thereto, (vi) each Vehicle Title and Lienholder Nominee Agreement, executed by the duly authorized officer of each of the Permitted Nominee party thereto, ABCR, the Lessor party thereto and the Trustee, (vii) the Master Exchange Agreement, executed by a duly authorized officer of each of the Intermediary, AESOP Leasing, ARAC, BRAC and ABCR; (viii) the Escrow Agreement, executed by a duly authorized officer of each of the Intermediary, J.P. Morgan Trust Company, N.A., JPMorgan Chase Bank, N.A., AESOP Leasing, ARAC, BRAC and ABCR; (ix) the Administration Agreement, executed by a duly authorized officer of each of ABCR, AESOP Leasing, AESOP Leasing II, ABRCF, ARAC, BRAC and the Trustee; (x) the Disposition Agent Agreement, dated as of July 23, 2009, executed by a duly authorized officer of each of ABCR, ABRCF, AESOP Leasing, AESOP Leasing II, ARAC, BRAC, Lord Securities Corporation, Fiserv Automotive Solutions, Inc. and the Trustee; (xi) the Back-Up Administration Agreement, dated as of July 23, 2009, executed by a duly authorized officer of each of ABCR, ABRCF, AESOP Leasing, AESOP Leasing II, ARAC, BRAC, the Intermediary, Lord Securities Corporation and the Trustee; (xii) each Series 2009-3 Letter of Credit, if any, executed by a duly authorized officer of the applicable Series 2009-3 Letter of Credit Provider; and (xiii) each Series 2009-3 Interest Rate Cap, executed by a duly authorized officer of ABRCF and the applicable Interest Rate Cap Counterparty satisfying the requirements of Section 3.11(a).

(b) Corporate Documents; Proceedings of ABRCF, the Administrator, the Permitted Nominees, AESOP Leasing, AESOP Leasing II, Original AESOP, ARAC and BRAC. The Administrative Agent shall have received, with a copy for each CP Conduit Purchaser and the Funding Agent and the APA Banks with respect to such CP Conduit Purchaser, from ABRCF, the Administrator, the Permitted Nominees, AESOP Leasing, AESOP Leasing II, Original AESOP, ARAC, ABCR and BRAC true and complete copies of:

(i) to the extent applicable, the certificate of incorporation or certificate of formation, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation or organization, as the case may be, and a certificate of compliance, of status or of good standing, as and to the extent applicable, of each such Person as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction

(ii) a certificate of the Secretary or an Assistant Secretary of such Person, dated on or prior to the Effective Date and certifying (A) that attached thereto is a true and complete copy of the bylaws, limited liability company agreement or partnership agreement of such Person, as the case may be, as in effect on the Series 2009-3 Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that, to the extent applicable, attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to each Funding Agent, of the Board of Directors or Managers of such Person or committees thereof authorizing the execution, delivery and performance of this Supplement and the Series 2009-3 Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate of incorporation or certificate of formation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer or authorized signatory executing this Supplement and any Series 2009-3 Documents or any other document delivered in connection herewith or therewith on behalf of such Person; and

(iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing any certificate pursuant to clause (ii) above that requires the certification set forth in clause (ii)(D) above.

(c) Representations and Warranties. All representations and warranties of each of ABRCF, ABCR, AESOP Leasing, AESOP Leasing II, Original AESOP, each of the Permitted Nominees, each of the Lessees, each of the Permitted Sublessees and the Intermediary contained in each of the Related Documents shall be true and correct as of the Series 2009-3 Closing Date.

(d) No Amortization Event, Potential Amortization Event or AESOP I Operating Lease Vehicle Deficiency. No Amortization Event or Potential Amortization Event in respect of the Series 2009-3 Notes or any other Series of Notes shall exist and no AESOP I Operating Lease Vehicle Deficiency shall exist.

(e) Lien Searches. The Administrative Agent shall have received a written search report listing all effective financing statements that name ABRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, each of the Permitted Nominees or ABCR as debtor or assignor and that are filed in the State of New York, the State of Delaware and in any other jurisdictions that the Administrative Agent determines are necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches showing no such liens that are not permitted by the Base Indenture, this Supplement or the Related Documents.

(f) Legal Opinions. The Administrative Agent shall have received, with a counterpart addressed to each CP Conduit Purchaser and the Funding Agent, the Program Support Provider and the APA Banks with respect to such CP Conduit Purchaser and the Trustee, opinions of counsel required by Section 2.2(f) of the Base Indenture and opinions of counsel with respect to such other matters as may be reasonably requested by any Funding Agent, in form and substance reasonably acceptable to the addressees thereof and their counsel.

(g) Fees and Expenses. The Administrative Agent and each Funding Agent with respect to a CP Conduit Purchaser shall have received payment of all fees, out-of-pocket expenses (including the fees and disbursements of counsel to the Administrative Agent) and other amounts due and payable to the Administrative Agent or such CP Conduit Purchaser or the APA Banks with respect to such CP Conduit Purchaser, as applicable, on or before the Effective Date.

(h) Establishment of Accounts. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Series 2009-3 Collection Account, the Series 2009-3 Reserve Account and the Series 2009-3 Distribution Account shall have been established in accordance with the terms and provisions of the Indenture.

(i) Opinion. The Administrative Agent shall have received, with a counterpart addressed to each CP Conduit Purchaser and the Funding Agent, the Program Support Provider and the APA Banks with respect such CP Conduit Purchaser, an opinion of counsel to the Trustee as to the due authorization, execution and delivery by the Trustee of this Supplement and the due execution, authentication and delivery by the Trustee of the Series 2009-3 Notes.

(j) Rating Letters. Each Funding Agent shall have received (x) a copy of a letter, in form and substance satisfactory to such Funding Agent, from Moody’s stating that the long-term rating of “Aa2” has been assigned by Moody’s to the Series 2009-3 Notes, (y) a copy of a letter, in form and substance satisfactory to such Funding Agent, from each of Moody’s and Standard & Poor’s stating that the issuance of the Series 2009-3 Notes will not result in a reduction or withdrawal of the rating (in effect immediately before the issuance of the Series 2009-3 Notes) of any outstanding Series of Notes with respect to which it is a Rating Agency and (z) a letter, in form and substance satisfactory to such Funding Agent, from each of Moody’s and Standard & Poor’s confirming the commercial paper rating of the related CP Conduit Purchaser after giving effect to such CP Conduit Purchaser’s purchase of Series 2009-3 Notes (and any fees of the Rating Agencies in connection with the delivery of such letters shall have been paid by or on behalf of ABRCF).

(k) UCC Filings. The Administrative Agent shall have received (i) executed originals of any documents (including, without limitation, financing statements) required to be filed in each jurisdiction necessary to perfect the security interest of the Trustee in the Series 2009-3 Collateral and (ii) evidence reasonably satisfactory to it of each such filing and reasonably satisfactory evidence of the payment of any necessary fee or tax relating thereto.

(l) Proceedings. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by the Related Documents shall be satisfactory in form and substance to each Funding Agent and its counsel.

(m) Series 2009-3 Note. ABRCF shall have issued and directed the Trustee to authenticate, and the Trustee shall have authenticated, a Series 2009-3 Note in the name of each Funding Agent with respect to each Purchaser Group in an amount equal to the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group, and shall have delivered such Series 2009-3 Note to such Funding Agent.

ARTICLE VII

CHANGE IN CIRCUMSTANCES

Section 7.1. Increased Costs. (a) If any Change in Law (except with respect to Taxes which shall be governed by Section 7.2) shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Affected Party or the London interbank market any other condition affecting the Indenture or the Related Documents or the funding of Eurodollar Tranches by such Affected Party;

and the result of any of the foregoing shall be to increase the cost to such Affected Party of making, converting into, continuing or maintaining Eurodollar Tranches (or maintaining its obligation to do so) or to reduce any amount received or receivable by such Affected Party hereunder or in connection herewith (whether principal, interest or otherwise), then ABRCF will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional costs incurred or reduction suffered.

(b) If any Affected Party determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Affected Party’s capital or the capital of any corporation controlling such Affected Party as a consequence of its obligations hereunder to a level below that which such Affected Party or such corporation could have achieved but for such Change in Law (taking into consideration such Affected Party’s or such corporation’s policies with respect to capital adequacy), then from time to time, ABRCF shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for any such reduction suffered.

(c) A certificate of an Affected Party setting forth the amount or amounts necessary to compensate such Affected Party as specified in subsections (a) and (b) of this Section 7.1 shall be delivered to ABRCF (with a copy to the Administrative Agent and the Funding Agent with respect to such Affected Party) and shall be conclusive absent manifest error. Any payments made by ABRCF pursuant to this Section 7.1 shall be made solely from funds available in the Series 2009-3 Distribution Account for the payment of Article VII Costs, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against ABRCF to the extent that insufficient funds exist to make such payment. The agreements in this Section 7.1 shall survive the termination of this Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

(d) Failure or delay on the part of an Affected Party to demand compensation pursuant to this Section 7.1 shall not constitute a waiver of such Affected Party’s right to demand such compensation; provided that ABRCF shall not be required to compensate any Affected Party pursuant to this Section 7.1 for any increased costs or reductions incurred more than 270 days prior to the date that such Affected Party notifies ABRCF of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 7.2. Taxes. (a) Any and all payments by or on account of any obligation of ABRCF hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if ABRCF shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) subject to Section 7.2(c) below, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.2) the recipient receives an amount equal to the sum that it would have received had no such deductions been made, (ii) ABRCF shall make such deductions and (iii) ABRCF shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, ABRCF shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) ABRCF shall indemnify the Administrative Agent, each Funding Agent, each Program Support Provider and each member of each Purchaser Group within the later of 10 days after written demand therefor and the Distribution Date next following such demand for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Funding Agent, such Program Support Provider or such member of such Purchaser Group on or with respect to any payment by or on account of any obligation of ABRCF hereunder or under the Indenture (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7.2) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that no Person shall be indemnified pursuant to this Section 7.2(c) or entitled to receive additional amounts under the proviso of Section 7.2(a) to the extent that the reason for such indemnification results from the failure by such Person to comply with the provisions of Section 7.2(e) or (g). A certificate as to the amount of such payment or liability delivered to ABRCF by the Administrative Agent, any Funding Agent, any Program Support Provider or any member of any Purchaser Group shall be conclusive absent manifest error. Any payments made by ABRCF pursuant to this Section 7.2 shall be made solely from funds available in the Series 2009-3 Distribution Account for the payment of Article VII Costs, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against ABRCF to the extent that insufficient funds exist to make such payment. The agreements in this Section shall survive the termination of this Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by ABRCF to a Governmental Authority, ABRCF shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) The Administrative Agent, each Funding Agent, each member of each Purchaser Group and each Program Support Provider, if entitled to an exemption from or reduction of an Indemnified Tax or Other Tax with respect to payments made hereunder or under the Indenture shall (to the extent legally able to do so) deliver to ABRCF (with a copy to the Administrative Agent) such properly completed and executed documentation prescribed by applicable law and reasonably requested by ABRCF on the later of (i) 30 Business Days after such request is made and the applicable forms are provided to the Administrative Agent, such Funding Agent, such member of such Purchaser Group or such Program Support Provider or (ii) thirty (30) Business Days before prescribed by applicable law as will permit such payments to be made without withholding or with an exemption from or reduction of Indemnified Taxes or Other Taxes.

(f) If the Administrative Agent, any Funding Agent, any Program Support Provider or any member of any Purchaser Group receives a refund solely in respect of Indemnified Taxes or Other Taxes, it shall pay over such refund to ABRCF to the extent that it has already received indemnity payments or additional amounts pursuant to this Section 7.2 with respect to such Indemnified Taxes or Other Taxes giving rise to the refund, net of all out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental

Authority with respect to such refund); provided, however, that ABRCF shall, upon request of the Administrative Agent, such Funding Agent, such Program Support Provider or such member of such Purchaser Group, repay such refund (plus interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Funding Agent, such Program Support Provider or such member of such Purchaser Group if the Administrative Agent, such Funding Agent, such Program Support Provider or such member of such Purchaser Group is required to repay such refund to such Governmental Authority. Nothing contained herein shall require the Administrative Agent, any Funding Agent, any Program Support Provider or any member of any Purchaser Group to make its tax returns (or any other information relating to its taxes which it deems confidential) available to ABRCF or any other Person.

(g) The Administrative Agent, each Funding Agent, each Program Support Provider and each member of each Purchaser Group (other than any such entity which is a domestic corporation) shall:

(i) upon or prior to becoming a party hereto, deliver to ABRCF and the Administrative Agent two (2) duly completed copies of IRS Form W-8BEN, W-8ECI or W-9, or successor applicable forms, as the case may be, establishing a complete exemption from withholding of United States federal income taxes or backup withholding taxes with respect to payments under the Series 2009-3 Notes and this Supplement;

(ii) deliver to ABRCF and the Administrative Agent two (2) further copies of any such form or certification establishing a complete exemption from withholding of United States federal income taxes or backup withholding taxes with respect to payments under the Series 2009-3 Notes and this Supplement on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to ABRCF; and

(iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by ABRCF and the Administrative Agent;

unless, in any such case, any change in treaty, law or regulation has occurred after the Series 2009-3 Closing Date (or, if later, the date the Administrative Agent, such Funding Agent, such Program Support Provider or such member of such Purchaser Group becomes an indemnified party hereunder) and prior to the date on which any such delivery would otherwise be required which renders the relevant form inapplicable or which would prevent the Administrative Agent, such Funding Agent, such Program Support Provider or such member of such Purchaser Group from duly completing and delivering the relevant form with respect to it, and the Administrative Agent, such Funding Agent, such Program Support Provider or such member of such Purchaser Group so advises ABRCF and the Administrative Agent.

(h) If a beneficial or equity owner of the Administrative Agent, a Funding Agent, a Program Support Provider or a member of a Purchaser Group (instead of the Administrative Agent, the Funding Agent, the Program Support Provider or the member of the Purchaser Group itself) is required under United States federal income tax law or the terms of a relevant treaty to provide IRS Form W-8BEN, W-8ECI or W-9, or any successor applicable forms, as the case may be, in order to claim an exemption from withholding of United States federal income taxes or backup withholding taxes, then each such beneficial owner or equity owner shall be considered to be the Administrative Agent, a Funding Agent, a Program Support Provider or a member of a Purchaser Group for purposes of Section 7.2(g).

Section 7.3. Break Funding Payments. ABRCF agrees to indemnify each Purchaser Group and to hold each Purchaser Group harmless from any loss or expense which such Purchaser Group may sustain or incur as a consequence of (a) the failure by ABRCF to accept any Increase after ABRCF has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, (b) the conversion into or continuation of a CP Tranche or a Eurodollar Tranche that occurs other than on the last day of the applicable CP Rate Period or Eurodollar Period, (c) default by ABRCF in making any prepayment in connection with a Decrease after ABRCF has given irrevocable notice thereof in accordance with the provisions of Section 2.5 or (d) the making of a prepayment of a CP Tranche or a Eurodollar Tranche (including, without limitation, any Decrease) prior to the termination of the CP Rate Period for such CP Tranche or the Eurodollar Period for such Eurodollar Tranche, as the case may be, or the making of a Decrease on a date other than as specified in any notice of a Decrease or in a greater amount than contained in any notice of a Decrease. Such indemnification shall include an amount determined by the Funding Agent with respect to such Purchaser Group and shall equal (a) in the case of the losses or expenses associated with a CP Tranche or a Eurodollar Tranche, either (x) the excess, if any, of (i) such Purchaser Group’s cost of funding the amount so prepaid or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the CP Rate Period or the Eurodollar Period (or in the case of a failure to borrow, convert or continue, the CP Rate Period or the Eurodollar Period that would have commenced on the date of such prepayment or of such failure), as the case may be, over (ii) the amount of interest earned by such Purchaser Group upon redeployment of an amount of funds equal to the amount prepaid or not borrowed, converted or continued for a comparable period or (y) if such Purchaser Group is able to terminate the funding source before its scheduled maturity, any costs associated with such termination and (b) in the case of the losses or expenses incurred by a Pooled Funding CP Conduit Purchaser, the losses and expenses incurred by such Pooled Funding CP Conduit Purchaser in connection with the liquidation or reemployment of deposits or other funds acquired by such Pooled Funding CP Conduit Purchaser as a result of the failure to accept an Increase, a default in the making of a Decrease or the making of a Decrease in an amount or on a date not contained in a notice of a Decrease. Notwithstanding the foregoing, any payments made by ABRCF pursuant to this subsection shall be made solely from funds available in the Series 2009-3 Distribution Account for the payment of Article VII Costs, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against ABRCF to the extent that such funds are insufficient to make such payment. This covenant shall survive the termination of this Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Funding Agent on behalf of a Purchaser Group to ABRCF shall be conclusive absent manifest error.

Section 7.4. Alternate Rate of Interest. If prior to the commencement of any Eurodollar Period:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Eurodollar Period, or

(b) the Administrative Agent is advised by any APA Bank that the Adjusted LIBO Rate for such Eurodollar Period will not adequately and fairly reflect the cost to such APA Bank of making or maintaining the Eurodollar Tranches during such Eurodollar Period, then the Administrative Agent shall promptly give telecopy or telephonic notice thereof to ABRCF and the Trustee, whereupon until the Administrative Agent notifies ABRCF and the Trustee that the circumstances giving rise to such notice no longer exist, the Available APA Bank Funding Amount with respect to any Purchaser Group (in the case of clause (a) above) or with respect to the related Purchaser Group (in the case of clause (b) above) shall not be allocated to any Eurodollar Tranche.

Section 7.5. Mitigation Obligations. If an Affected Party requests compensation under Section 7.1, or if ABRCF is required to pay any additional amount to any Purchaser Group or any Governmental Authority for the account of any Purchaser Group pursuant to Section 7.2, then, upon written notice from ABRCF, such Affected Party or Purchaser Group, as the case may be, shall use commercially reasonable efforts to designate a different lending office for funding or booking its obligations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, which pays a price for such assignment which is acceptable to such Purchaser Group and its assignee, in the judgment of such Affected Party or Purchaser Group, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 7.1 or 7.2, as the case may be, in the future and (ii) would not subject such Affected Party or Purchaser Group to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Party or Purchaser Group. ABRCF hereby agrees to pay all reasonable costs and expenses incurred by such Affected Party or Purchaser Group in connection with any such designation or assignment.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES, COVENANTS

Section 8.1. Representations and Warranties of ABRCF and the Administrator. (a) ABRCF and the Administrator each hereby represents and warrants to the Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser and each APA Bank that:

(i) each and every of their respective representations and warranties contained in the Related Documents is true and correct as of the Series 2009-3 Closing Date and true and correct in all material respects (other than any such representation or warranty that is qualified by materiality, which shall be true and correct) as of the date of each Increase; and

(ii) as of the Series 2009-3 Closing Date, they have not engaged, in connection with the offering of the Series 2009-3 Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(b) ABRCF hereby represents and warrants to the Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser and each APA Bank that each of the Series 2009-3 Notes has been duly authorized and executed by ABRCF and when duly authenticated by the Trustee and delivered to the Funding Agents in accordance with the terms of this Supplement will constitute legal, valid and binding obligations of ABRCF enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws relating to or affecting generally the enforcement of creditors’ rights or by general equitable principles.

Section 8.2. Covenants of ABRCF and the Administrator. ABRCF and the Administrator hereby agree, in addition to their obligations hereunder, that:

(a) they shall observe in all material respects each and every of their respective covenants (both affirmative and negative) contained in the Base Indenture and all other Related Documents to which each is a party;

(b) they shall afford each Funding Agent with respect to a Purchaser Group, the Trustee or any representatives of any such Funding Agent or the Trustee access to all records relating to the Leases, the Subleases, the Vehicles, the Manufacturer Programs and the Loan Agreements at any reasonable time during regular business hours, upon reasonable prior notice (and with one Business Day’s prior notice if an Amortization Event with respect to the Series 2009-3 Notes shall have been deemed to have occurred or shall have been declared to have occurred), for purposes of inspection and shall permit such Funding Agent, the Trustee or any representative of such Funding Agent or the Trustee to visit any of ABRCF’s or the Administrator’s, as the case may be, offices or properties during regular business hours and as often as may reasonably be desired to discuss the business, operations, properties, financial and other conditions of ABRCF or the Administrator with their respective officers and employees and with their independent certified public accountants;

(c) they shall promptly provide such additional financial and other information with respect to the Related Documents, ABRCF, the Lessors, the Permitted Nominees, the Lessees, the Permitted Sublessees, the Related Documents or the Manufacturer Programs as the Administrative Agent may from time to time reasonably request;

(d) they shall provide to the Administrative Agent simultaneously with delivery to the Trustee copies of information furnished to the Trustee or ABRCF pursuant to the Related Documents as such information relates to all Series of Notes generally or specifically to the Series 2009-3 Notes or the Series 2009-3 Collateral. The Administrative Agent shall distribute to the Funding Agents copies of all information delivered to it pursuant to this Section 8.2(d);

(e) they shall not agree to any amendment to the Base Indenture or any other Related Document, which amendment requires the consent of the Requisite Investors, without having received the prior written consent of the Requisite Noteholders;

(f) they shall not agree to any replacement or successor to the Intermediary or the addition of any new Manufacturer as an Eligible Program Manufacturer, in each case without having received the prior written consent of the Requisite Noteholders;

(g) they shall not permit the aggregate Capitalized Cost for all Vehicles purchased in any model year that are not subject to a Manufacturer Program to exceed 85% of the aggregate MSRP (Manufacturer Suggested Retail Price) of all such Vehicles; provided, however, that they shall not modify the customary buying patterns or purchasing criteria used by the Administrator and its Affiliates with respect to the Vehicles if the primary purpose of such modification is to comply with this covenant;

(h) with respect to any Replacement Credit Agreement, they will provide notice of such Replacement Credit Agreement, together with a copy of the proposed Replacement Credit Agreement, to Moody’s and Standard & Poor’s no less than ten (10) days prior to the anticipated effective date for such Replacement Credit Agreement;

(i) they shall provide to the Administrative Agent and each Funding Agent, on each Determination Date, a calculation of the Series 2009-3 Standard & Poor’s Enhancement Percentage, the Series 2009-3 Incremental Enhancement Amount, the Standard & Poor’s Excluded Receivable Amount, the Series 2009-3 Standard & Poor’s Enhancement Amount and the Series 2009-3 Standard & Poor’s Additional Enhancement Amount, in each case, as of the last day of the Related Month with respect to such Determination Date; and

(j) they shall provide the Administrative Agent with ten days’ prior notice of any appointment of an Independent Manager in accordance with the ABRCF Limited Liability Company Agreement; provided that if such appointment is to fill a vacancy, such notice shall only be required to be given as promptly as possible.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1. Appointment. Each of the CP Conduit Purchasers, the APA Banks and the Funding Agents hereby irrevocably designates and appoints the Administrative Agent as the agent of such Person under this Supplement and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Supplement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Supplement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Supplement, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any CP Conduit Purchaser, any APA

Bank or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Supplement or otherwise exist against the Administrative Agent.

Section 9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 9.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Base Indenture, this Supplement or any other Related Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the CP Conduit Purchasers, the APA Banks or the Funding Agents for any recitals, statements, representations or warranties made by ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary, the Administrator or any officer thereof contained in this Supplement or any other Related Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Supplement or any other Related Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Supplement, any other Related Document, or for any failure of any of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary or the Administrator to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any CP Conduit Purchaser, any APA Bank or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Supplement, any other Related Document or to inspect the properties, books or records of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary or the Administrator.

Section 9.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to ABRCF or the Administrator), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the registered holder of any Series 2009-3 Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Supplement or any other Related Document unless it shall first receive such advice or concurrence of the Requisite Noteholders, as it deems appropriate or it shall first be indemnified to its satisfaction by the Funding Agents against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Supplement and the other Related Documents in accordance with a request of the Requisite Noteholders (unless, in the case of any action relating to the giving of consent hereunder, the giving of such consent requires the consent of all Series 2009-3 Noteholders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the CP Conduit Purchasers, the APA Banks and the Funding Agents.

Section 9.5. Notice of Administrator Default or Amortization Event or Potential Amortization Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event or any Administrator Default unless the Administrative Agent has received written notice from a CP Conduit Purchaser, an APA Bank, a Funding Agent, ABRCF or the Administrator referring to the Indenture or this Supplement, describing such Amortization Event or Potential Amortization Event, or Administrator Default and stating that such notice is a “notice of an Amortization Event or Potential Amortization Event” or “notice of an Administrator Default,” as the case may be. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Funding Agents, the Trustee, ABRCF and the Administrator. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Requisite Noteholders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Purchaser Groups.

Section 9.6. Non-Reliance on the Administrative Agent and Other Purchaser Groups. Each of the CP Conduit Purchasers, the APA Banks and the Funding Agents expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary or the Administrator shall be deemed to constitute any representation or warranty by the Administrative Agent to any such Person. Each of the CP Conduit Purchasers, the APA Banks and the Funding Agents represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other CP Conduit Purchaser, APA Bank or Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary and the Administrator and made its own decision to enter into this Supplement. Each of the CP Conduit Purchasers, the APA Banks and the Funding Agents also represents that it will, independently and without reliance upon the Administrative Agent or any other CP Conduit Purchaser, APA Bank or Funding Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Supplement and the other Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary and the Administrator. Except for notices, reports and other documents expressly required to be furnished to the Funding Agents by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any CP Conduit Purchaser, any APA Bank or any Funding Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary or the Administrator which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 9.7. Indemnification. Each of the APA Banks in a Purchaser Group agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by ABRCF and the Administrator and without limiting the obligation of ABRCF and the Administrator to do so), ratably according to their respective Commitment Percentages (or, if indemnification is sought after the date upon which the Commitments shall have terminated, ratably in accordance with their respective Purchaser Group Invested Amounts) in effect on the date on which indemnification is sought under this Section 9.7 (or if indemnification is sought after the date upon which the Commitments shall have terminated and the Purchaser Group Invested Amounts shall have been reduced to zero, ratably in accordance with their Commitment Percentages immediately prior to their termination) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Supplement, any of the other Related Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no APA Bank or Funding Agent shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

Section 9.8. The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with ABRCF, the Administrator or any of their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Series 2009-3 Note held by the Administrative Agent, the Administrative Agent shall have the same rights and powers under this Supplement and the other Related Documents as any APA Bank or Funding Agent and may exercise the same as though it were not the Administrative Agent, and the terms “APA Bank,” and “Funding Agent” shall include the Administrative Agent in its individual capacity.

Section 9.9. Resignation of Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time by giving 30 days’ notice to the Funding Agents, the Trustee, ABRCF and the Administrator. If DBNY shall resign as Administrative Agent under this Supplement, then the Requisite Noteholders shall appoint a successor administrative agent from among the Funding Agents, which successor administrative agent shall be approved by ABRCF and the Administrator (which approval shall not be unreasonably withheld or delayed) whereupon such successor agent shall succeed to the rights, powers, and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former

Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Supplement. If no successor administrative agent has accepted appointment as Administrative Agent prior to the effective date of the resignation of the Administrative Agent, the retiring Administrative Agent may appoint, after consulting with the Funding Agents, the Administrator and ABRCF, a successor Administrative Agent from among the Funding Agents. If no successor Administrative Agent has accepted appointment by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Administrator shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Noteholders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Supplement.

ARTICLE X

THE FUNDING AGENTS

Section 10.1. Appointment. Each CP Conduit Purchaser and each APA Bank with respect to such CP Conduit Purchaser hereby irrevocably designates and appoints the Funding Agent set forth next to such CP Conduit Purchaser’s name on Schedule I as the agent of such Person under this Supplement and irrevocably authorizes such Funding Agent, in such capacity, to take such action on its behalf under the provisions of this Supplement and to exercise such powers and perform such duties as are expressly delegated to such Funding Agent by the terms of this Supplement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Supplement, each Funding Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any CP Conduit Purchaser or APA Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Supplement or otherwise exist against each Funding Agent.

Section 10.2. Delegation of Duties. Each Funding Agent may execute any of its duties under this Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible to the CP Conduit Purchaser or any APA Bank in its Purchaser Group for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

Section 10.3. Exculpatory Provisions. Each Funding Agent and any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Base Indenture, this Supplement or any other Related Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the CP Conduit Purchasers and/or APA Banks for any recitals, statements, representations or warranties made by ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary, the Administrator, the Administrative

Agent, or any officer thereof contained in this Supplement or any other Related Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Funding Agent under or in connection with, this Supplement or any other Related Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Supplement, any other Related Document, or for any failure of any of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary, the Administrative Agent, or the Administrator to perform its obligations hereunder or thereunder. Each Funding Agent shall not be under any obligation to the CP Conduit Purchaser or any APA Bank in its Purchaser Group to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Supplement, any other Related Document or to inspect the properties, books or records of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary, the Administrative Agent, or the Administrator.

Section 10.4. Reliance by Each Funding Agent. Each Funding Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to ABRCF or the Administrator), independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall be fully justified in failing or refusing to take any action under this Supplement or any other Related Document unless it shall first receive such advice or concurrence of the Related Purchaser Group, as it deems appropriate or it shall first be indemnified to its satisfaction by the Related Purchaser Group against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

Section 10.5. Notice of Administrator Default or Amortization Event or Potential Amortization Event. Each Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event or any Administrator Default unless such Funding Agent has received written notice from a CP Conduit Purchaser, an APA Bank, ABRCF, the Administrative Agent or the Administrator referring to the Indenture or this Supplement, describing such Amortization Event or Potential Amortization Event, or Administrator Default and stating that such notice is a “notice of an Amortization Event or Potential Amortization Event” or “notice of an Administrator Default,” as the case may be. In the event that any Funding Agent receives such a notice, such Funding Agent shall give notice thereof to the CP Conduit Purchaser and APA Banks in its Purchaser Group. Such Funding Agent shall take such action with respect to such event as shall be reasonably directed by the CP Conduit Purchaser and APA Banks in its Purchaser Group, provided that unless and until such Funding Agent shall have received such directions, such Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the CP Conduit Purchaser and APA Banks in its Purchaser Group.

Section 10.6. Non-Reliance on Each Funding Agent and Other Purchaser Groups. Each CP Conduit Purchaser and each of the related APA Banks expressly acknowledge that neither its Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by such Funding

Agent hereinafter taken, including any review of the affairs of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary, the Administrative Agent, or the Administrator shall be deemed to constitute any representation or warranty by such Funding Agent to any such Person. Each CP Conduit Purchaser and each of the related APA Banks represents to its Funding Agent that it has, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary, the Administrative Agent, and the Administrator and made its own decision to enter into this Supplement. Each CP Conduit Purchaser and each of the related APA Banks also represents that it will, independently and without reliance upon its Funding Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Supplement and the other Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other conditions and creditworthiness of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary, the Administrative Agent, and the Administrator.

Section 10.7. Indemnification. Each APA Bank in a Purchaser Group agrees to indemnify its Funding Agent in its capacity as such (to the extent not reimbursed by ABRCF and the Administrator and without limiting the obligation of ABRCF and the Administrator to do so), ratably according to its respective APA Bank Percentage in effect on the date on which indemnification is sought under this Section 10.7 (or if indemnification is sought after the date upon which the Commitments shall have been terminated, ratably in accordance with its APA Bank Percentage at the time of termination) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against such Funding Agent in any way relating to or arising out of this Supplement, any of the other Related Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Funding Agent under or in connection with any of the foregoing; provided that no APA Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such related Funding Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

ARTICLE XI

GENERAL

Section 11.1. Successors and Assigns. (a) This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that ABRCF may not assign or transfer any of its rights under this Supplement without the prior written consent of all of the Series 2009-3 Noteholders, no CP Conduit Purchaser may assign or transfer any of its rights under this Supplement other than in accordance with the Asset Purchase Agreement with respect to such CP Conduit Purchaser or otherwise to the APA Bank with respect to such CP Conduit Purchaser or a Program Support Provider with respect to such CP Conduit Purchaser or pursuant to clause (b) or (e) below of this Section 11.1 and no APA Bank may assign or transfer any of its rights or obligations under this Supplement except to a Program Support Provider or pursuant to clause (c), (d) or (e) below of this Section 11.1.

(b) Without limiting the foregoing, each CP Conduit Purchaser may assign all or a portion of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser and its rights and obligations under this Supplement and any other Related Documents to which it is a party to a Conduit Assignee with respect to such CP Conduit Purchaser. Prior to or concurrently with the effectiveness of any such assignment (or if impracticable, immediately thereafter), the assigning CP Conduit Purchaser shall notify the Administrative Agent, ABRCF, the Trustee and the Administrator thereof. Upon such assignment by a CP Conduit Purchaser to a Conduit Assignee, (A) such Conduit Assignee shall be the owner of the Purchaser Group Invested Amount or such portion thereof with respect to such CP Conduit Purchaser, (B) the related administrative or managing agent for such Conduit Assignee will act as the administrative agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under the other Related Documents, (C) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to such CP Conduit Purchaser herein and in the other Related Documents (including, without limitation, any limitation on recourse against such Conduit Assignee as provided in this paragraph), (D) such Conduit Assignee shall assume all of such CP Conduit Purchaser’s obligations, if any, hereunder or under the Base Indenture or under any other Related Document with respect to such portion of the Purchaser Group Invested Amount and such CP Conduit Purchaser shall be released from such obligations, (E) all distributions in respect of the Purchaser Group Invested Amount or such portion thereof with respect to such CP Conduit Purchaser shall be made to the applicable agent or administrative agent, as applicable, on behalf of such Conduit Assignee, (F) the definitions of the terms “Monthly Funding Costs” and “Discount” shall be determined in the manner set forth in the definition of “Monthly Funding Costs” and “Discount” applicable to such CP Conduit Purchaser on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than such CP Conduit Purchaser), (G) the defined terms and other terms and provisions of this Supplement, the Base Indenture and the other Related Documents shall be interpreted in accordance with the foregoing, and (H) if requested by the Administrative Agent or the agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Administrative Agent or such agent or administrative agent may reasonably request to evidence and give effect to the foregoing. No assignment by any CP Conduit Purchaser to a Conduit Assignee of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser shall in any way diminish the obligations of the APA Bank with respect to such CP Conduit Purchaser under Section 2.3 to fund any Increase.

(c) Any APA Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell all or any part of its rights and obligations under this Supplement and the Series 2009-3 Notes, with the prior written consent of the Administrative Agent, ABRCF and the Administrator (in each case, which consent shall not be unreasonably withheld), to one or more banks (an “Acquiring APA Bank”) pursuant to a transfer supplement, substantially in the form of Exhibit H (the “Transfer Supplement”), executed by such Acquiring

APA Bank, such assigning APA Bank, the Funding Agent with respect to such APA Bank, the Administrative Agent, ABRCF and the Administrator and delivered to the Administrative Agent. Notwithstanding the foregoing, no APA Bank shall so sell its rights hereunder if such Acquiring APA Bank is not an Eligible Assignee.

(d) Any APA Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Participants”) participations in its APA Bank Percentage of the Commitment Amount with respect to it and the other APA Banks included in the related Purchaser Group, its Series 2009-3 Note and its rights hereunder pursuant to documentation in form and substance satisfactory to such APA Bank and the Participant; provided, however, that (i) in the event of any such sale by an APA Bank to a Participant, (A) such APA Bank’s obligations under this Supplement shall remain unchanged, (B) such APA Bank shall remain solely responsible for the performance thereof and (C) ABRCF and the Administrative Agent shall continue to deal solely and directly with such APA Bank in connection with its rights and obligations under this Supplement and (ii) no APA Bank shall sell any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Supplement, the Base Indenture or any Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all APA Banks hereunder. A Participant shall have the right to receive Article VII Costs but only to the extent that the related selling APA Bank would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 7.2, only to the extent such Participant shall have complied with the provisions of Section 7.2(e) and (g) as if such Participant were the Administrative Agent, a Funding Agent, a Program Support Provider or a member of a Purchaser Group.

(e) Any CP Conduit Purchaser and the APA Bank with respect to such CP Conduit Purchaser may at any time sell all or any part of their respective rights and obligations under this Supplement and the Series 2009-3 Notes, with the prior written consent of the Administrative Agent, ABRCF and the Administrator (in each case, which consent shall not be unreasonably withheld), to a multi-seller commercial paper conduit and one or more banks providing support to such multi-seller commercial paper conduit (an “Acquiring Purchaser Group”) pursuant to a transfer supplement, substantially in the form of Exhibit I (the “Purchaser Group Supplement”), executed by such Acquiring Purchaser Group, the Funding Agent with respect to such Acquiring Purchaser Group (including the CP Conduit Purchaser and the APA Banks with respect to such Purchaser Group), such assigning CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser, the Funding Agent with respect to such assigning CP Conduit Purchaser and APA Banks, the Administrative Agent, ABRCF and the Administrator and delivered to the Administrative Agent.

(f) ABRCF authorizes each APA Bank to disclose to any Participant or Acquiring APA Bank (each, a “Transferee”) and any prospective Transferee any and all financial information in such APA Bank’s possession concerning ABRCF, the Collateral, the Administrator and the Related Documents which has been delivered to such APA Bank by ABRCF or the Administrator in connection with such APA Bank’s credit evaluation of ABRCF, the Collateral and the Administrator.

Section 11.2. Securities Law. Each CP Conduit Purchaser and APA Bank hereby represents and warrants to ABRCF that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and has sufficient assets to bear the economic risk of, and sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of, its investment in a Series 2009-3 Note. Each CP Conduit Purchaser and APA Bank agrees that its Series 2009-3 Note will be acquired for investment only and not with a view to any public distribution thereof, and that such CP Conduit Purchaser and APA Bank will not offer to sell or otherwise dispose of its Series 2009-3 Note (or any interest therein) in violation of any of the registration requirements of the Securities Act, or any applicable state or other securities laws. Each CP Conduit Purchaser and APA Bank acknowledges that it has no right to require ABRCF to register its Series 2009-3 Note under the Securities Act or any other securities law. Each CP Conduit Purchaser and APA Bank hereby confirms and agrees that in connection with any transfer by it of an interest in the Series 2009-3 Note, such CP Conduit Purchaser or APA Bank has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Section 11.3. Adjustments; Set-off. (a) If any CP Conduit Purchaser or APA Bank in a Purchaser Group (a “Benefited Purchaser Group”) shall at any time receive in respect of its Purchaser Group Invested Amount any distribution of principal, interest, Commitment Fees or any interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such distribution received by any other Purchaser Group, if any, in respect of such other Purchaser Group’s Purchaser Group Invested Amount, or interest thereon, the APA Banks in such Benefited Purchaser Group shall purchase for cash from the CP Conduit Purchaser or APA Banks in the other Purchaser Group such portion of such other CP Conduit Purchaser’s or APA Banks’ interest in the Series 2009-3 Notes, or shall provide such other CP Conduit Purchaser or APA Bank with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Purchaser Group to share the excess payment or benefits of such collateral or proceeds ratably with the other Purchaser Group; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Purchaser Group, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. ABRCF agrees that any CP Conduit Purchaser or APA Bank so purchasing a portion of another Purchaser Group’s Purchaser Group Invested Amount may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such CP Conduit Purchaser or APA Bank were the direct holder of such portion.

(b) In addition to any rights and remedies of the Purchaser Groups provided by law, each CP Conduit Purchaser and APA Bank shall have the right, without prior notice to ABRCF, any such notice being expressly waived by ABRCF to the extent permitted by applicable law, upon any amount becoming due and payable by ABRCF hereunder or under the Series 2009-3 Notes to set-off and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Purchaser Group to or for the credit or the account of ABRCF. Each CP Conduit Purchaser and APA Bank agrees promptly to notify ABRCF, the Administrator and the Administrative Agent after any such set-off and application made by such CP Conduit Purchaser or APA Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.4. No Bankruptcy Petition. (a) Each of the Administrative Agent, the CP Conduit Purchasers, the APA Banks and the Funding Agents hereby covenants and agrees that, prior to the date which is one year and one day after the later of payment in full of all Series of Notes, it will not institute against, or join any other Person in instituting against, ABRCF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

(b) ABRCF, the Trustee, the Administrative Agent, the Administrator, each CP Conduit Purchaser, each Funding Agent and each APA Bank hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper issued by, or for the benefit of, a CP Conduit Purchaser, it will not institute against, or join any other Person in instituting against, such CP Conduit Purchaser (or the Person issuing Commercial Paper for the benefit of such CP Conduit Purchaser) any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

(c) This covenant shall survive the termination of this Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

Section 11.5. Limited Recourse. (a) Notwithstanding anything to the contrary contained herein, any obligations of each CP Conduit Purchaser hereunder to any party hereto are solely the corporate or limited liability company obligations of such CP Conduit Purchaser and shall be payable at such time as funds are received by or are available to such CP Conduit Purchaser in excess of funds necessary to pay in full all of its outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such CP Conduit Purchaser but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party against a CP Conduit Purchaser shall be subordinated to the payment in full of all of its Commercial Paper.

(b) No recourse under any obligation, covenant or agreement of any CP Conduit Purchaser contained herein shall be had against any incorporator, stockholder, member, officer, director, employee or agent of such CP Conduit Purchaser, its administrative agent, the Funding Agent with respect to such CP Conduit Purchaser or any of their Affiliates by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Supplement is solely a corporate or limited liability company obligation of such CP Conduit Purchaser individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, member, officer, director, employee or agent of such CP Conduit Purchaser, its administrative agent, the Funding Agent with respect to such CP Conduit Purchaser or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such CP Conduit Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such CP Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, member, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Supplement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section 11.5 shall survive termination of this Supplement.

Section 11.6. Costs and Expenses. ABRCF agrees to pay on demand (x) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent) and of each Purchaser Group (including in connection with the preparation, execution and delivery of this Supplement the reasonable fees and disbursements of one counsel, other than counsel to the Administrative Agent, for all such Purchaser Groups) in connection with (i) the preparation, execution and delivery of this Supplement and the other Related Documents and any amendments or waivers of, or consents under, any such documents and (ii) the enforcement by the Administrative Agent or any Funding Agent of the obligations and liabilities of ABRCF, the Lessors, the Lessees, the Permitted Sublessees, the Intermediary and the Administrator under the Indenture, this Supplement, the other Related Documents or any related document and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other Related Documents and (y) all reasonable out of pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent) in connection with the administration of this Supplement and the other Related Documents. Any payments made by ABRCF pursuant to this Section 11.6 shall be made solely from funds available in the Series 2009-3 Distribution Account for the payment of Article VII Costs, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against ABRCF to the extent that insufficient funds exist to make such payment. The agreements in this Section shall survive the termination of this Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

Section 11.7. Exhibits. The following exhibits attached hereto supplement the exhibits included in the Base Indenture.

Exhibit A:	Form of Variable Funding Note
Exhibit B:	Form of Increase Notice
Exhibit C:	Form of Consent
Exhibit D:	Form of Series 2009-3 Demand Note
Exhibit E:	Form of Series 2009-3 Letter of Credit
Exhibit F:	Form of Lease Payment Deficit Notice
Exhibit G:	Form of Demand Notice
Exhibit H:	Form of Transfer Supplement
Exhibit I:	Form of Purchaser Group Supplement
Exhibit J:	Canadian Variable Funding Note Facility Term Sheet

Section 11.8. Ratification of Base Indenture. As supplemented by this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument.

Section 11.9. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 11.10. Governing Law. This Supplement shall be construed in accordance with the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

Section 11.11. Amendments. This Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture; provided, however, that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Supplement, such requirement shall be satisfied if such amendment or modification is consented to by the Requisite Noteholders; provided, further, that any amendment that would materially and adversely affect any Series 2009-3 Noteholder shall also require that Standard & Poor’s has confirmed that such amendment shall not result in a withdrawal or downgrade of the rating of the Commercial Paper issued by any CP Conduit Purchaser whose Commercial Paper is rated by Standard & Poor’s at the time of such amendment.

Section 11.12. Discharge of Indenture. Notwithstanding anything to the contrary contained in the Base Indenture, no discharge of the Indenture pursuant to Section 11.1(b) of the Base Indenture will be effective as to the Series 2009-3 Notes without the consent of the Requisite Noteholders.

Section 11.13. Capitalization of ABRCF. ABRCF agrees that on the Series 2009-3 Closing Date and on the date of any increase in the Series 2009-3 Maximum Invested Amount it will have capitalization in an amount equal to or greater than 3% of the sum of (x) the Series 2009-3 Maximum Invested Amount and (y) the invested amount of each other Series of Notes outstanding on such date.

Section 11.14. Series 2009-3 Demand Notes. Other than pursuant to a demand thereon pursuant to Section 3.5, ABRCF shall not reduce the amount of the Series 2009-3 Demand Notes or forgive amounts payable thereunder so that the outstanding principal amount of the Series 2009-3 Demand Notes after such reduction or forgiveness is less than the Series 2009-3 Letter of Credit Liquidity Amount. ABRCF shall not agree to any amendment of the Series 2009-3 Demand Notes without the consent of the Requisite Noteholders and without first satisfying the Rating Agency Confirmation Condition and the Rating Agency Consent Condition.

Section 11.15. Termination of Supplement. This Supplement shall cease to be of further effect when all outstanding Series 2009-3 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2009-3 Notes which have been replaced or paid) to the Trustee for cancellation and ABRCF has paid all sums payable hereunder and, if the Series 2009-3 Demand Note Payment Amount on the Series 2009-3 Letter of Credit Termination Date was greater than zero, the Series 2009-3 Cash Collateral Account Surplus shall equal zero, the Demand Note Preference Payment Amount shall have been reduced to zero and all amounts have been withdrawn from the Series 2009-3 Cash Collateral Account in accordance with Section 3.8(h).

Section 11.16. Collateral Representations and Warranties of ABRCF. ABRCF hereby represents and warrants to the Trustee, the Administrative Agent, each Funding Agent and each Purchaser Group that:

(a) the Base Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Trustee for the benefit of the Noteholders, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from ABRCF. This Supplement will create a valid and continuing security interest (as defined in the applicable UCC) in the Series 2009-3 Collateral in favor of the Trustee for the benefit of the Series 2009-3 Noteholders, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from ABRCF.

(b) The Collateral and the Series 2009-3 Collateral (in each case, other than the Vehicles) consist of “instruments,” “general intangibles” and “deposit accounts” within the meaning of the applicable UCC.

(c) ABRCF owns and has good and marketable title to the Collateral and the Series 2009-3 Collateral free and clear of any lien, claim or encumbrance of any Person.

(d) With respect to the portion of the Collateral that consists of instruments, all original executed copies of each instrument that constitute or evidence part of the Collateral have been delivered to the Trustee. None of the instruments that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

(e) With respect to the portion of the Collateral that consists of general intangibles, ABRCF has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee under the Base Indenture.

(f) With respect to the portion of the Collateral and the Series 2009-3 Collateral that consists of deposit or securities accounts maintained with a bank other than the Trustee (collectively, the “Bank Accounts”), ABRCF has delivered to the Trustee a fully executed agreement pursuant to which the bank maintaining the Bank Accounts has agreed to comply with all instructions originated by the Trustee directing disposition of the funds in the Bank Accounts without further consent by ABRCF. The Bank Accounts are not in the name of any person other than ABRCF or the Trustee. ABRCF has not consented to the bank maintaining the Bank Accounts to comply with instructions of any person other than the Trustee.

(g) Other than the security interest granted to the Trustee under the Base Indenture and this Supplement, ABRCF has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral or the Series 2009-3 Collateral. ABRCF has not authorized the filing of and is not aware of any financing statements against ABRCF that includes a description of collateral covering the Collateral other than any financing statement under the Base Indenture or that has been terminated. ABRCF is not aware of any judgment or tax lien filings against ABRCF.

(h) ABRCF has not authorized the filing of and is not aware of any financing statements against ABRCF that include a description of collateral covering the Collateral other than any financing statements (i) relating to the security interest granted to the Trustee in the Base Indenture or (ii) that has been terminated.

Section 11.17. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, the Administrative Agent, any Funding Agent, any CP Conduit Purchaser or any APA Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 11.18. Waiver of Setoff. Notwithstanding any other provision of this Supplement or any other agreement to the contrary, all payments to the Administrative Agent, the Funding Agents, the CP Conduit Purchasers and the APA Banks hereunder shall be made without set-off or counterclaim.

Section 11.19. Notices. All notices, requests, instructions and demands to or upon any party hereto to be effective shall be given (i) in the case of ABRCF, the Administrator and the Trustee, in the manner set forth in Section 13.1 of the Base Indenture and (ii) in the case of the Administrative Agent, the CP Conduit Purchasers, the APA Banks and the Funding Agents, in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or three days after being deposited in the mail, postage prepaid, in the case of facsimile notice, when received, or in the case of overnight air courier, one Business Day after the date such notice is delivered to such overnight courier, addressed as follows in the case of the Administrative Agent and to the addresses therefor set forth in Schedule I, in the case of the CP Conduit Purchasers, the APA Banks and the Funding Agents; or to such other address as may be hereafter notified by the respective parties hereto:

Administrative Agent:

Deutsche Bank AG, New York Branch

60 Wall Street, 19th Floor

New York, New York 10005

Attention: Robert Sheldon

Fax: (212) 797-5300

Section 11.20. Confidential Information. (a) The Trustee and each Series 2009-3 Noteholder will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the Trustee or such Series 2009-3 Noteholder in good faith to protect Confidential Information of third parties delivered to such Person; provided, that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys, independent or internal auditors and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.20; (ii) such Person’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.20; (iii) any other Series 2009-3 Noteholder; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire Series 2009-3 Notes in accordance with the requirements of the Indenture to which such Person sells or offers to sell any such Series 2009-3 Note or any part thereof or any participation therein and that agrees to hold confidential the Confidential Information substantially in accordance with this Section 11.20 (or in accordance with such other confidentiality procedures as are acceptable to ABRCF); (v) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, (vii) any reinsurers or liquidity or credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 11.20 (or in accordance with such other confidentiality procedures as are acceptable to ABRCF); (viii) any Person acting as a placement agent or dealer with respect to any commercial paper (provided that any Confidential Information provided to any such placement agent or dealer does not reveal the identity of ABG or any of its Affiliates); (ix) any other Person with the consent of ABRCF; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation, statute or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to ABRCF (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to ABRCF (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (D) if an Amortization Event with respect to the Series 2009-3 Notes has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Series 2009-3 Notes, the Indenture or any other Related Document; and provided, further, however, that delivery to Series 2009-3 Noteholders of any report or information required by the terms of the Indenture to be provided to Series 2009-3 Noteholders shall not be a violation of this Section 11.20. Each Series 2009-3 Noteholder agrees, except as set forth in clauses (v), (vi) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Series 2009-3 Notes or administering its investment in the Series 2009-3 Notes. In the event of any required disclosure of the Confidential Information by such Series 2009-3 Noteholder, such Series 2009-3 Noteholder agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Series 2009-3 Noteholder, by its acceptance of a Series 2009-3 Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 11.20.

(b) For the purposes of this Section 11.20, “Confidential Information” means information delivered to the Trustee or any Series 2009-3 Noteholder by or on behalf of ABRCF in connection with and relating to the transactions contemplated by or otherwise pursuant to the Indenture and the Related Documents; provided, that such term does not include information that: (i) was publicly known or otherwise known to the Trustee or such Series 2009-3 Noteholder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, any Series 2009-3 Noteholder or any person acting on behalf of the Trustee or any Series 2009-3 Noteholder; (iii) otherwise is known or becomes known to the Trustee or any Series 2009-3 Noteholder other than (x) through disclosure by ABRCF or (y) as a result of the breach of a fiduciary duty to ABRCF or a contractual duty to ABRCF; or (iv) is allowed to be treated as non-confidential by consent of ABRCF.

Section 11.21. Information.

(a) The Trustee shall promptly provide to the Administrative Agent a copy of each notice, opinion of counsel, certificate or other item delivered to, or required to be provided by, the Trustee pursuant to this Supplement or any other Related Document.

(b) ABCRF shall promptly provide to the Administrative Agent a copy of the financial information and any other materials required to be delivered to ABCRF pursuant to Section 31.5(i) and (ii) under the Leases. The Administrative Agent shall provide copies of all such information and other materials furnished to it by ABCRF pursuant to this Section 11.21 to each Funding Agent.

Section 11.22. Waiver of Jury Trial, etc. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUPPLEMENT, THE SERIES 2009-3 NOTES OR ANY OTHER SERIES 2009-3 DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS SUPPLEMENT.

Section 11.23. Submission To Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, THE SERIES 2009-3 NOTES OR ANY OTHER SERIES 2009-3 DOCUMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION EACH MAY NOW OR HEREAFTER HAVE, TO THE LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AS WELL AS ANY RIGHT EACH MAY NOW OR HEREAFTER HAVE, TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. NOTHING CONTAINED HEREIN

SHALL PRECLUDE ANY PARTY HERETO FROM BRINGING AN ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, THE SERIES 2009-3 NOTES OR ANY OTHER SERIES 2009-3 DOCUMENT IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION OR PROCEEDING.

IN WITNESS WHEREOF, each of the parties hereto have caused this Supplement to be duly executed by their respective duly authorized officers as of the date above first written.

AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC, as Issuer

By:	/s/ Rochelle Tarlowe
Name: Rochelle Tarlowe
Title: Vice President and Treasurer

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THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Series 2009-3 Agent

By:	/s/ Sally R. Tokich
Name: Sally R. Tokich
Title: Senior Associate

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DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Robert Sheldon
Name: Robert Sheldon
Title: Director

By:	/s/ Daniel Gerber
Name: Daniel Gerber
Title: Director

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AGREED, ACKNOWLEDGED AND CONSENTED:

GEMINI SECURITIZATION CORP., LLC, as a CP Conduit Purchaser under the Series 2009-3 Supplement

By:	/s/ Frank B. Bilotta
Name: Frank B. Bilotta
Title: President

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent and an APA Bank under the Series 2009-3 Supplement

By:	/s/ Robert Sheldon
Name: Robert Sheldon
Title: Director

By:	/s/ Daniel Gerber
Name: Daniel Gerber
Title: Director

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AVIS BUDGET CAR RENTAL, LLC, as Administrator

By:	/s/ Rochelle Tarlowe
Name: Rochelle Tarlowe
Title: Vice President and Treasurer

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SCHEDULE I TO SERIES 2009-3 SUPPLEMENT

	CP Conduit	APA Bank	Funding Agent	APA Bank Percentage	Maximum Purchaser Group Invested Amount	Match Funding	Purchased Percentage
1.	Gemini Securitization Corp., LLC	Deutsche Bank AG, New York Branch	Deutsche Bank AG, New York Branch	100%	$200,000,000	No	100%

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